Exhibit 2.22

MiFID II Product Governance – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties,and professional clients and retail clients, each as defined in Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, as amended (MiFID II); (ii) all channels for distribution to eligible counterparties and professional clients are appropriate; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management and non-advised sales. Any person subsequently offering, selling or recommending the Notes (each a Distributor) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels. The targeted investors are expected to have (1) at least informed knowledge and/or experience with financial products, (2) the ability to bear losses resulting from interest rate changes and no capital loss bearing capacity if held to maturity, (3) a medium risk profile, (4) a return profile preservation, growth and/or income as investment objective and (5) a long term investment horizon.

The Final Terms of Notes will be displayed on the website of the Luxembourg Stock Exchange (www.bourse.lu).

November 27, 2019

27. November 2019

FINAL TERMS

ENDGÜLTIGE BEDINGUNGEN

Fresenius Medical Care AG & Co. KGaA

EUR 500,000,000 1.250% Fixed Rate Euro-Denominated Bonds due November 29, 2029

EUR 500.000.000 1,250% Festverzinsliche auf Euro lautende Schuldverschreibungen fällig 29. November 2029

Series: 4, Tranche 1

Seriennummer: 4, Tranche 1

issued pursuant to the

begeben aufgrund des

EUR 10,000,000,000

Debt Issuance Program

Dated April 30, 2019

vom 30. April 2019

of

der

Fresenius Medical Care AG & Co. KGaA

Issue Price: 99.832%

Ausgabepreis: 99,832%

Issue Date: November 29, 2019

Begebungstag: 29. November 2019

These are the Final Terms of an issue of Notes under the EUR 10,000,000,000 Debt Issuance Program of Fresenius Medical Care AG & Co. KGaA (the Program). These Final Terms have been prepared for the purpose of Article 5 (4) of the Directive 2003/71/EC of the European Parliament and of the Council of November 4, 2003, as amended, and must be read in conjunction with the Base Prospectus dated April 30, 2019 as supplemented by a Supplement dated November 14, 2019 (the Prospectus). Full information on Fresenius Medical Care AG & Co. KGaA and the offer of the Notes is only available on the basis of the combination of the Prospectus and these Final Terms. The Prospectus and any supplement thereto are available for viewing in electronic form on the website of the Luxembourg Stock Exchange (www.bourse.lu) and on the website of Fresenius Medical Care (www.freseniusmedicalcare.com) and copies may be obtained free of charge from Fresenius Medical Care AG & Co. KGaA, Else-Kröner-Str. 1, 61352 Bad Homburg vor der Höhe, Germany. A summary of the individual issue of the Notes is annexed to these Final Terms.

Diese Endgültigen Bedingungen enthalten Angaben zur Emission von Schuldverschreibungen unter dem EUR 10.000.000.000 Debt Issuance Programm der Fresenius Medical Care AG & Co. KGaA (das Programm). Diese Endgültigen Bedingungen wurden für die Zwecke des Artikels 5 Absatz 4 der Richtlinie 2003/71/EG des Europäischen Parlaments und des Rates vom 4. November 2003, in der geänderten Fassung, abgefasst und sind in Verbindung mit dem Basisprospekt vom 30. April 2019 ergänzt durch den Nachtrag vom 14. November 2019 (der Prospekt) zu lesen. Vollständige Informationen über Fresenius Medical Care AG & Co. KGaA und das Angebot der Schuldverschreibungen sind nur verfügbar, wenn die Endgültigen Bedingungen und der Prospekt zusammengenommen werden. Der Prospekt sowie jeder Nachtrag können in elektronischer Form auf der Internetseite der Luxemburger Börse (www.bourse.lu) und der Internetseite von Fresenius Medical Care (www.freseniusmedicalcare.de) eingesehen werden. Kostenlose Kopien sind erhältlich unter Fresenius Medical Care AG & Co. KGaA, Else-Kröner-Str. 1, 61352 Bad Homburg vor der Höhe, Deutschland. Eine Zusammenfassung der einzelnen Emission der Schuldverschreibungen ist diesen Endgültigen Bedingungen beigefügt.

Part I.: TERMS AND CONDITIONS

Teil I: EMISSIONSBEDINGUNGEN

The Terms and Conditions applicable to the Notes (the Conditions) and the English language translation thereof, are as set out below.

Die für die Schuldverschreibungen geltenden Emissionsbedingungen (die Bedingungen) sowie die englischsprachige Übersetzung sind wie nachfolgend aufgeführt.

TERMS AND CONDITIONS	EMISSIONSBEDINGUNGEN

§ 1	§ 1
(CURRENCY, DENOMINATION, FORM)	(WÄHRUNG, STÜCKELUNG, FORM)

(1) Currency; Denomination.	(1) Währung; Stückelung.

This series of Notes (the Notes) of Fresenius Medical Care AG & Co. KGaA (also referred to as the Issuer) is being issued in euro (the Specified Currency) in the aggregate principal amount (subject to § 1(3)) of EUR 500,000,000 (in words: euro five hundred million) in the denomination of EUR 1,000 (the Specified Denomination).

Diese Serie von Schuldverschreibungen (die Schuldverschreibungen) der Fresenius Medica Care AG & Co. KGaA (auch als die Emittentin bezeichnet) wird in Euro (die Festgelegte Währung) im Gesamtnennbetrag (vorbehaltlich § 1(3)) von EUR 500.000.000 (in Worten: Euro fünfhundert Millionen) in einer Stückelung von EUR 1.000 (die Festgelegte Stückelung) begeben.

(2)	Form.	(2)	Form.

	The Notes are being issued in bearer form.		Die Schuldverschreibungen lauten auf den Inhaber.

(3)	Temporary Global Note – Exchange.	(3)	Vorläufige Globalurkunde – Austausch.

	(a)

The Notes are initially represented by a temporary global note (the Temporary Global Note) without coupons. The Temporary Global Note will be exchangeable for Notes in Specified Denominations represented by a permanent global note (the Permanent Global Note and together with the Temporary Global Note, the Global Notes) without coupons. The details of such exchange shall be entered in the records of the ICSDs (as defined below). The Global Notes shall each be signed manually by authorized signatories of the Issuer and shall each be authenticated by or on behalf of the Fiscal Agent. Definitive Notes and interest coupons will not be issued.

			(a)

Die Schuldverschreibungen sind anfänglich durch eine vorläufige Globalurkunde (die vorläufige Globalurkunde) ohne Zinsscheine verbrieft. Die vorläufige Globalurkunde wird gegen Schuldverschreibungen in den Festgelegten Stückelungen, die durch eine Dauerglobalurkunde (die Dauerglobalurkunde und zusammen mit der vorläufigen Globalurkunde, die Globalurkunden) ohne Zinsscheine verbrieft sind, ausgetauscht. Die Einzelheiten eines solchen Austausches werden in die Aufzeichnungen der ICSDs (wie nachstehend definiert) aufgenommen. Die Globalurkunden tragen jeweils die eigenhändigen Unterschriften ordnungsgemäß bevollmächtigter Vertreter der Emittentin und sind jeweils von der Emissionsstelle oder in deren Namen mit einer Kontrollunterschrift versehen. Einzelurkunden und Zinsscheine werden nicht ausgegeben.

	(b)

The Temporary Global Note shall be exchanged for the Permanent Global Note on a date (the Exchange Date) not earlier than 40 days after the date of issue of the Notes. Such exchange shall only be made upon delivery of certifications to the effect that the beneficial owner or owners of the Notes is not a U.S. person (other than certain financial institutions or certain persons holding Notes through such financial institutions). Payment of interest on Notes represented by a Temporary Global Note will be made only after delivery of such certifications. A separate certification shall be required

			(b)

Die vorläufige Globalurkunde wird an einem Tag (der Austauschtag) gegen die Dauerglobalurkunde ausgetauscht, der nicht weniger als 40 Tage nach dem Tag der Begebung der Schuldverschreibungen liegt. Ein solcher Austausch darf nur nach Vorlage von Bescheinigungen erfolgen, wonach der oder die wirtschaftlichen Eigentümer der Schuldverschreibungen keine U.S.- Personen sind (ausgenommen bestimmte Finanzinstitute oder bestimmte Personen, die Schuldverschreibungen über solche Finanzinstitute halten). Solange die Schuldverschreibungen durch eine in respect of each such payment of interest. Any such certification received on or after the 40th day after the date of issue of the Notes will be treated as a request to exchange the Temporary Global Note pursuant to subparagraph (b) of this § 1(3). Any Notes delivered in exchange for the Temporary Global Note shall be delivered only outside of the United States (as defined in § 1(6)).

vorläufige Globalurkunde verbrieft sind, werden Zinszahlungen erst nach Vorlage dieser Bescheinigungen vorgenommen. Eine gesonderte Bescheinigung ist für jede solche Zinszahlung erforderlich. Jede Bescheinigung, die am oder nach dem 40. Tag nach dem Tag der Begebung der Schuldverschreibungen eingeht, wird als ein Ersuchen behandelt werden, diese vorläufige Globalurkunde gemäß Absatz (b) dieses § 1(3) auszutauschen. Schuldverschreibungen, die im Austausch für die vorläufige Globalurkunde geliefert werden, dürfen nur außerhalb der Vereinigten Staaten (wie in § 1(6) definiert) geliefert werden.

(4)	Clearing System.	(4)	Clearingsystem.

Each Global Note will be kept in custody by or on behalf of the Clearing System until all obligations of the Issuer under the Notes have been satisfied. Clearing System means each of the following: Clearstream Banking S.A. Luxembourg (CBL) and Euroclear Bank SA/NV Brussels as operator of the Euroclear System (Euroclear) and any successor in such capacity. International Central Securities Depositary or ICSD means each of CBL and Euroclear (together, the ICSDs).

Die Globalurkunde wird solange von einem oder im Namen eines Clearingsystems verwahrt, bis sämtliche Verbindlichkeiten der Emittentin aus den Schuldverschreibungen erfüllt sind. Clearingsystem bedeutet jeweils folgendes: Clearstream Banking S.A., Luxemburg (CBL) und Euroclear Bank SA/NV Brüssel, als Betreiberin des Euroclear Systems (Euroclear) sowie jeder Funktionsnachfolger. International Central Securities Depositary oder ICSD bezeichnet jeweils CBL und Euroclear (zusammen die ICSDs).

	The Notes are issued in new global note (NGN) form and are kept in custody by a common safekeeper on behalf of both ICSDs.		Die Schuldverschreibungen werden in Form einer New Global Note (NGN) ausgegeben und von einer gemeinsamen Verwahrstelle im Namen beider ICSDs verwahrt.

The principal amount of Notes represented by the Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression means the records that each ICSD holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by the Global Note and, for these purposes, a

Der Nennbetrag der durch die Globalurkunde verbrieften Schuldverschreibungen entspricht dem jeweils in den Registern beider ICSDs eingetragenen Gesamtbetrag. Die Register der ICSDs (unter denen man die Register versteht, die jeder ICSD für seine Kunden über den Betrag ihres Anteils an den Schuldverschreibungen führt) sind schlüssiger Nachweis über den Nennbetrag der durch die Globalurkunde verbrieften

	statement issued by an ICSD stating the principal amount of Notes so represented at any time shall be conclusive evidence of the records of the relevant ICSD at that time.

Schuldverschreibungen und eine zu diesen Zwecken von einem ICSD jeweils ausgestellte Bestätigung mit dem Nennbetrag der so verbrieften Schuldverschreibungen ist zu jedem Zeitpunkt ein schlüssiger Nachweis über den Inhalt des Registers des jeweiligen ICSD.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by the Global Note the Issuer shall procure that details of any redemption, payment or purchase and cancellation (as the case may be) in respect of the Global Note shall be entered pro rata in the records of the ICSDs and, upon any such entry being made, the principal amount of the Notes recorded in the records of the ICSDs and represented by the Global Note shall be reduced by the aggregate principal amount of the Notes so redeemed or purchased and cancelled.

Bei Rückzahlung oder Zinszahlung bezüglich der durch die Globalurkunde verbrieften Schuldverschreibungen bzw. bei Kauf und Entwertung der durch die Globalurkunde verbrieften Schuldverschreibungen stellt die Emittentin sicher, dass die Einzelheiten über jede Rückzahlung und Zahlung bzw. Kauf und Löschung bezüglich der Globalurkunden pro rata in die Unterlagen der ICSDs eingetragen werden, und nach dieser Eintragung vom Nennbetrag der in die Register der ICSDs aufgenommenen und durch die Globalurkunde verbrieften Schuldschreibungen der Gesamtnennbetrag der zurückgezahlten bzw. gekauften und entwerteten Schuldverschreibungen abgezogen wird.

	On an exchange of a portion only of the Notes represented by a Temporary Global Note, the Issuer shall procure that details of such exchange shall be entered pro rata in the records of the ICSDs.

Bei Austausch nur eines Teils von Schuldverschreibungen, die durch eine vorläufige Globalurkunde verbrieft sind, wird die Emittentin sicherstellen, dass die Einzelheiten dieses Austauschs pro rata in die Register der ICSDs aufgenommen werden.

(5)	Holder of Notes.	(5)	Gläubiger von Schuldverschreibungen.

	Holder means any holder of a proportionate co-ownership or other beneficial interest or right in the Notes.		Gläubiger bedeutet jeder Inhaber eines Miteigentumsanteils oder anderen vergleichbaren Rechts an den Schuldverschreibungen.

(6)	United States.	(6)	Vereinigte Staaten.

For the purposes of these Terms and Conditions, United States means the United States of America (including the States thereof and the District of Columbia) and its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands).

Für die Zwecke dieser Emissionsbedingungen bezeichnet Vereinigte Staaten die Vereinigten Staaten von Amerika (einschließlich deren Bundesstaaten und des District of Columbia) sowie deren Territorien und Besitztümer (einschließlich Puerto Rico, der U.S. Virgin Islands, Guam, American Samoa, Wake Island

			und Northern Mariana Islands).

§ 2		§ 2

(STATUS, NEGATIVE PLEDGE AND GUARANTEE)		(STATUS, NEGATIVVERPFLICHTUNG UND GARANTIE)

(1)	Status.	(1)	Status.

The obligations under the Notes constitute unsecured and unsubordinated obligations of the Issuer ranking pari passu among themselves and pari passu with all other present or future unsecured and unsubordinated obligations of the Issuer, unless such obligations are accorded priority under mandatory provisions of statutory law.

Die Schuldverschreibungen begründen nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin, die untereinander und mit allen anderen gegenwärtigen und künftigen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin gleichrangig sind, soweit diesen Verbindlichkeiten nicht durch zwingende gesetzliche Bestimmungen ein Vorrang eingeräumt wird.

(2)	Negative Pledge.	(2)	Negativverpflichtung.

So long as any of the Notes remain outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, the Issuer undertakes (i) not to grant or permit to subsist any mortgage, land charge, lien or any other security right in rem (dingliches Sicherungsrecht) (the Security Interest) over any or all of its present or future assets, as security for any present or future Capital Market Indebtedness and (ii) to procure, to the extent legally possible, that none of its Subsidiaries will grant or permit to subsist any Security Interest over any or all of its present or future assets, as security for any present or future Capital Market Indebtedness, without at the same time having the Holders share equally and rateably in such Security Interest. This undertaking shall not apply with respect to any Security Interest which (i) is provided over any of the Issuer’s claims or claims of any of its Subsidiaries against any affiliated companies within the meaning of sections 15 et seqq. of the German Stock Corporation Act (Aktiengesetz) or any third party, which claims exist now or arise at any time in the future, as a result of the passing on of the proceeds from

Die Emittentin verpflichtet sich, solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, an dem alle Beträge an Kapital und Zinsen der Emissionsstelle zur Verfügung gestellt worden sind, (i) keine Grundpfandrechte, Pfandrechte oder sonstigen dinglichen Sicherungsrechte (ein Sicherungsrecht) an gegenwärtigen oder zukünftigen Teilen ihres Vermögens oder ihres Vermögens insgesamt zur Sicherung der gegenwärtigen oder zukünftigen Kapitalmarktverbindlichkeiten zu bestellen oder fortbestehen zu lassen, und (ii) soweit rechtlich möglich, zu veranlassen, dass keine ihrer Tochtergesellschaften Sicherungsrechte an gegenwärtigen oder zukünftigen Teilen ihres Vermögens oder ihres Vermögens insgesamt zur Sicherung der gegenwärtigen oder zukünftigen Kapitalmarktverbindlichkeiten bestellt oder fortbestehen lässt, ohne jeweils die Gläubiger zur gleichen Zeit auf gleiche Weise und anteilig an diesen Sicherungsrechten teilhaben zu lassen. Diese Verpflichtung gilt nicht in Bezug auf Sicherungsrechte, die (i) an gegenwärtigen oder zukünftigen Ansprüchen der Emittentin oder Ansprüchen einer ihrer the sale by the issuer of any securities, provided that any such security serves to secure obligations under such securities issued by the Issuer or by any of its Subsidiaries, (ii) is existing on assets at the time of the acquisition thereof by the Issuer or by any of its Subsidiaries or is existing over assets of a newly acquired company which becomes a member of the Fresenius Medical Care Group, (iii) is existing on the issue date of the Notes, (iv) secures a Capital Market Indebtedness existing at the time of acquisition that becomes an obligation of the Issuer or of any company within the Fresenius Medical Care Group as a consequence of such acquisition, provided that such Capital Market Indebtedness was not created in contemplation of such acquisition (v) is mandatory pursuant to applicable laws or required as a prerequisite for obtaining any governmental approvals, (vi) is provided in connection with any issuance of asset backed securities by the Issuer or by any of its Subsidiaries, (vii) is provided in respect of any issuance of asset backed securities made by a special purpose vehicle where the Issuer or any of its Subsidiaries is the originator of the underlying assets, (viii) is provided in connection with the renewal, extension or replacement of any security pursuant to foregoing (i) through (vii) and, (ix) secures Capital Market Indebtedness the principal amount of which (when aggregated with the principal amount of any other Capital Market Indebtedness which has the benefit of a security other than any permitted under the subparagraphs (i) to (viii) above) does not exceed EUR 100,000,000 (or its equivalent in other currencies at any time).

Tochtergesellschaften gegen verbundene Unternehmen im Sinne der §§ 15 ff. Aktiengesetz oder gegen Dritte aufgrund von einer Übertragung von Erlösen aus dem Verkauf von Wertpapieren bestehen, soweit diese Sicherheiten zur Sicherung von Verpflichtungen aus diesen durch die Emittentin oder durch eine ihrer Tochtergesellschaften ausgegebenen Wertpapieren dienen, (ii) zur Sicherung von Vermögensgegenständen bestellt sind, die bereits zum Zeitpunkt ihres Erwerbs durch die Emittentin oder durch eine ihrer Tochtergesellschaften bestanden, oder am Vermögen einer neu erworbenen Gesellschaft bestehen, die Mitglied des Fresenius Medical Care-Konzerns wird, (iii) zum Ausgabetag der Schuldverschreibungen bestehen, (iv) eine im Zeitpunkt einer Akquisition bestehende Kapitalmarktverbindlichkeit besichern, die infolge der Akquisition eine Verpflichtung der Emittentin oder einer Gesellschaft des Fresenius Medical Care-Konzerns wird, sofern diese Kapitalmarktverbindlichkeit nicht im Hinblick auf diese Akquisition begründet wurde, (v) aufgrund anwendbaren Rechts gesetzlich vorgeschriebene Sicherheiten sind oder solche, deren Bestehen eine Voraussetzung zur Erteilung einer behördlichen Genehmigung sind, (vi) im Zusammenhang mit durch die Emittentin oder durch eine ihrer Tochtergesellschaften begebenen Asset Backed Securities (ABS) stehen, (vii) im Zusammenhang mit durch Zweckgesellschaften begebenen Asset Backed Securities (ABS) stehen, bei denen die Emittentin oder eine ihrer Tochtergesellschaften der Originator der zugrundeliegenden Vermögensgegenstände ist, (viii) der Erneuerung, Verlängerung oder dem Austausch irgendeiner Sicherheit gemäß vorstehend (i) bis (vii) dienen und (ix) Kapitalmarktverbindlichkeiten besichern, deren Kapitalbetrag (bei Aufaddierung auf den Kapitalbetrag sonstiger Kapitalmarktverbindlichkeiten, für die andere Sicherheiten als die nach (i) bis (viii) zulässigen bestehen) EUR 100.000.000 (oder deren jeweiligen Gegenwert in anderen Währungen)

nicht überschreitet.

For purposes of these Terms and Conditions, Capital Market Indebtedness means any obligation for the payment of borrowed money which is evidenced by a certificate of indebtedness (Schuldscheindarlehen) or which is represented by any bond or debt security with an original maturity of more than one year which is, or is intended to be, or is capable of being listed or traded on a stock exchange or other recognized securities market.

Im Sinne dieser Emissionsbedingungen bezeichnet Kapitalmarktverbindlichkeit jede Verbindlichkeit zur Rückzahlung aufgenommener Geldbeträge, die durch Schuldscheindarlehen dokumentiert ist oder durch Schuldverschreibungen oder sonstige Wertpapiere mit einer ursprünglichen Laufzeit von mehr als einem Jahr, die an einer Börse oder an einem anderen anerkannten Wertpapiermarkt zugelassen oder gehandelt werden oder zugelassen oder gehandelt werden können, verbrieft, verkörpert oder dokumentiert ist.

	Fresenius Medical Care Group means Fresenius Medical Care AG & Co. KGaA and its Subsidiaries on a consolidated basis.			Fresenius Medical Care-Konzern bezeichnet Fresenius Medical Care AG & Co. KGaA und ihre Tochtergesellschaften auf konsolidierter Basis.

Subsidiary means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity whose results of operations are consolidated in accordance with IFRS with those of:

Tochtergesellschaft bezeichnet in Bezug auf einen Rechtsträger, eine Kapitalgesellschaft, eine Gesellschaft mit Haftungsbeschränkung, eine Vereinigung, eine Personengesellschaft oder ein sonstiges Unternehmen, dessen Ergebnisse gemäß den IFRS mit den Ergebnissen folgender Personen konsolidiert werden:

	(a)	such Person;		(a) dieses Rechtsträgers;

	(b)	such Person and one or more Subsidiaries of such Person; or		(b) dieses Rechtsträgers und einer oder mehreren Tochtergesellschaften dieses Rechtsträgers; oder

	(c)	one or more Subsidiaries of such Person.		(c) einer oder mehrerer Tochtergesellschaften dieses Rechtsträgers.

	IFRS refers to International Financial Reporting Standards of the International Accounting Standards Board, as adopted by the European Union.			IFRS bezeichnet die International Financial Reporting Standards des International Account Standards Board, wie sie von der Europäischen Union anerkannt werden.

(3)	Guarantee.		(3)	Garantie.

Fresenius Medical Care Holdings, Inc. (the Guarantor) has given an unconditional and irrevocable guarantee (the Guarantee) for the due and punctual payment of principal of, and interest on, and any other amounts payable under any Notes. The Guarantee constitutes a contract for the benefit of the Holders from time to time as third party beneficiaries in accordance with § 328 paragraph 1 of the German Civil Code (Bürgerliches Gesetzbuch)[1], giving rise to the right of each Holder to require performance of the Guarantee directly from the Guarantor and to enforce the Guarantee directly against the Guarantor. Copies of the Guarantee may be obtained free of charge at the specified office of the Fiscal Agent.

Fresenius Medical Care Holdings, Inc. (die Garantiegeberin) hat eine unbedingte und unwiderrufliche Garantie (die Garantie) für die ordnungsgemäße und pünktliche Zahlung von Kapital und Zinsen und allen anderen zu zahlenden Beträgen unter den Schuldverschreibungen übernommen. Die Garantie stellt einen Vertrag zugunsten der Gläubiger als begünstigte Dritte im Sinne des § 328 Absatz 1 BGB dar, der jedem Gläubiger das Recht gibt, Erfüllung der in der Garantie übernommenen Verpflichtungen unmittelbar von der Garantiegeberin zu verlangen und diese Verpflichtungen unmittelbar gegen die Garantiegeberin durchzusetzen. Kopien der Garantie können kostenlos bei der bezeichneten Geschäftsstelle der Emissionsstelle bezogen werden.

(4)	Release of Guarantee.	(4)	Freigabe der Garantie.

Pursuant to its terms, the Guarantee (but not any payment obligation under the Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) at any time when the Guarantor is no longer an obligor under the Amended 2012 Credit Agreement (as defined below), provided that, if under the Amended 2012 Credit Agreement, a new guarantee is granted, the Issuer will procure that substantially the same guarantee will also be granted in respect of the obligations under the Notes for the benefit of the Holders.

Gemäß ihren Bestimmungen wird die Garantie (aber keine Zahlungsverpflichtung im Rahmen der Garantie, die bereits fällig und zahlbar geworden ist) automatisch und unbedingt freigegeben (und gilt von diesem Zeitpunkt an als erloschen und unwirksam), sobald die Garantiegeberin nicht mehr Verpflichtete unter dem Geänderten Kreditvertrag 2012 ist, wobei, sollte unter dem Geänderten Kreditvertrag 2012 (wie nachstehend definiert) eine neue Garantie gestellt werden, die Emittentin sicherstellen wird, dass eine Garantie zu den im Wesentlichen gleichen Bedingungen auch in Ansehung der Schuldverschreibungen zugunsten der Gläubiger gestellt wird.

Amended 2012 Credit Agreement means the Credit Agreement dated as of October 30, 2012 among the Issuer and the Guarantor as borrowers and guarantors, Bank of America N.A. as administrative agent and the lenders named therein, (as amended, restated, modified, extended, renewed and/or supplemented or as refinanced or replaced

Geänderter Kreditvertrag 2012 bedeutet der Kreditvertrag vom 30. Oktober 2012 zwischen der Emittentin, der Garantiegeberin als Kreditnehmer und Garanten, der Bank of America N.A., als Verwaltungsagent und den darin genannten Kreditgebern (in der jeweils gültigen Fassung, angepasst, modifiziert, erweitert, erneuert und/oder ergänzt oder

1                     An English language convenience translation of § 328 paragraph 1 BGB (German Civil Code) reads as follows: A contract may stipulate performance for the benefit of a third party, to the effect that the third party acquires the right directly to demand performance.

	from time to time).		refinanziert oder ersetzt).

(5)	In case of a release of the Guarantee, the Issuer will notify the Holders pursuant to § 12.	(5)	Im Fall einer Freigabe der Garantie wird die Emittentin dies den Gläubigern gemäß § 12 mitteilen.

§ 3		§ 3
(INTEREST)		(ZINSEN)

(1)	Rate of Interest and Interest Payment Dates.	(1)	Zinssatz und Zinszahlungstage.

The Notes shall bear interest on their principal amount at the rate of 1.250% per annum from (and including) November 29, 2019 to (but excluding) the Maturity Date (as defined in § 5(1)). Interest shall be payable in arrears on November 29 in each year (each such date, an Interest Payment Date). The first payment of interest shall be made on November 29, 2020.

Die Schuldverschreibungen werden bezogen auf ihren Nennbetrag verzinst, und zwar vom 29. November 2019 (einschließlich) bis zum Fälligkeitstag (wie in § 5(1) definiert) (ausschließlich) mit jährlich 1,250%. Die Zinsen sind nachträglich am 29. November eines jeden Jahres zahlbar (jeweils ein Zinszahlungstag). Die erste Zinszahlung erfolgt am 29. November 2020.

(2)	Accrual of Interest.	(2)	Auflaufende Zinsen.

The Notes shall cease to bear interest from the expiry of the day preceding the day on which they are due for redemption. If the Issuer for any reason fails to redeem the Notes when due, interest shall continue to accrue at the default rate of interest established by statutory law[2] on the outstanding aggregate principal amount of the Notes from (and including) the due date to (but excluding) the day on which such redemption payment is made to the Holders.

Der Zinslauf der Schuldverschreibungen endet mit Ablauf des Tages, der dem Tag vorangeht, an dem sie zur Rückzahlung fällig werden. Falls die Emittentin die Schuldverschreibungen bei Fälligkeit aus irgendeinem Grund nicht zurückzahlt, wird der ausstehende Gesamtnennbetrag der Schuldverschreibungen von dem Tag der Fälligkeit (einschließlich) bis zum Tag der vollständigen Rückzahlung an die Gläubiger (ausschließlich) mit dem gesetzlich bestimmten Verzugszins[3] verzinst.

(3)	Calculation of Interest for Periods other than a full Year.	(3)	Berechnung der Zinsen für Zeiträume, die nicht einem vollen Jahr entsprechen.

If interest is to be calculated for a period other than a full year, it shall be calculated on the basis of the Day Count Fraction (as defined below). The number of Interest Payment Dates per calendar year (each a Determination Date)

Sofern Zinsen für einen Zeitraum, der nicht einem vollen Jahr entspricht, zu berechnen sind, erfolgt die Berechnung auf der Grundlage des Zinstagequotienten (wie nachfolgend definiert). Die Anzahl der Zinszahlungstage im

2                     The default rate of interest established by statutory law is five percentage points above the basis rate of interest published by Deutsche Bundesbank from time to time, §§ 288 paragraph 1, 247 paragraph 1 of the German Civil Code.

3                     Der gesetzliche Verzugszinssatz beträgt für das Jahr fünf Prozentpunkte über dem von der Deutsche Bundesbank von Zeit zu Zeit veröffentlichten Basiszinssatz, §§ 288 Absatz 1, 247 Absatz 1 BGB.

	is one.		Kalenderjahr (jeweils ein Feststellungstermin) beträgt Eins.

(4)	Day Count Fraction.	(4)	Zinstagequotient.

	Day Count Fraction means with regard to the calculation of the amount of interest on the Notes for any period of time (the Calculation Period):		Zinstagequotient bezeichnet im Hinblick auf die Berechnung von Zinsbeträgen auf die Schuldverschreibungen für einen beliebigen Zeitraum (der Zinsberechnungszeitraum):

	(a)

if the Calculation Period (from and including the first day of such period but excluding the last) is equal to or shorter than the Determination Period during which the Calculation Period ends, the number of days in such Calculation Period (from and including the first day of such period but excluding the last) divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) that would occur in one calendar year; or

			(a)

wenn der Zinsberechnungszeitraum (einschließlich des ersten aber ausschließlich des letzten Tages dieser Periode) kürzer ist als die Feststellungsperiode, in die das Ende des Zinsberechnungszeitraumes fällt oder ihr entspricht, die Anzahl der Tage in dem betreffenden Zinsberechnungszeitraum (einschließlich des ersten aber ausschließlich des letzten Tages dieser Periode) geteilt durch das Produkt (1) der Anzahl der Tage in der Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr; oder

	(b)

if the Calculation Period is longer than the Determination Period during which the Calculation Period ends, the sum of: (A) the number of days in such Calculation Period falling in the Determination Period in which the Calculation Period begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) and (B) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) that would occur in one calendar year.

			(b)

wenn der Zinsberechnungszeitraum länger ist als die Feststellungsperiode, in die das Ende des Zinsberechnungszeitraumes fällt, die Summe aus (A) der Anzahl der Tage in dem Zinsberechnungszeitraum, die in die Feststellungsperiode fallen, in welcher der Zinsberechnungszeitraum beginnt, geteilt durch das Produkt aus (1) der Anzahl der Tage in dieser Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr und (B) der Anzahl der Tage in dem Zinsberechnungszeitraum, die in die nächste Feststellungsperiode fallen, geteilt durch das Produkt aus (1) der Anzahl der Tage in dieser Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr.

	Determination Period means the period from (and including) a Determination Date to, (but excluding) the next Determination Date.		Feststellungsperiode ist die Periode ab einem Feststellungstermin (einschließlich desselben) bis zum nächsten Feststellungstermin (ausschließlich desselben).

§ 4		§ 4
(PAYMENTS)		(ZAHLUNGEN)

(1)	Payment of Principal and Payment of Interest.	(1)	Zahlungen auf Kapital und Zahlung von Zinsen.

	(a)

Payment of principal in respect of the Notes shall be made, subject to subparagraph (2) below, to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System.

			(a)

Zahlungen von Kapital auf die Schuldverschreibungen erfolgen nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems.

	(b) Payment of Interest on the Notes shall be made, subject to subparagraph (2), to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System.		(b)

Die Zahlung von Zinsen auf die Schuldverschreibungen erfolgt nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems.

Payment of interest on Notes represented by the Temporary Global Note shall be made, subject to subparagraph (2), to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System, upon due certification as provided in § 1(3)(b).

Die Zahlung von Zinsen auf Schuldverschreibungen, die durch die vorläufige Globalurkunde verbrieft sind, erfolgt nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems, und zwar nach ordnungsgemäßer Bescheinigung gemäß § 1(3)(b).

(2)	Manner of Payment.	(2)	Zahlungsweise.

	Subject to applicable fiscal and other laws and regulations, payments of amounts due in respect of the Notes shall be made in the Specified Currency.		Vorbehaltlich geltender steuerlicher und sonstiger gesetzlicher Regelungen und Vorschriften erfolgen zu leistende Zahlungen auf die Schuldverschreibungen in der Festgelegten Währung.

(3)	Discharge.	(3)	Erfüllung.

	The Issuer or, as the case may be, the Guarantor shall be discharged by payment to, or to the order of, the Clearing System.		Die Emittentin bzw. die Garantiegeberin wird durch Leistung der Zahlung an das Clearingsystem oder dessen Order von ihrer Zahlungspflicht befreit.

(4)	Payment Business Day.	(4)	Zahltag.

If the date for payment of any amount in respect of any Note is not a Payment Business Day then the Holder shall not be entitled to payment until the next such day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay.

Fällt der Fälligkeitstag einer Zahlung in Bezug auf eine Schuldverschreibung auf einen Tag, der kein Zahltag ist, dann hat der Gläubiger keinen Anspruch auf Zahlung vor dem nächsten Zahltag am jeweiligen Geschäftsort. Der Gläubiger ist nicht berechtigt, weitere Zinsen oder sonstige Zahlungen aufgrund dieser Verspätung zu verlangen.

	For these purposes, Payment Business Day means any day which is		Für diese Zwecke bezeichnet Zahltag einen Tag,

	a day (other than a Saturday or a Sunday) on which the Clearing System as well as all relevant parts of TARGET2 are operational to forward the relevant payment.		der ein Tag (außer einem Samstag oder Sonntag) ist, an dem das Clearingsystem sowie alle betroffenen Bereiche des TARGET2 betriebsbereit sind, um die betreffenden Zahlungen weiterzuleiten.

(5)	References to Principal and Interest.	(5)	Bezugnahmen auf Kapital und Zinsen.

References in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable: the Call Redemption Amount of the Notes; and any premium and any other amounts which may be payable under or in respect of the Notes. References in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable under § 7.

Bezugnahmen in diesen Emissionsbedingungen auf Kapital der Schuldverschreibungen schließen, soweit anwendbar, die folgenden Beträge ein: den Wahl-Rückzahlungsbetrag (Call) der Schuldverschreibungen; sowie jeden Aufschlag sowie sonstige auf oder in Bezug auf die Schuldverschreibungen zahlbaren Beträge. Bezugnahmen in diesen Emissionsbedingungen auf Zinsen auf die Schuldverschreibungen sollen, soweit anwendbar, sämtliche gemäß § 7 zahlbaren Zusätzlichen Beträge einschließen.

(6)	Deposit of Principal and Interest.	(6)	Hinterlegung von Kapital und Zinsen.

The Issuer or, as the case may be, the Guarantor may deposit with the local court (Amtsgericht) in Frankfurt/Main principal or interest not claimed by Holders within twelve months after the Maturity Date, even though such Holders may not be in default of acceptance of payment. If and to the extent

Die Emittentin bzw. die Garantiegeberin ist berechtigt, beim Amtsgericht Frankfurt am Main Zins- oder Kapitalbeträge zu hinterlegen, die von den Gläubigern nicht innerhalb von zwölf Monaten nach dem Fälligkeitstag beansprucht worden sind, auch wenn die Gläubiger sich nicht in Annahmeverzug

	that the deposit is effected and the right of withdrawal is waived, the respective claims of such Holders against the Issuer shall cease.		befinden. Soweit eine solche Hinterlegung erfolgt, und auf das Recht der Rücknahme verzichtet wird, erlöschen die diesbezüglichen Ansprüche der Gläubiger gegen die Emittentin.

§ 5		§ 5
(REDEMPTION)		(RÜCKZAHLUNG)

(1)	Final Redemption.	(1)	Rückzahlung bei Endfälligkeit.

	Unless previously redeemed in whole or in part or purchased and cancelled, the Notes shall be redeemed at principal amount on November 29, 2029 (the Maturity Date).		Soweit nicht zuvor bereits ganz oder teilweise zurückgezahlt oder angekauft und entwertet, werden die Schuldverschreibungen zu ihrem Nennbetrag am 29. November 2029 (der Fälligkeitstag) zurückgezahlt.

(2)	Early Redemption for Reasons of Taxation.	(2)	Vorzeitige Rückzahlung aus steuerlichen
			Gründen.

If as a result of any change in, or amendment to, the laws, treaties, regulations or official position of any Relevant Taxing Jurisdiction (as defined in § 7 herein) or any political subdivision or taxing authority thereto or therein affecting taxation or the obligation to pay duties of any kind, or any change in, or amendment to, an official interpretation or application of such laws or regulations, which amendment or change is effective on or after the date on which the last tranche of this series of Notes was issued, the Issuer or the Guarantor, as the case may be, is required to pay Additional Amounts (as defined in § 7 herein) on the next succeeding Interest Payment Date (as defined in § 3(1)), and this obligation cannot be avoided by the use of reasonable measures available to the Issuer or the Guarantor, as the case may be, the Notes may be redeemed, in whole but not in part, at the option of the Issuer, upon not more than 60 days’ nor less than 30 days’ prior notice of redemption given to the Fiscal Agent and, in accordance with § 12 to the Holders, at their principal amount, together with interest (if any) accrued to the date fixed for redemption (excluding).

Die Schuldverschreibungen können insgesamt, jedoch nicht teilweise, nach Wahl der Emittentin mit einer Kündigungsfrist von nicht mehr als 60 und nicht weniger als 30 Tagen durch Erklärung gegenüber der Emissionsstelle und Benachrichtigung gemäß § 12 gegenüber den Gläubigern vorzeitig gekündigt und zu ihrem Nennbetrag zuzüglich etwaiger bis zum für die Rückzahlung festgesetzten Tag (ausschließlich) aufgelaufener Zinsen zurückgezahlt werden, falls die Emittentin oder die Garantiegeberin als Folge einer Änderung oder Ergänzung der Steuer- oder Abgabengesetze, -abkommen, -vorschriften und offiziellen Verlautbarungen einer Relevanten Steuerjurisdiktion (wie in § 7 dieser Bedingungen definiert) oder deren politischen Untergliederungen oder Steuerbehörden oder als Folge einer Änderung oder Ergänzung der Anwendung oder der offiziellen Auslegung dieser Gesetze und Vorschriften (vorausgesetzt, diese Änderung oder Ergänzung wird am oder nach dem Tag, an dem die letzte Tranche dieser Serie von Schuldverschreibungen begeben wird, wirksam) am nächstfolgenden Zinszahlungstag (wie in § 3(1) definiert) zur Zahlung von Zusätzlichen Beträgen (wie in § 7 dieser Bedingungen definiert) verpflichtet sein wird und diese Verpflichtung nicht durch das

			Ergreifen zumutbarer, der Emittentin oder der Garantiegeberin zur Verfügung stehender Maßnahmen vermieden werden kann.

However, no such notice of redemption may be given (i) earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due, or (ii) if at the time such notice is given, such obligation to pay such Additional Amounts does not remain in effect.

Eine solche Kündigung darf allerdings nicht (i) früher als 90 Tage vor dem frühestmöglichen Termin erfolgen, an dem die Emittentin oder die Garantiegeberin verpflichtet wäre, solche Zusätzlichen Beträge zu zahlen, falls eine Zahlung auf die Schuldverschreibungen dann fällig sein würde, oder (ii) erfolgen, wenn zu dem Zeitpunkt, zu dem die Kündigung erklärt wird, die Verpflichtung zur Zahlung von Zusätzlichen Beträgen nicht mehr wirksam ist.

Any such notice shall be given in accordance with § 12. It shall be irrevocable, must specify the date fixed for redemption and must set forth a statement in summary form of the facts constituting the basis for the right of the Issuer so to redeem.

Eine solche Kündigung ist gemäß § 12 bekanntzumachen. Sie ist unwiderruflich, muss den für die Rückzahlung festgelegten Termin nennen und eine zusammenfassende Erklärung enthalten, welche die das Rückzahlungsrecht der Emittentin begründenden Umständen darlegt.

Before the publication of any notice of redemption pursuant to this subparagraph, the Issuer shall deliver to the Fiscal Agent a certificate signed by a member of the managing board of the general partner of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal counsel or tax advisers of recognized standing to the effect that the Issuer or the Guarantor, as the case may be, has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

Vor Bekanntgabe einer Mitteilung über eine Rückzahlung gemäß diesen Bestimmungen hat die Emittentin der Emissionsstelle eine von einem Mitglied des Vorstands des Komplementärs der Emittentin unterzeichnete Bescheinigung zukommen zu lassen, der zufolge die Emittentin berechtigt ist, eine entsprechende Rückzahlung zu leisten, und in der nachvollziehbar dargelegt ist, dass die Bedingungen für das Recht der Emittentin zur Rückzahlung gemäß diesen Bestimmungen erfüllt sind; zusätzlich hat die Emittentin ein von unabhängigen und anerkannten Rechts- oder Steuerberatern erstelltes Gutachten vorzulegen, demzufolge die Emittentin oder die Garantiegeberin in Folge einer entsprechenden Änderung oder Ergänzung zur Zahlung Zusätzlicher Beträge verpflichtet ist oder sein wird.

(3)	Early Redemption at the Option of the Issuer for Reasons of Minimal Outstanding Principal Amount.	(3)	Vorzeitige Rückzahlung nach Wahl der Emittentin bei geringfügig ausstehendem Nennbetrag.

	If 80% or more in principal amount of the Notes then outstanding have been redeemed		Wenn 80% oder mehr des Nennbetrags der dann ausstehenden Schuldverschreibungen or purchased by the Issuer or any Subsidiary of Fresenius Medical Care AG & Co. KGaA, the Issuer may, on not less than 30 or more than 60 days’ notice to the Holders redeem, at its option, the remaining Notes as a whole at their principal amount, together with interest (if any) accrued to the date fixed for redemption (excluding).

durch die Emittentin oder eine Tochtergesellschaft der Fresenius Medical Care AG & Co. KGaA zurückgezahlt oder zurückerworben wurde, ist die Emittentin berechtigt, nach ihrer Wahl alle ausstehenden Schuldverschreibungen mit einer Frist von mindestens 30 und höchstens 60 Tagen gegenüber den Gläubigern zu kündigen und zum Nennbetrag zuzüglich etwaiger bis zum Rückzahlungstag (ausschließlich) aufgelaufener Zinsen zurück zu zahlen.

(4)	Early Redemption at the Option of the Holders upon a Change of Control.	(4)	Vorzeitige Rückzahlung nach Wahl der Gläubiger bei Vorliegen eines Kontrollwechsels.

Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right (unless, prior to the giving of the Put Event Notice referred to below, the Issuer gives notice to redeem the Notes in accordance with § 5(2), i.e. for taxation reasons) to require that the Issuer repurchases such Holder’s Notes on the Optional Redemption Date at a purchase price in cash equal to 101% of the principal amount together with interest (if any) accrued to the Optional Redemption Date (excluding).

Falls ein Kontrollwechselereignis stattfindet, hat jeder Gläubiger das Recht (soweit die Emittentin nicht bereits vor Abgabe der Vorzeitigen Rückkaufsgrunderklärung (wie nachstehend definiert) die Rückzahlung gemäß § 5(2), d.h. aus steuerlichen Gründen, erklärt hat) von der Emittentin am Stichtag den Rückkauf seiner Schuldverschreibungen zu einem Kaufpreis von 101% des Nennbetrags zuzüglich etwaiger bis zum Stichtag (ausschließlich) aufgelaufener Zinsen zu verlangen.

	In this context the following provisions apply:		In diesem Zusammenhang finden die folgenden Vorschriften Anwendung:

	Change of Control Triggering Event means the occurrence of a Change of Control together with a Ratings Decline.		Ein Kontrollwechselereignis liegt vor, wenn ein Kontrollwechsel zusammen mit einer Ratingherabstufung eintreten.

Rating Agency means (1) S&P Global Inc. and its subsidiaries or successors (S&P), (2) Moody’s Investors Service Inc. and its subsidiaries or successors (Moody’s), and (3) Fitch Ratings Ltd. and its subsididaries or successors (Fitch), or (4) if S&P, Moody’s or Fitch, or all three shall not make rating of Fresenius Medical Care AG & Co. KGaA publicly available, a European-wide reputable securities rating agency or agencies, as the case may be, selected by Fresenius Medical Care AG & Co. KGaA, which shall be substituted for S&P, Moody’s or Fitch or all three, as the case may

Ratingagentur bezeichnet (1) S&P Global Inc. sowie Tochter- oder Nachfolgergesellschaften (S&P), (2) Moody’s Investors Service Inc. sowie deren Tochter- oder Nachfolgergesellschaften (Moody’s), (3) Fitch Ratings Limited oder deren entsprechenden Nachfolger sowie deren Tochter- oder Nachfolgergesellschaften (Fitch), oder (4) falls S&P, Moody’s oder Fitch oder alle drei kein Rating für Fresenius Medical Care AG & Co. KGaA öffentlich zur Verfügung stellen, eine Ratingagentur oder Ratingagenturen mit europaweitem Ansehen, die von Fresenius Medical Care AG & Co. KGaA ausgewählt wird und S&P, Moody’s oder Fitch oder alle diese

be.	Agenturen ersetzt.

Ratings Decline means that if (a), at the time of the occurrence of a Change of Control, Fresenius Medical Care AG & Co. KGaA’s (i) has been, rated Investment Grade by at least two Rating Agencies and such rating is, within 120 days from such time, either downgraded to a non-investment grade rating or withdrawn by at least two Rating Agencies and is not within such 120-day period subsequently (in the case of a downgrade) upgraded to Investment Grade by two of the three Rating Agencies, or (in the case of withdrawal) replaced by an Investment Grade rating from any other Rating Agency or Rating Agencies; or (ii) rated below Investment Grade and such rating from any Rating Agency is, within 120 days from such time, downgraded by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) and is not within such 120-day period subsequently upgraded to its earlier credit rating or better by such Rating Agency, provided that if at the time of the occurrence of a Change of Control Fresenius Medical Care AG & Co. KGaA carries an Investment Grade rating of only one Rating Agency, it shall be sufficient if the requirements under sub-paragraph (i) are met with respect to such Rating Agency; and (b) in making any of the decisions referred to above, the relevant Rating Agency announces publicly or confirms in writing to Fresenius Medical Care AG & Co. KGaA that its decision resulted, in whole or in part, from the occurrence of the Change of Control.

Eine Ratingherabstufung liegt vor, falls (a) Fresenius Medical Care AG & Co. KGaA bei Eintritt des Kontrollwechsels (i) von mindestens zwei Ratingagenturen mit Investment Grade bewertet ist und diese Ratings von mindestens zwei Ratingagenturen innerhalb von 120 Tagen nach dem Kontrollwechsel zu einem Non- Investment-Grade-Rating herabgestuft oder das Rating zurückgezogen wurde und nicht innerhalb dieser 120-Tagesperiode anschließend (im Falle einer Herabstufung) durch mindestens zwei Ratingagenturen wieder auf ein Investment Grade Rating heraufgestuft oder (im Falle eines Zurückziehens) durch das Investment Grade Rating einer anderen Ratingagentur oder Ratingagenturen ersetzt wurde; oder (ii) unterhalb von Investment Grade bewertet ist und dieses Rating von einer Ratingagentur innerhalb von 120 Tagen nach dem Kontrollwechsel um eine oder mehrere Stufen (einschließlich Untergliederungen innerhalb von sowie zwischen Ratingkategorien) herabgestuft und nicht innerhalb dieser 120-Tagesperiode anschließend wieder auf das ursprüngliche oder ein besseres Rating durch diese Ratingagentur heraufgestuft wurde, wobei, falls Fresenius Medical Care AG & Co. KGaA zum Eintritt des Kontrollwechsels über ein Investment-Grade-Rating von nur einer Ratingagentur verfügt, es bereits ausreichend ist, wenn die Voraussetzungen in Unterabsatz (i) im Hinblick auf diese Ratingagentur erfüllt sind; und (b) im Zusammenhang mit einer der oben genannten Entscheidungen die betreffende Ratingagentur öffentlich bekannt macht oder gegenüber Fresenius Medical Care AG & Co. KGaA schriftlich bestätigt, dass ihre Entscheidung ganz oder teilweise auf den Kontrollwechsel zurückzuführen ist.

Provided however that, no Ratings Decline will occur if at the end of the 120-day period Fresenius Medical Care AG & Co. KGaA has been rated by at least two Rating Agencies, it

Eine Ratingherabstufung liegt jedoch nicht vor, falls Fresenius Medical Care AG & Co. KGaA (aufgrund einer Beauftragung durch Fresenius Medical Care AG & Co. KGaA) am Ende der 120-Tagesperiode von mindestens zwei

has solicited, Investment Grade.		Ratingagenturen mit Investment Grade bewertet wird.

Rating Category means:		Ratingkategorie bezeichnet:

(a)	with respect to S&P or Fitch, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);	(a)	in Bezug auf S&P oder Fitch eine der folgenden Kategorien: BB, B, CCC, CC, C und D (bzw. entsprechende Nachfolgekategorien;

(b)	with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and	(b)	in Bezug auf Moody’s eine der folgenden Kategorien: Ba, B, Caa, Ca, C und D (bzw. entsprechende Nachfolgekategorien); und

(c)

the equivalent of any such category of S&P, Moody’s or Fitch used by another rating agency in determining whether the rating of Fresenius Medical Care AG & Co. KGaA has decreased by one or more gradations, gradations within rating categories (“+” and “-” for S&P, “1”, “2” and “3” for Moody’s, “+” and “-” for Fitch; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from “BB+” to “BB”, as well as from “BB-” to “B+”, will constitute a decrease of one gradation).

(c)

diesen Kategorien von S&P oder Moody’s oder Fitch entsprechende Ratingkategorien einer anderen Ratingagentur. Bei der Bestimmung, ob das Rating von Fresenius Medical Care AG & Co. KGaA um eine oder mehrere Stufen herabgestuft wurde, werden die jeweiligen Ratingkategorien weiter untergliedernde Zusätze (“+” und “-” bei S&P, “1”, “2” und “3” bei Moody’s, “+” und “-” bei Fitch bzw. entsprechende Zusätze anderer Ratingagenturen) berücksichtigt (z. B. entspricht bei S&P eine Ratingänderung von “BB+” auf “BB” oder von “BB-” auf “B+” jeweils einer Herabstufung um eine Stufe).

Investment Grade means a rating of (i) “BBB-” or higher by S&P and Fitch, and (ii) “Baa3” or higher by Moody’s, or the equivalent of such ratings by S&P, Moody’s or Fitch and the equivalent in respect of rating categories of any Rating Agencies substituted for S&P, Moody’s or Fitch.

Investment Grade bezeichnet ein Rating von (i) “BBB-” oder höher im Fall von S&P und Fitch und (ii) “Baa3” oder höher im Fall von Moody’s, oder das entsprechende Äquivalent dieser Ratings im Fall von S&P, Moody’s oder Fitch sowie das entsprechende Äquivalent in den Ratingkategorien einer anderen Ratingagentur, durch die S&P, Moody’s oder Fitch ersetzt wurde.

A Change of Control means the occurrence of one or more of the following events:		Ein Kontrollwechsel bezeichnet den Eintritt eines oder mehrerer der folgenden Ereignisse:

(a)	so long as Fresenius Medical Care AG & Co. KGaA is organized as a KGaA, if the General Partner of Fresenius Medical Care AG & Co. KGaA charged with the	(a)	so lange Fresenius Medical Care AG & Co. KGaA die Rechtsform einer KGaA hat: Wenn es sich bei dem mit der Geschäftsführung von Fresenius Medical management of Fresenius Medical Care AG & Co. KGaA shall at any time fail to be Fresenius SE & Co. KGaA or a subsidiary of Fresenius SE & Co. KGaA, or if Fresenius SE & Co. KGaA shall fail at any time to own or control, directly or indirectly, more than 25% of the capital stock with ordinary voting power in Fresenius Medical Care AG & Co. KGaA;

Care AG & Co. KGaA beauftragten Komplementär der Gesellschaft zu irgendeinem Zeitpunkt nicht um Fresenius SE & Co. KGaA oder eine Tochtergesellschaft der Fresenius SE & Co. KGaA handelt oder wenn Fresenius SE & Co. KGaA zu irgendeinem Zeitpunkt direkt oder indirekt nicht mehr als 25% des stimmberechtigten Grundkapitals an Fresenius Medical Care AG & Co. KGaA hält und kontrolliert;

(b)

if Fresenius Medical Care AG & Co. KGaA is no longer organized as a KGaA, any event the result of which is that (A) any person or group (Relevant Person(s)) acting in concert (as defined in § 30 (2) of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz)) or any person or group acting on behalf of any such Relevant Person(s), other than a Permitted Holder, is or becomes the direct or indirect legal or beneficial ownership or any legal or beneficial entitlement (as defined in § 22 of the German Securities Trading Act (Wertpapierhandelsgesetz)) of, in the aggregate, more than 50% of the voting shares of Fresenius Medical Care AG & Co. KGaA; or

(b)

wenn Fresenius Medical Care AG & Co. KGaA nicht mehr die Rechtsform einer KGaA hat, ein Ereignis, in dessen Folge (A) eine Person oder mehrere Personen (Relevante Personen), die abgestimmt handeln (wie in § 30 (2) Wertpapiererwerbs- und Übernahmegesetz definiert), oder einer oder mehrere Dritte, die im Auftrag einer solchen Relevanten Personen handeln, mit Ausnahme eines Zulässigen Inhabers, unmittelbar oder mittelbar rechtliches oder wirtschaftliches Eigentum in jedweder Form bzw. die unmittelbare oder mittelbare rechtliches oder wirtschaftliche Verfügungsbefugnis in jedweder Form (wie in § 22 Wertpapierhandelsgesetz beschrieben) an insgesamt mehr als 50% der stimmberechtigten Aktien der Fresenius Medical Care AG & Co. KGaA erlangen; oder

(c)

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Fresenius Medical Care AG & Co. KGaA (held directly or indirectly) to any Relevant Person other than a Permitted Holder, or any person or group acting on behalf of any such Relevant Person(s).

(c)

ein Verkauf, ein Leasing, ein Tausch oder eine sonstige Übertragung (im Rahmen einer einzigen Transaktion oder einer Reihe miteinander zusammenhängender Transaktionen) aller oder aller wesentlichen Vermögenswerte (direkt oder indirekt gehalten) der Fresenius Medical Care AG & Co. KGaA an eine oder mehrere Relevante Personen, mit Ausnahme eines Zulässigen Inhabers, oder einen oder mehrere Dritte, die im Auftrag solcher Relevanten Personen handeln.

General Partner means Fresenius Medical Care Management AG, a stock corporation organized under the laws of Germany, including its successors and assigns and other Persons, in each case who serve as the general partner (persönlich haftender Gesellschafter) of Fresenius Medical Care AG & Co. KGaA from time to time.

Komplementär bezeichnet die Fresenius Medical Care Management AG, eine Aktiengesellschaft nach deutschem Recht, sowie ihre Nachfolger, Abtretungsempfänger und sonstige Personen, die zum jeweiligen Zeitpunkt als persönlich haftender Gesellschafter von Fresenius Medical Care AG & Co. KGaA auftreten.

Person means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.

Person bezeichnet eine natürliche Person, eine Körperschaft, eine Personengesellschaft, ein Joint Venture, eine Vereinigung, eine Aktiengesellschaft, einen Trust, eine Einrichtung ohne eigene Rechtspersönlichkeit, eine staatliche Stelle oder Behörde, eine Gebietskörperschaft oder einen sonstigen Rechtsträger.

Permitted Holder means Fresenius SE & Co. KGaA and any of its Affiliates, as long as and to the extent Fresenius SE & Co. KGaA or the relevant Affiliate(s) is or are not acting in concert with, or on behalf of, a Relevant Person(s).

Zulässiger Inhaber bezeichnet die Fresenius SE & Co. KGaA und alle mit ihr verbundenen Personen, sofern und soweit die Fresenius SE & Co. KGaA oder eine oder mehrere mit ihr verbundene Person(en) nicht gemeinsam mit oder im Auftrag einer oder mehrerer Relevanten Person(en) handeln.

Affiliate of any specified Person means:		Verbundene Person einer bestimmten Person bezeichnet:

(a)	any other Person, directly or indirectly, controlling or controlled by such specified Person, or	(a)	jede andere Person, die diese Person direkt oder indirekt kontrolliert bzw. direkt oder indirekt von ihr kontrolliert wird, oder

(b)	under direct or indirect common control with such specified Person.	(b)	mit dieser bestimmten Person unter direkter oder indirekter gemeinsamer Kontrolle steht.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (section 15 of the German Stock Corporation Act (Aktiengesetz); and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Für den Zweck dieser Definition bezeichnet “Kontrolle” bei Verwendung in Bezug auf eine Person die Befugnis, deren Geschäftsführung und Unternehmenspolitik direkt oder indirekt zu bestimmen (§ 15 Aktiengesetz), sei es durch den Besitz von stimmberechtigten Kapitalanteilen, eine vertragliche Festlegung oder anderweitig, und die Bedeutung der Begriffe “kontrolliert” und “kontrollieren” ist entsprechend zu verstehen.

Within 30 days upon the Issuer becoming aware that a Change of Control Triggering Event has occurred, the Issuer shall give notice (a Put Event Notice) to the Holders in accordance with § 12 stating:

Innerhalb von 30 Tagen, nachdem die Emittentin von einem Kontrollwechselereignis Kenntnis erlangt hat, wird die Emittentin dies den Gläubigern gemäß § 12 bekannt machen (Vorzeitige Rückkaufsgrunderklärung) und dabei folgendes mitteilen:

(a)	that a Change of Control Triggering Event has occurred;	(a)	dass ein Kontrollwechselereignis eingetreten ist;

(b)	the circumstances and relevant facts regarding such Change of Control Triggering Event;	(b)	die Umstände und relevanten Informationen bezüglich des Kontrollwechselereignisses;

(c)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such Put Event Notice is given) (the Optional Redemption Date);	(c)	den Tag des Rückkaufs (der nicht früher als 30 und nicht später als 60 Tage nach dem Tag, an dem die Vorzeitige Rückkaufsgrunderklärung erfolgt, liegen darf) (der Stichtag);

(d)	that each Note will be subject to repurchase only in integral multiples the Specified Denomination; and	(d)	dass die Schuldverschreibungen nur in ganzen Vielfachen der Festgelegten Stückelung zurückgekauft werden; und

(e)	the instructions determined by the Issuer that a Holder must follow in order to have its Notes purchased pursuant to this § 5(4).	(e)	die Anweisungen, die ein Gläubiger befolgen muss, damit die Schuldverschreibungen gemäß diesem § 5(4) zurückgekauft werden.

In order to exercise such option, the Holder must submit during normal business hours at the specified office of the Fiscal Agent a duly completed option exercise notice in the form available from the specified office of the Fiscal Agent within the period of 20 days after a Put Event Notice is given. No option so exercised may be revoked or withdrawn without the prior consent of the Issuer.

Um ein solches Recht auszuüben, muss ein Gläubiger während der allgemeinen Geschäftszeiten bei der angegebenen Geschäftsstelle der Emissionsstelle eine vollständig ausgefüllte Ausübungserklärung in der durch die Emissionsstelle bereitgestellten Form innerhalb eines Zeitraums von 20 Tagen nach Bekanntmachung der Vorzeitigen Rückzahlungserklärung übermitteln. Kein in dieser Form ausgeübtes Recht kann ohne vorherige Zustimmung der Emittentin widerrufen oder zurückgezogen werden.

The Issuer will comply with the requirements of any applicable securities laws or regulations in connection with an early redemption of Notes at the option of the Holders upon a Change of Control pursuant to this § 5(4). To the extent that the provisions of any securities laws or regulations or applicable stock exchange listing rules conflict with the

Die Emittentin wird die Anforderungen der anwendbaren Wertpapiergesetze oder -vorschriften im Zusammenhang mit einer vorzeitigen Rückzahlung von Schuldverschreibungen nach Wahl der Inhaber bei einem Kontrollwechsel gemäß diesem § 5(4) erfüllen. Soweit die Bestimmungen eines Wertpapiergesetzes oder -verordnung oder provisions of this § 5(4), the Issuer will comply with the applicable securities laws, regulations and listing rules and will not be deemed to have breached its obligations under this § 5(4) by virtue thereof.

eines anwendbaren Börsenzulassungsregelwerks im Widerspruch zu den Bestimmungen dieses § 5(4) stehen, wird die Emittentin die anwendbaren Wertpapiergesetze, -verordnungen und - regelwerke einhalten und dies wird nicht als Verletzung ihrer Pflichten aus diesem § 5(4) angesehen werden.

(5)	Early Redemption at the Option of the Issuer.			(5)	Vorzeitige Rückzahlung nach Wahl der Emittentin.

(a)

The Issuer may, upon notice given in accordance with clause (b), redeem all or some only of the Notes within the Call Redemption Period(s) at the Call Redemption Amount(s) set forth below together with accrued interest, if any, to (but excluding) the relevant redemption date.

(a)

Die Emittentin kann, nachdem sie gemäß Absatz (b) gekündigt hat, die Schuldverschreibungen insgesamt oder teilweise innerhalb des/der Wahl- Rückzahlungszeitraums/-räume (Call) zum/zu den Wahl- Rückzahlungsbetrag/-beträgen (Call), wie nachfolgend angegeben, nebst etwaigen bis zum maßgeblichen Rückzahlungstag (ausschließlich) aufgelaufenen Zinsen zurückzahlen.

	Call Redemption Period(s)		Call Redemption Amount(s)	Wahl- Rückzahlungszeitraum/rä ume (Call)			Wahl- Rückzahlungsbetrag/ beträge (Call)
	August 29, 2029 to November 28, 2029		100 percent. of the principal amount	29. August 2029 bis 28. November 2029			100% des Nennbetrags

	(b)	Notice of redemption shall be given by the Issuer to the Holders of the Notes in accordance with § 12. Such notice shall specify:			(b)	Die Kündigung ist den Gläubigern der Schuldverschreibungen durch die Emittentin gemäß § 12 bekanntzugeben. Sie muss die folgenden Angaben enthalten:

		(i)	the series of Notes subject to redemption;			(i)	die zurückzuzahlende Serie von Schuldverschreibungen;

		(ii)	whether such series is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of the Notes which are to be redeemed;			(ii)	eine Erklärung, ob diese Serie ganz oder teilweise zurückgezahlt wird und im letzteren Fall den Gesamtnennbetrag der zurückzuzahlenden

Schuldverschreibungen;

	(iii) the relevant redemption date, which shall be not less than 20 nor more than 40 days after the date on which notice is given by the Issuer to the Holders; and		(iii) den maßgeblichen Rückzahlungstag, der nicht weniger als 20 und nicht mehr als 40 Tage nach dem Tag der Kündigung durch die Emittentin gegenüber den Gläubigern liegen darf; und

	(iv) the Call Redemption Amount at which such Notes are to be redeemed.		(iv) den Wahl-Rückzahlungsbetrag (Call), zu dem die Schuldverschreibungen zurückgezahlt werden.

(c)

In the case of a partial redemption of Notes, Notes to be redeemed shall be selected in accordance with the rules of the relevant Clearing System. For technical procedure of the ICSDs, in the case of a partial redemption the outstanding redemption amount will be reflected in the records of the ICSDs as either a reduction in nominal amount or as a pool factor, at the discretion of the ICSDs.

(c)

Wenn die Schuldverschreibungen nur teilweise zurückgezahlt werden, werden die zurückzuzahlenden Schuldverschreibungen in Übereinstimmung mit den Regeln des betreffenden Clearingsystems ausgewählt. Für das technische Verfahren der ICSDs wird im Fall einer teilweisen Rückzahlung der entstehende Rückzahlungsbetrag entweder als reduzierter Nennbetrag oder als Poolfaktor nach Ermessen der ICSDs in das Register der ICSDs aufgenommen.

§ 6 (THE FISCAL AGENT AND THE PAYING AGENT)		§ 6 (DIE EMISSIONSSTELLE UND DIE ZAHLSTELLE)

(1)	Appointment; Specified Office.	(1)	Bestellung; bezeichnete Geschäftsstelle.

	The initial fiscal agent (the Fiscal Agent) and the initial paying agent (the Paying Agent) and its initial specified office shall be:		Die anfänglich bestellte Emissionsstelle (die Emissionsstelle) und die anfänglich bestellte Zahlstelle (die Zahlstelle) und ihre bezeichnete Geschäftsstelle lautet wie folgt:

	Deutsche Bank Aktiengesellschaft Trust & Security Services Operations Frankfurt Taunusanlage 12 60325 Frankfurt am Main Federal Republic of Germany		Deutsche Bank Aktiengesellschaft Trust & Security Services Operations Frankfurt Taunusanlage 12 60325 Frankfurt am Main Deutschland

	The Fiscal Agent and the Paying Agent reserve the right at any time to change their respective		Die Emissionsstelle und die Zahlstelle behalten sich das Recht vor, jederzeit ihre jeweiligen

	specified offices to some other specified office in the same country.		bezeichneten Geschäftsstellen durch eine andere bezeichnete Geschäftsstelle in demselben Land zu ersetzen.

(2)	Variation or Termination of Appointment.	(2)	Änderung der Bestellung oder Abberufung.

The Issuer reserves the right at any time to vary or terminate the appointment of the Fiscal Agent or any Paying Agent and to appoint another Fiscal Agent or additional or other Paying Agents. The Issuer shall at all times maintain (i) a Fiscal Agent, (ii) so long as the Notes are listed on the Luxembourg Stock Exchange, a Paying Agent (which may be the Fiscal Agent) with a specified office in Luxembourg and/or in such other place as may be required by the rules of such stock exchange and (iii) a Paying Agent in an EU Member State, if possible, that will not be obliged to withhold or deduct tax in connection with any payment made in relation to the Notes unless the Paying Agent would be so obliged in each other EU Member State if it were located there. Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Holders in accordance with § 12.

Die Emittentin behält sich das Recht vor, jederzeit die Bestellung der Emissionsstelle oder einer Zahlstelle zu ändern oder zu beenden und eine andere Emissionsstelle oder zusätzliche oder andere Zahlstellen zu bestellen. Die Emittentin wird zu jedem Zeitpunkt (i) eine Emissionsstelle unterhalten, (ii) solange die Schuldverschreibungen an der Luxemburger Börse notiert sind, eine Zahlstelle (die die Emissionsstelle sein kann) mit bezeichneter Geschäftsstelle in Luxemburg und/oder an solchen anderen Orten unterhalten, die die Regeln dieser Börse verlangen und (iii) eine Zahlstelle in einem Mitgliedsstaat der Europäischen Union, sofern dies möglich ist, unterhalten, die nicht zum Einbehalt oder Abzug von Quellensteuern oder sonstigen Abzügen verpflichtet ist, es sei denn, dass eine solche Einbehalts- oder Abzugspflicht auch in allen anderen Mitgliedsstaaten der Europäischen Union bestünde. Eine Änderung, Abberufung, Bestellung oder ein sonstiger Wechsel wird nur wirksam (außer im Insolvenzfall, in dem eine solche Änderung sofort wirksam wird), sofern die Gläubiger hierüber gemäß § 12 vorab unter Einhaltung einer Frist von mindestens 30 und nicht mehr als 45 Tagen informiert wurden.

(3)	Agent of the Issuer.	(3)	Erfüllungsgehilfe(n) der Emittentin.

	The Fiscal Agent and the Paying Agent act solely as the agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for any Holder.

Die Emissionsstelle und die Zahlstelle handeln ausschließlich als Erfüllungsgehilfen der Emittentin und übernehmen keinerlei Verpflichtungen gegenüber den Gläubigern und es wird kein Auftrags- oder Treuhandverhältnis zwischen ihnen und den Gläubigern begründet.

§ 7	§ 7
(TAXATION)	(STEUERN)

All payments of principal and interest made by the Issuer in respect of the Notes to the Holders shall be made free and clear of, and without withholding or deduction for, any present or future taxes or duties of whatever nature imposed or levied by way of deduction or withholding by or on behalf of (1) the Federal Republic of Germany or any authority therein or thereof having power to tax, (2) any jurisdiction from or through which payment on the Notes or the Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax and/or (3) any other jurisdiction in which the payor is organized or otherwise considered to be resident or doing business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each a Relevant Taxing Jurisdiction), unless such deduction or withholding is required by law. In that event the Issuer shall pay such additional amounts (the Additional Amounts) as shall result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Amounts shall be payable with respect to:

Alle in Bezug auf die Schuldverschreibungen von der Emittentin an die Gläubiger zahlbaren Kapital- oder Zinsbeträge werden ohne Einbehalt oder Abzug an der Quelle für oder wegen gegenwärtiger oder zukünftiger Steuern oder Abgaben gleich welcher Art gezahlt, die von oder im Namen (1) der Bundesrepublik Deutschland oder einer dort zur Steuererhebung ermächtigten Behörde, (2) einer Rechtsordnung, aus der bzw. über die eine Zahlung auf die Schuldverschreibungen oder die Garantie geleistet wird, oder einer dort zur Steuererhebung ermächtigten Gebietskörperschaft oder Behörde, und/oder (3) einer anderen Rechtsordnung, in der die zahlende Partei errichtet ist oder anderweitig als gebietsansässig gilt oder im steuerlichen Sinn geschäftlich tätig ist, oder einer dort zur Steuererhebung ermächtigten Gebietskörperschaft oder Behörde (jeweils eine Relevante Steuerjurisdiktion) im Wege des Abzugs oder Einbehalts auferlegt oder erhoben werden, es sei denn, ein solcher Abzug oder Einbehalt ist gesetzlich vorgeschrieben. In diesem Fall wird die Emittentin diejenigen zusätzlichen Beträge (Zusätzliche Beträge) zahlen, die erforderlich sind, damit die den Gläubigern zufließenden Nettobeträge nach diesem Einbehalt oder Abzug jeweils den Beträgen an Kapital und Zinsen entsprechen, die ohne einen solchen Einbehalt oder Abzug von den Gläubigern erhalten worden wären; jedoch sind solche Zusätzlichen Beträge nicht zu zahlen in Bezug auf:

(a)

taxes or duties which are payable by any Person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer or the Guarantor, as applicable, from payments of principal or interest made by it; or

(a)

Steuern oder Abgaben, die von einer als Depotbank oder Inkassobeauftragter eines Gläubigers handelnden Person oder auf eine sonstige Weise zu entrichten sind, die keinen Abzug oder Einbehalt von Zahlungen von Kapital oder Zinsen durch die Emittentin bzw. die Garantiegeberin darstellen; oder

(b) payments that would not have been so imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or	(b) Zahlungen, die nicht erhoben worden wären, wenn nicht (i) eine gegenwärtige oder ehemalige Beziehung zwischen dem betreffenden Gläubiger (oder einem Treuhänder, Treugeber, shareholder of, or a person having a controlling power over, such Holder) and any Relevant Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or person having such a controlling power) being or having been a citizen or resident or treated as a resident of, being or having been engaged in a trade or business in, or having or having had a permanent establishment in, a Relevant Taxing Jurisdiction other than any connections arising solely from a Holder acquiring, holding or disposing of, receiving any payment under or with respect to or enforcing a Note or any Guarantee; or

Begünstigten, Mitglied oder Gesellschafter dieses Gläubigers oder einer Person, die beherrschenden Einfluss auf diesen Gläubiger hat) und einer Relevanten Steuerjurisdiktion bestehen würde, unter anderem in der Form, dass der betreffende Gläubiger (bzw. Treuhänder, Treugeber, Begünstigte, Mitglied, Gesellschafter oder die Person, die beherrschenden Einfluss hat) Staatsbürger einer Relevanten Steuerjurisdiktion ist oder war oder dort ansässig ist oder war oder als dort ansässig gilt oder galt oder dort ein Gewerbe oder eine Geschäftstätigkeit betreibt oder betrieben hat oder dort eine Betriebsstätte unterhält oder unterhalten hat, mit Ausnahme von Beziehungen, die allein dadurch entstehen, dass ein Gläubiger eine Schuldverschreibung oder die Garantie erwirbt, hält oder veräußert bzw. eine Zahlung darunter oder in Bezug auf diese erhält oder Ansprüche darauf geltend macht; oder

(c)

payments to, or to a third party on behalf of, a Holder where no such withholding or deduction would have been required to be made if the Notes were credited at the time of payment to a securities deposit account with a bank, financial services institution, securities trading business or securities trading bank, in each case outside the Relevant Taxing Jurisdiction; or

(c)

Zahlungen an den Gläubiger oder an einen Dritten für den Gläubiger, falls kein Einbehalt oder Abzug hätte erfolgen müssen, wenn die Schuldverschreibung zum Zeitpunkt der fraglichen Zahlung einem Depotkonto bei einer bzw. einem nicht in der Relevanten Steuerjurisdiktion ansässigen Bank, Finanzdienstleistungsinstitut, Wertpapierhandelsunternehmen oder Wertpapierhandelsbank gutgeschrieben gewesen wäre; oder

(d)

payments where such withholding or deduction is imposed pursuant to (i) any European Union Directive or Regulation concerning the taxation of savings, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a

(d)

falls der Einbehalt oder Abzug gemäß (i) einer Richtlinie oder Verordnung der Europäischen Union zur Zinsbesteuerung oder (ii) einem internationalen Abkommen oder Übereinkommen zu einer solchen Besteuerung, bei dem die Relevante Steuerjurisdiktion oder die Europäische party/are parties, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding, or (iv) the Luxembourg law of 23 December 2005; or

Union Parteien sind, oder (iii) einem diese Richtlinie oder Verordnung oder dieses Abkommen oder Übereinkommen umsetzenden oder sie befolgenden oder zu ihrer Befolgung erlassenen Gesetz, oder (iv) dem Luxemburger Gesetz vom 23. Dezember 2005 erhoben wird; oder

(e)

payments to the extent such withholding or deduction is payable by or on behalf of a Holder who could lawfully mitigate (but has not so mitigated) such withholding or deduction by complying or procuring that any third party complies with any statutory requirements or by making or procuring that a third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the payment is effected (including, in the case of a payment by a Paying Agent situated in the United States, by providing prior to the receipt of any such payment, a complete, correct and executed IRS Form W-8 or W-9 or successor form, as applicable, with all appropriate attachments); or

(e)

soweit der Einbehalt oder Abzug von dem Gläubiger oder von einem Dritten für den Gläubiger zahlbar ist, der einen solchen Einbehalt oder Abzug dadurch rechtmäßigerweise hätte vermindern können (aber nicht vermindert hat), dass er gesetzliche Vorschriften beachtet, oder dafür sorgt, dass Dritte dieses tun, oder dadurch dass er eine Nichtansässigkeitserklärung oder einen ähnlichen Antrag auf Quellensteuerbefreiung gegenüber der am Zahlungsort zuständigen Steuerbehörde; abgibt oder dafür sorgt, dass dies durch einen Dritten erfolgt (einschließlich, im Falle einer Zahlung durch eine Zahlstelle mit Sitz in den Vereinigten Staaten, durch Bereitstellung eines vollständigen, korrekten und ausgefüllten IRS- Formulars W-8 oder W-9 oder eines Nachfolgeformulars, falls zutreffend, mit allen entsprechenden Anlagen); oder

(f)

payments to the extent such withholding or deduction is payable by or on behalf of a Holder who would have been able to mitigate such withholding or deduction by effecting a payment via another Paying Agent in a Member State of the European Union, not obliged to withhold or deduct tax; or

(f)

soweit der Einbehalt oder Abzug von dem Gläubiger oder von einem Dritten für den Gläubiger vorzunehmen ist, der einen solchen Einbehalt oder Abzug durch die Bewirkung einer Zahlung über eine andere Zahlstelle in einem Mitgliedsstaat der Europäischen Union, welche nicht zu einem solchen Einbehalt oder Abzug verpflichtet ist, hätte vermindern können; oder

(g)	payments to the extent such withholding or deduction is for or on account of the presentation by the Holder of any Note for payment on a date more than 30 days after the date	(g)	soweit der Einbehalt oder Abzug für einen Gläubiger oder dessen Rechnung vorzunehmen ist, der Schuldverschreibungen mehr als 30 Tage nach dem Tag, an dem eine

	on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or		Zahlung unter den Schuldverschreibungen fällig und zahlbar wurde bzw., soweit dies später eintritt, nach dem Tag, an dem die Zahlung ordnungsgemäß vorgenommen wurde, vorgelegt hat; oder

(h)

payments to the extent such withholding or deduction is required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the Internal Revenue Code), or any amended or successor version thereof, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code; or

(h)

soweit der Einbehalt oder Abzug gemäß §§ 1471 bis 1474 des U.S. Internal Revenue Code von 1986 in seiner jeweils gültigen Fassung (der Internal Revenue Code), oder einer geänderten oder nachfolgenden Fassung davon, jeder gegenwärtigen oder zukünftigen Verordnung oder offiziellen Auslegung davon, jeder Vereinbarung, die gemäß § 1471(b) des Internal Revenue Codes eingegangen wurde oder jeder steuerlichen oder regulatorischen Gesetzgebung, sowie steuerlichen und regulatorischen Gesetzen oder Vorgehensweisen, die nach einem völkerrechtlichen Vertrag, der zur Umsetzung der Bestimmungen des Internal Revenue Codes geschlossen wurde, vorzunehmen ist; oder

(i)

any tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any Holder holding or owning, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer or the Guarantor entitled to vote; or

(i)

jede Steuer, die von den Vereinigten Staaten oder einer ihrer politischen Unterabteilungen oder Regierungsbehörden auf Zinsen erhoben wird, weil ein Inhaber tatsächlich oder konstruktiv 10% oder mehr der gesamten kombinierten Stimmrechte aller Aktiengattungen der Emittentin oder der Garantiegeberin hält oder besitzt; oder

(j)

any tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any Holder being a controlled foreign corporation that is a related person within the meaning of Section 864(d)(4) of the Internal Revenue Code with respect to the Issuer or the Guarantor; or

(j)

jede Steuer, die von den Vereinigten Staaten oder einer politischen Unterabteilung oder Regierungsbehörde der Vereinigten Staaten oder darin erhoben wird, weil ein Inhaber eine kontrollierte ausländische Körperschaft ist, die eine verwandte Person im Sinne von Section 864(d)(4) des Internal Revenue Code in Bezug auf die Emittentin oder die Garantiegeberin ist;

oder

(k)

any tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any Holder being a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

(k)

jede Steuer, die von den Vereinigten Staaten oder einer politischen Unterabteilung oder Regierungsbehörde der Vereinigten Staaten oder darin erhoben wird, weil ein Inhaber eine Bank ist, die einen Kredit gemäß einem Kreditvertrag gewährt, der im normalen Geschäftsverkehr abgeschlossen wurde; oder

(l)	any combination of items (a)-(k);	(l)	jegliche Kombination der Absätze (a)-(k).

nor shall any Additional Amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or who is other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note.

Zudem werden keine Zusätzlichen Beträge im Hinblick auf Zahlungen auf die Schuldverschreibungen an einen Gläubiger gezahlt, welcher die Zahlung als Treuhänder oder Personengesellschaft oder als sonstiger nicht alleiniger wirtschaftlicher Eigentümer erhält, soweit nach den Gesetzen der Relevanten Steuerjurisdiktion(en) eine solche Zahlung für Steuerzwecke dem Einkommen des Begünstigten bzw. Gründers eines Treuhandvermögens oder dem Gesellschafter der Personengesellschaft zugerechnet würde, der jeweils selbst nicht zum Erhalt von Zusätzlichen Beträgen berechtigt gewesen wäre, wenn der Begünstigte, Gründer eines Treuhandvermögens, Gesellschafter oder wirtschaftliche Eigentümer unmittelbarer Gläubiger der Schuldverschreibungen wäre.

For the avoidance of doubt: No Additional Amounts will be paid with respect to German capital gains tax (Kapitalertragsteuer), including withholding tax (Abgeltungsteuer), to be deducted or withheld pursuant to the German Income Tax Act, even if the deduction or withholding has to be made by the Issuer or its representative, and the German Solidarity Surcharge (Solidaritätszuschlag) or any other tax which may substitute the German capital gains tax (Kapitalertragsteuer) or solidarity surcharge (Solidaritätszuschlag), as the case may be.

Zur Klarstellung: Keine Zusätzlichen Beträge werden gezahlt in Bezug auf die deutsche Kapitalertragsteuer (inklusive der sog. Abgeltungsteuer), die nach dem deutschen Einkommensteuergesetz abgezogen oder einbehalten wird, auch wenn der Abzug oder Einbehalt durch die Emittentin oder ihren Vertreter vorzunehmen ist, und den deutschen Solidaritätszuschlag oder jede andere Steuer, welche die deutsche Kapitalertragsteuer bzw. den Solidaritätszuschlag ersetzen sollte.

§ 8	§ 8
(PRESENTATION PERIOD)	(VORLEGUNGSFRIST)

The presentation period provided in § 801 paragraph 1, sentence 1 BGB (German Civil Code) is reduced to ten years for the Notes.	Die in § 801 Absatz 1 Satz 1 BGB bestimmte Vorlegungsfrist wird für die Schuldverschreibungen auf zehn Jahre verkürzt.

§ 9	§ 9
(EVENTS OF DEFAULT)	(KÜNDIGUNG)

(1) Events of default.	(1) Kündigungsgründe.

Each Holder shall be entitled to declare due and payable by notice to the Fiscal Agent its entire claims arising from the Notes and demand immediate redemption thereof at the principal amount together with accrued interest (if any) to (but excluding) the date of repayment, in the event that:

Jeder Gläubiger ist berechtigt, seine sämtlichen Forderungen aus den Schuldverschreibungen durch Kündigung gegenüber der Emissionsstelle fällig zu stellen und die unverzügliche Rückzahlung zum Nennbetrag, zuzüglich etwaiger bis zum Tag der Rückzahlung (ausschließlich) aufgelaufener Zinsen zu verlangen, falls:

(a) the Issuer fails to pay principal or interest under the Notes within 30 days from the relevant due date, or	(a) die Emittentin auf die Schuldverschreibungen Kapital oder Zinsen nicht innerhalb von 30 Tagen nach dem betreffenden Fälligkeitstag zahlt; oder

(b) the Guarantor fails to pay amounts payable under the Guarantee within 30 days from the relevant due date, or	(b) die Garantiegeberin auf die Garantie zahlbare Beträge nicht innerhalb von 30 Tagen nach dem Fälligkeitstag zahlt; oder

(c)

the Issuer fails to duly perform any other material obligation arising from the Notes and such failure continues unremedied for more than 60 days after the Fiscal Agent has received a request thereof in the manner set forth in § 9(3) from a Holder to perform such obligation; or

(c)

die Emittentin die ordnungsgemäße Erfüllung irgendeiner anderen wesentlichen Verpflichtung aus den Schuldverschreibungen unterlässt und die Unterlassung jeweils länger als 60 Tage fortdauert, nachdem die Emissionsstelle eine Aufforderung in der in § 9(3) vorgesehenen Art und Weise von dem Gläubiger erhalten hat, die Verpflichtung zu erfüllen; oder

(d)

any Capital Market Indebtedness of the Issuer or any of its Material Subsidiaries or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) becomes prematurely repayable as a result of a

(d)

eine Kapitalmarktverbindlichkeit der Emittentin oder einer ihrer Wesentlichen Tochtergesellschaften oder der Garantiegeberin (es sei denn, die Garantie wurde gemäß diesen Emissionsbedingungen freigegeben)

default in respect of the terms thereof, or the Issuer or any of its Material Subsidiaries or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) fails to fulfill any payment obligation in excess of EUR 75,000,000 or the equivalent thereof under any Capital Market Indebtedness or under any guarantees or suretyships given for any Capital Market Indebtedness of others within 30 days from its due date or, in the case of such guarantee or suretyship, within 30 days of such guarantee or suretyship being invoked, unless the Issuer or the relevant Material Subsidiary or the Guarantor contests in good faith that such payment obligation exists or is due or that such guarantee or suretyship has been validly invoked or if a security granted therefor is enforced on behalf of or by the creditor(s) entitled thereto; or

vorzeitig zahlbar wird aufgrund einer Pflichtverletzung aus dem dieser Kapitalmarktverbindlichkeit zugrunde liegenden Vertrag oder die Emittentin oder eine ihrer Wesentlichen Tochtergesellschaften oder die Garantiegeberin (es sei denn, die Garantie wurde gemäß diesen Emissionsbedingungen freigegeben) eine Zahlungsverpflichtung in Höhe oder Im Gegenwert von mehr als EUR 75.000.000 aus einer Kapitalmarktverbindlichkeit oder aufgrund einer Bürgschaft oder Garantie, die für Kapitalmarktverbindlichkeiten Dritter gegeben wurde, nicht innerhalb von 30 Tagen nach ihrer Fälligkeit bzw. im Fall einer Bürgschaft oder Garantie nicht innerhalb von 30 Tagen nach Inanspruchnahme aus dieser Bürgschaft oder Garantie erfüllt, es sei denn, die Emittentin oder die betreffende Wesentliche Tochtergesellschaft oder die Garantiegeberin bestreitet in gutem Glauben, dass diese Zahlungsverpflichtung besteht oder fällig ist bzw. diese Bürgschaft oder Garantie berechtigterweise geltend gemacht wird, oder falls eine für solche Verbindlichkeiten bestellte Sicherheit für die oder von den daraus berechtigten Gläubiger(n) in Anspruch genommen wird; oder

(e)

the Issuer or any of its Material Subsidiaries or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) announces its inability to meet its financial obligations or ceases its payments generally; or

(e)

die Emittentin oder eine ihrer Wesentlichen Tochtergesellschaften oder die Garantiegeberin (es sei denn, die Garantie wurde gemäß dieser Emissionsbedingungen freigegeben) gibt ihre Zahlungsunfähigkeit bekannt oder stellt ihre Zahlungen ein; oder

(f)

a court opens insolvency proceedings against the Issuer or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) and such proceedings are instituted and have not

	(f)	ein Gericht ein Insolvenzverfahren gegen die Emittentin oder die Garantiegeberin (es sei denn, die Garantie wurde gemäß dieser Emissionsbedingungen freigegeben) eröffnet, und ein solches Verfahren

	been discharged or stayed within 90 days, or the Issuer applies for or institutes such proceedings; or			eingeleitet und nicht innerhalb von 90 Tagen aufgehoben oder ausgesetzt worden ist, oder die Emittentin die Eröffnung eines solchen Verfahrens beantragt oder einleitet; oder

(g)

the Issuer or the Guarantor (unless the Guarantee has been released in accordance with these Terms and Conditions) enters into liquidation unless this is done in connection with a merger or other form of combination with another company and such company assumes all obligations contracted by the Issuer or the Guarantor in connection with the Notes or the Guarantee; or

(g)

die Emittentin oder die Garantiegeberin (es sei denn, die Garantie wurde gemäß dieser Emissionsbedingungen freigegeben) in Liquidation tritt, es sei denn, dies geschieht im Zusammenhang mit einer Verschmelzung oder einer anderen Form des Zusammenschlusses mit einer anderen Gesellschaft und die andere oder neue Gesellschaft übernimmt alle Verpflichtungen, die die Emittentin oder die Garantiegeberin im Zusammenhang mit den Schuldverschreibungen oder der Garantie eingegangen ist; oder

(h)

the Guarantee shall cease to be in full force and effect in accordance with its terms for any reason except pursuant to these Terms and Conditions or terms of the Guarantee governing the release of the Guarantee or the satisfaction in full of all the obligations thereunder or shall be declared invalid or unenforceable other than as contemplated by its terms, or the Guarantor shall repudiate, deny or disaffirm any of its obligations thereunder or under the Terms and Conditions.

(h)

die Garantie aus irgendeinem Grund nicht mehr gemäß ihren Bedingungen uneingeschränkt wirksam ist, es sei denn, dies beruht auf diesen Emissionsbedingungen oder den Bedingungen der Garantie bezüglich der Freigabe der Garantie oder der vollständigen Erfüllung aller diesbezüglichen Verpflichtungen, oder aus anderen Gründen als in ihren Bedingungen festgelegt für unwirksam oder undurchsetzbar erklärt wird, oder die Garantiegeberin eine ihrer Verpflichtungen aus der Garantie oder aus den Emissionsbedingungen zurückweist, leugnet oder ablehnt.

Material Subsidiary means any Subsidiary of Fresenius Medical Care AG & Co. KGaA which:			Wesentliche Tochtergesellschaft bezeichnet eine Tochtergesellschaft von Fresenius Medical Care AG & Co. KGaA:

	(i)	has unconsolidated EBITDA representing 5% or more of the EBITDA of Fresenius Medical Care AG & Co. KGaA and its subsidiaries on a consolidated basis; or		(i)	deren unkonsolidiertes EBITDA 5% oder mehr des EBITDA der Fresenius Medical Care AG & Co. KGaA und ihrer Tochtergesellschaften auf einer konsolidierten Basis darstellt,

			oder

	(ii) has unconsolidated gross assets representing 5% or more of the gross assets of Fresenius Medical Care AG & Co. KGaA and its subsidiaries on a consolidated basis,		(ii) deren unkonsolidiertes Bruttovermögen 5% oder mehr des Bruttovermögens der Fresenius Medical Care AG & Co. KGaA und ihrer Tochtergesellschaften auf einer konsolidierten Basis darstellt,

	in each case as determined by reference to the latest audited annual financial statements prepared in accordance with IFRS.		in allen Fällen bestimmt nach dem letzten geprüften Jahresabschluss, die in Übereinstimmung mit IFRS erstellt wurden.

	EBITDA means operating income plus depreciation and amortization and is derived from the operating income determined in accordance with IFRS.		EBITDA entspricht dem Operativen Ergebnis zuzüglich Abschreibungen und wird von dem nach IFRS ermittelten Operativen Ergebnis abgeleitet.

(2)	No Termination.	(2)	Keine Kündigung.

	The right to declare Notes due shall terminate if the situation giving rise to it has been cured before the right is exercised.		Das Kündigungsrecht erlischt, falls der Kündigungsgrund vor Ausübung des Rechts geheilt wurde.

(3)	Notice.	(3)	Kündigungserklärung.

Any default notice in accordance with § 9(1) shall be made at least in text form (section 126b of the German Civil Code, Bürgerliches Gesetzbuch) to the specified office of the Fiscal Agent together with evidence by means of a certificate of the Holder’s Custodian (as defined in § 14(3)) that such Holder, at the time of such notice, is a holder of the relevant Notes.

Eine Kündigungserklärung gemäß § 9(1) hat in der Weise zu erfolgen, dass der Gläubiger bei der angegebenen Geschäftsstelle der Emissionsstelle eine entsprechende Erklärung zumindest in Textform (§ 126 Bürgerliches Gesetzbuch) übergibt und dabei durch eine Bescheinigung seiner Depotbank (wie in § 14(3) definiert) nachweist, dass er die betreffenden Schuldverschreibungen zum Zeitpunkt der Erklärung hält.

(4)	Quorum.	(4)	Quorum.

In the events specified in subparagraph (1)(c) and/or (d) of this § 9, any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subparagraph (1) (a), (b) and (e) through (g) of this § 9 entitling Holders to declare their Notes due has occurred, become effective only when

In den Fällen gemäß Absatz (1)(c) und/oder (d) dieses § 9 wird eine Kündigungserklärung, sofern nicht bei deren Eingang zugleich einer der in Absatz (1)(a), (b) und (e) bis (g) dieses § 9 bezeichneten Kündigungsgründe vorliegt, erst wirksam, wenn bei der Emissionsstelle Kündigungserklärungen von Gläubigern im

the Fiscal Agent has received such default notices from the Holders representing at least 25% of the aggregate principal amount of Notes then outstanding.	Nennbetrag von mindestens 25% des Gesamtnennbetrages der zu diesem Zeitpunkt noch insgesamt ausstehenden Schuldverschreibungen eingegangen sind.

§ 10	§ 10
(SUBSTITUTION)	(ERSETZUNG)

(1) Substitution.	(1) Ersetzung.

The Issuer (reference to which shall always include any previous Substitute Debtor (as defined below)) may, at any time, if no payment of principal of or interest on any of the Notes is in default, without the consent of the Holders, substitute for the Issuer any Affiliate (as defined below) of Fresenius Medical Care AG & Co. KGaA as the principal debtor in respect of all obligations arising from or in connection with the Notes (any such company, the Substitute Debtor), provided that:

Die Emittentin (wobei eine Bezugnahme auf die Emittentin auch alle früheren Nachfolgeschuldner (wie nachfolgend definiert) umfasst) ist jederzeit berechtigt, wenn kein Zahlungsverzug hinsichtlich Kapital oder Zinsen auf die Schuldverschreibungen vorliegt, ohne weitere Zustimmung der Gläubiger ein mit der Fresenius Medical Care AG & Co. KGaA verbundenes Unternehmen (wie nachfolgend definiert) an ihrer Stelle als Hauptschuldnerin (ein solches Unternehmen ist die Nachfolgeschuldnerin) für alle Verpflichtungen aus und im Zusammenhang mit den Schuldverschreibungen einzusetzen, vorausgesetzt, dass:

(a)

the Substitute Debtor assumes all obligations of the Issuer in respect of the Notes and is in a position to fulfill all payment obligations arising from or in connection with the Notes in the Specified Currency without, subject to lit. (e) below, the necessity of any taxes or duties levied by the country or jurisdiction in which the Substitute Debtor is domiciled (other than taxes which would also be levied in the absence of such substitution) to be withheld or deducted at source and to transfer all amounts which are required therefore to the Paying Agent without any restrictions, and that in particular all necessary authorizations to this effect by any competent authority have been obtained, and, to the extent service of process must be effected to the Substitute Debtor outside of Germany, a service of process agent in Germany is

(a)

die Nachfolgeschuldnerin alle Verpflichtungen der Emittentin im Zusammenhang mit den Schuldverschreibungen rechtswirksam übernimmt und sie sämtliche sich aus oder im Zusammenhang mit den Schuldverschreibungen ergebenden Zahlungsverpflichtungen in der Festgelegten Währung ohne die Notwendigkeit (vorbehaltlich Buchstabe (e)) einer Einbehaltung an der Quelle oder des Abzugs irgendwelcher Steuern oder Abgaben in dem Land oder Hoheitsgebiet, in dem die Nachfolgeschuldnerin ihren Sitz hat (mit Ausnahme von Steuern, die auch angefallen wären, wäre die Ersetzung nicht erfolgt), erfüllen sowie die hierzu erforderlichen Beträge ohne Beschränkungen an die Zahlstelle transferieren kann und sie insbesondere jede hierfür notwendige Genehmigung

	appointed;		der Behörden ihres Landes erhalten hat, und, sofern eine Zustellung an die Nachfolgeschuldnerin außerhalb von Deutschland erfolgen müsste, ein Zustellungsbevollmächtigter in Deutschland bestellt wird;

(b)

if at the time of such substitution the Issuer is Fresenius Medical Care AG & Co. KGaA, the Issuer irrevocably and unconditionally guarantees (the Substitution Guarantee) in favor of each Holder the payment of all sums payable by the Substitute Debtor in respect of the Notes on terms equivalent to the terms of the Guarantee;

(b)

wenn zum Zeitpunkt der Ersetzung Fresenius Medical Care AG & Co. KGaA die Emittentin ist, die Emittentin unwiderruflich und unbedingt gegenüber den Gläubigern die Zahlung aller von der Nachfolgeschuldnerin auf die Schuldverschreibungen zahlbaren Beträge zu Bedingungen garantiert (die Ersetzungsgarantie), die den Bedingungen der Garantie entsprechen;

(c)

the Substitute Debtor and the Issuer have obtained all necessary governmental and regulatory approvals and consents for such substitution and for the giving by the Issuer of the Substitution Guarantee in respect of the obligations of the Substitute Debtor, that the Substitute Debtor has obtained all necessary governmental and regulatory approvals and consents for the performance by the Substitute Debtor of its obligations under the Notes, and that all such approvals and consents are in full force and effect and that the obligations assumed by the Substitute Debtor and the Substitution Guarantee given by the Issuer are each valid and binding in accordance with their respective terms and enforceable by each Holder;

(c)

die Nachfolgeschuldnerin und die Emittentin alle für die Ersetzung und die Abgabe der Ersetzungsgarantie von der Emittentin notwendigen Genehmigungen und Einverständniserklärungen von Regierungsstellen und Aufsichtsbehörden erhalten haben, die Nachfolgeschuldnerin alle für die Erfüllung ihrer Verpflichtungen aus den Schuldverschreibungen notwendigen Genehmigungen und Einverständniserklärungen von Regierungsstellen und Aufsichtsbehörden erhalten hat und weiterhin sämtliche dieser Genehmigungen und Einverständniserklärungen in vollem Umfang gültig und wirksam sind und zudem die Verpflichtungen der Nachfolgeschuldnerin und die von der Emittentin begebene Ersetzungsgarantie gemäß ihren Bestimmungen wirksam und rechtsverbindlich und durch jeden Gläubiger durchsetzbar sind;

(d)	§ 9 shall be deemed to be amended so that it shall also be an Event of Default under such provision if the Substitution Guarantee shall cease to be valid or binding on or enforceable against	(d)	§ 9 dergestalt als ergänzt gilt, dass ein zusätzlicher Kündigungsgrund unter dieser Bestimmung der Wegfall der Wirksamkeit, Rechtsverbindlichkeit oder Durchsetzbarkeit der

		Fresenius Medical Care AG & Co. KGaA;		Ersetzungsgarantie gegen Fresenius Medical Care AG & Co. KGaA ist;

	(e)

the Substitute Debtor undertakes to reimburse any Holder for such taxes, fees or duties which may be imposed upon such Holder in connection with any payments on the Notes (including taxes or duties being deducted or withheld at source), upon conversion or otherwise, as a consequence of the assumption of the Issuer’s obligations by the Substitute Debtor, provided that such undertaking shall be limited to amounts that would not have been imposed upon the Holder had such substitution not occurred; and

				(e)

die Nachfolgeschuldnerin sich verpflichtet, jedem Gläubiger alle Steuern, Gebühren oder Abgaben zu erstatten, die ihm im Zusammenhang mit Zahlungen auf die Schuldverschreibungen (einschließlich Steuern und Abgaben, die an der Quelle abgeführt oder einbehalten wurden), durch den Schuldnerwechsel oder in anderer Weise infolge der Schuldübernahme durch die Nachfolgeschuldnerin auferlegt werden, vorausgesetzt, dass sich die Verpflichtung auf Beträge beschränkt, die der Gläubiger ohne die Ersetzung der Emittentin nicht hätte tragen müssen; und

	(f)

there shall have been delivered to the Fiscal Agent one opinion for each jurisdiction affected of lawyers of recognized standing to the effect that subparagraphs (a) through (e) above have been satisfied.

				(f)

der Emissionsstelle jeweils ein Rechtsgutachten bezüglich der betroffenen Rechtsordnungen von anerkannten Rechtsanwälten vorgelegt wurden, die bestätigen, dass die Bestimmungen in den vorstehenden Unterabsätzen (a) bis (e) erfüllt wurden.

For purposes of this § 10, Affiliate shall mean any affiliated company (verbundenes Unternehmen) within the meaning of sections 15 et seqq. of the German Stock Corporation Act (Aktiengesetz) held by Fresenius Medical Care AG & Co. KGaA.

				Für Zwecke dieses § 10 bedeutet verbundenes Unternehmen jedes von Fresenius Medical Care AG & Co. KGaA gehaltene verbundene Unternehmen im Sinne der §§ 15 ff. Aktiengesetz.

(2)	Discharge from Obligations. References.		(2)	Schuldbefreiung. Bezugnahmen.

Upon a substitution in accordance with this § 10, the Substitute Debtor shall be deemed to be named in the Notes as the principal debtor in place of the Issuer as issuer and the Notes shall thereupon be deemed to be amended to give effect to the substitution including that the relevant jurisdiction in relation to the Issuer in § 7 shall be the Substitute Debtor’s country of domicile for tax purposes. Furthermore, in the event of such substitution, in § 7 and § 5(2) an alternative reference to the

Nach einer Ersetzung gemäß dieses § 10 gilt die Nachfolgeschuldnerin als in den Schuldverschreibungen an Stelle der Emittentin als Hauptschuldnerin bestimmt und die Schuldverschreibungen gelten als dementsprechend ergänzt, um der Ersetzung zur Durchsetzung zu verhelfen, und als die relevante Steuerjurisdiktion in Bezug auf § 7 gilt die Jurisdiktion, in der die Nachfolgeschuldnerin steuerlich ansässig ist. Desweiteren gilt im Fall einer Ersetzung in § 7

Federal Republic of Germany shall be deemed to have been included in addition to the reference according to the preceding sentence to the country of domicile or residence for taxation purposes of the Substitute Debtor.

und § 5(2) eine alternative Bezugnahme auf die Bundesrepublik Deutschland als aufgenommen (zusätzlich zu der Bezugnahme nach Maßgabe des vorstehenden Satzes auf das Land, in dem die Nachfolgeschuldnerin ihren Sitz oder Steuersitz hat).

Any such substitution, together with the notice referred to in subparagraph (3) below, shall, in the case of the substitution of any other company as principal debtor, operate to release the Issuer as issuer from all of its obligations as principal debtor in respect of the Notes.

Jede Ersetzung zusammen mit der Mitteilung gemäß Absatz 3 dieser Bestimmung befreit, im Fall der Einsetzung einer anderen Gesellschaft als Hauptschuldnerin, die Emittentin von allen Verbindlichkeiten, die sie als Hauptschuldnerin unter den Schuldverschreibungen hatte.

(3)	Notification to Holders.	(3)	Benachrichtigung der Gläubiger.

Not later than 15 Payment Business Days after effecting the substitution, the Substitute Debtor shall give notice thereof to the Holders and, if any Notes are listed on any stock exchange, to such stock exchange in accordance with § 12 and to any other person or authority as required by applicable laws or regulations.

Spätestens 15 Zahltage nach Durchführung der Ersetzung wird die Nachfolgeschuldnerin dies den Gläubigern und, sollten die Schuldverschreibungen an einer Börse notiert sein, dieser Börse gemäß § 12 mitteilen und jede andere Person oder Stelle, gemäß den anwendbaren Gesetzen und Regelungen informieren.

§ 11		§ 11
(FURTHER ISSUES, PURCHASES AND CANCELLATION)		(BEGEBUNG WEITERER SCHULDVERSCHREIBUNGEN, ANKAUF UND ENTWERTUNG)

(1)	Further Issues.	(1)	Begebung weiterer Schuldverschreibungen.

The Issuer may from time to time, without the consent of the Holders, issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single series with the Notes.

Die Emittentin ist berechtigt, jederzeit ohne Zustimmung der Gläubiger weitere Schuldverschreibungen mit gleicher Ausstattung (gegebenenfalls mit Ausnahme des Tags der Begebung, des Verzinsungsbeginns und/oder des Ausgabepreises) in der Weise zu begeben, dass sie mit diesen Schuldverschreibungen eine einheitliche Serie bilden.

(2)	Purchases.	(2)	Ankauf.

	The Issuer may at any time purchase Notes in the open market or otherwise and at any price. Notes purchased by the Issuer may, at the option of the Issuer, be held, resold or		Die Emittentin ist berechtigt, jederzeit Schuldverschreibungen im Markt oder anderweitig zu jedem beliebigen Preis zu kaufen. Die von der Emittentin erworbenen

	surrendered to the Fiscal Agent for cancellation. If purchases are made by tender, tenders for such Notes must be made available to all Holders of such Notes alike.

Schuldverschreibungen können nach Wahl der Emittentin von ihr gehalten, weiterverkauft oder bei der Emissionsstelle zwecks Entwertung eingereicht werden. Sofern diese Käufe durch öffentliches Angebot erfolgen, muss dieses Angebot allen Gläubigern gemacht werden.

(3)	Cancellation.	(3)	Entwertung.

	All Notes redeemed in full shall be cancelled forthwith and may not be reissued or resold.		Sämtliche vollständig zurückgezahlten Schuldverschreibungen sind unverzüglich zu entwerten und können nicht wiederbegeben oder wiederverkauft werden.

§ 12		§ 12
(NOTICES)		(MITTEILUNGEN)

(1)	Publication.	(1)	Bekanntmachung.

All notices concerning the Notes will be made by means of electronic publication on the internet website of the Luxembourg Stock Exchange (www.bourse.lu). Any notice will be deemed to have been validly given on the third day following the date of such publication (or, if published more than once, on the third day following the date of the first such publication).

Alle die Schuldverschreibungen betreffenden Mitteilungen sind auf der Internetseite der Luxemburger Börse (www.bourse.lu) zu veröffentlichen. Jede derartige Mitteilung gilt mit dem dritten Tag nach dem Tag der Veröffentlichung (oder bei mehreren Veröffentlichungen mit dem dritten Tag nach dem Tag der ersten solchen Veröffentlichung) als wirksam erfolgt.

(2)	Notification to Clearing System.	(2)	Mitteilungen an das Clearingsystem.

So long as any Notes are listed on the official list of the Luxembourg Stock Exchange, subparagraph (1) shall apply. If the Rules of the Luxembourg Stock Exchange otherwise so permit, the Issuer may deliver the relevant notice to the Clearing System for communication by the Clearing System to the Holders, in lieu of publication as set forth in subparagraph (1) above; any such notice shall be deemed to have been given on the seventh day after the day on which the said notice was given to the Clearing System.

Solange Schuldverschreibungen im amtlichen Kursblatt (official list) der Luxemburger Börse notiert sind, sind alle die Schuldverschreibungen betreffenden Mitteilungen gemäß Absatz 1 bekanntzumachen. Soweit die Regeln der Luxemburger Börse dies zulassen, kann die Emittentin eine Veröffentlichung nach Absatz 1 durch eine Mitteilung an das Clearing System zur Weiterleitung an die Gläubiger ersetzen; jede derartige Mitteilung gilt am siebten Tag nach dem Tag der Mitteilung an das Clearing System als den Gläubigern mitgeteilt.

§ 13		§ 13
(AMENDMENTS TO THE TERMS AND CONDITIONS BY RESOLUTION OF THE HOLDERS, HOLDERS’ REPRESENTATIVE, AMENDMENT OF THE GUARANTEE)		(ÄNDERUNG DER EMISSIONSBEDINGUNGEN DURCH BESCHLUSS DER GLÄUBIGER; GEMEINSAMER VERTRETER, ÄNDERUNG DER GARANTIE)

(1)	Resolutions of Holders.	(1)	Beschlüsse durch die Gläubiger.

The Holders may with consent of the Issuer (if required) by a majority resolution pursuant to section 5 et seqq. of the German Act on Issues of Debt Securities (Gesetz über Schuldverschreibungen aus Gesamtemissionen) (the SchVG), as amended from time to time, agree to amendments of the Terms and Conditions or resolve any other matters provided for by the SchVG. In particular, the Holders may consent to amendments which materially change the substance of the Terms and Conditions, including such measures as provided for under section 5 paragraph 3 of the SchVG by resolutions passed by such majority of the votes of the Holders as stated under § 13(2) below. A duly passed majority resolution shall be binding upon all Holders.

Die Gläubiger können mit Zustimmung der Emittentin (soweit erforderlich) aufgrund Mehrheitsbeschlusses nach Maßgabe der §§ 5 ff. des Gesetzes über Schuldverschreibungen aus Gesamtemissionen (das SchVG) in seiner jeweils gültigen Fassung die Emissionsbedingungen ändern oder sonstige Maßnahmen gemäß dem SchVG beschließen. Die Gläubiger können insbesondere einer Änderung wesentlicher Inhalte der Emissionsbedingungen, einschließlich der in § 5 Abs. 3 SchVG vorgesehenen Maßnahmen durch Beschlüsse mit den in dem nachstehenden § 13(2) genannten Mehrheiten zustimmen. Ein ordnungsgemäß gefasster Mehrheitsbeschluss ist für alle Gläubiger verbindlich.

(2)	Majority.	(2)	Mehrheit.

Except as provided by the following sentence and provided that the quorum requirements are being met, the Holders may pass resolutions by simple majority of the voting rights participating in the vote. Resolutions which materially change the substance of the Terms and Conditions, in particular in the cases of section 5 paragraph 3 numbers 1 through 9 SchVG, or relating to material other matters may only be passed by a majority of at least 75% of the voting rights participating in the vote (a Qualified Majority).

Vorbehaltlich des nachstehenden Satzes und der Erreichung der erforderlichen Beschlussfähigkeit, beschließen die Gläubiger mit der einfachen Mehrheit der an der Abstimmung teilnehmenden Stimmrechte. Beschlüsse, durch welche der wesentliche Inhalt der Emissionsbedingungen, insbesondere in den Fällen des § 5 Abs. 3 Nummern 1 bis 9 SchVG, geändert wird, bedürfen zu ihrer Wirksamkeit einer Mehrheit von mindestens 75% der an der Abstimmung teilnehmenden Stimmrechte (eine Qualifizierte Mehrheit).

(3)	Passing of resolutions.	(3)	Beschlussfassung.

	The Holders can pass resolutions in a meeting (Gläubigerversammlung) in accordance with section 5 et seqq. of the SchVG or by means of		Die Gläubiger können Beschlüsse in einer Gläubigerversammlung gemäß §§ 5 ff. SchVG oder im Wege einer Abstimmung ohne

	a vote without a meeting (Abstimmung ohne Versammlung) in accordance with section 18 and section 5 et seqq. of the SchVG.		Versammlung gemäß § 18 und § 5 ff. SchVG fassen.

(4)	Meeting.	(4)	Gläubigerversammlung.

Attendance at the meeting and exercise of voting rights is subject to the Holders’ registration. The registration must be received at the address stated in the convening notice no later than the third day preceding the meeting. As part of the registration, Holders must demonstrate their eligibility to participate in the vote in accordance with section 10 paragraph 3 of the SchVG.

Die Teilnahme an der Gläubigerversammlung und die Ausübung der Stimmrechte ist von einer vorherigen Anmeldung der Gläubiger abhängig. Die Anmeldung muss unter der in der Bekanntmachung der Einberufung mitgeteilten Adresse spätestens am dritten Tag vor der Gläubigerversammlung zugehen. Mit der Anmeldung müssen die Gläubiger ihre Berechtigung zur Teilnahme an der Abstimmung gemäß § 10 Absatz 3 SchVG nachweisen.

(5)	Vote without a meeting.	(5)	Abstimmung ohne Versammlung.

	Together with casting their votes Holders must demonstrate their eligibility to participate in the vote in accordance with § 10 paragraph 3 of the SchVG.		Zusammen mit der Stimmabgabe müssen die Gläubiger ihre Berechtigung zur Teilnahme an der Abstimmung gemäß § 10 Absatz 3 SchVG nachweisen.

(6)	Second meeting.	(6)	Zweite Versammlung.

If it is ascertained that no quorum exists for the meeting pursuant to § 13(4) or the vote without a meeting pursuant to § 13(5), in case of a meeting the chairman (Vorsitzender) may convene a second meeting in accordance with section 15 paragraph 3 sentence 2 of the SchVG or in case of a vote without a meeting the scrutineer (Abstimmungsleiter) may convene a second meeting within the meaning of section 15 paragraph 3 sentence 3 of the SchVG. Attendance at the second meeting and exercise of voting rights is subject to the Holders’ registration. The provisions set out in § 13(4) sentence 3 shall apply mutatis mutandis to the Holders’ registration for a second meeting.

Wird für die Gläubigerversammlung gemäß § 13(4) oder die Abstimmung ohne Versammlung gemäß § 13(5) die mangelnde Beschlussfähigkeit festgestellt, kann – im Fall der Gläubigerversammlung – der Vorsitzende eine zweite Versammlung im Sinne von § 15 Abs. 3 Satz 2 SchVG und – im Fall der Abstimmung ohne Versammlung – der Abstimmungsleiter eine zweite Versammlung im Sinne von § 15 Abs. 3 Satz 3 SchVG einberufen. Die Teilnahme an der zweiten Versammlung und die Ausübung der Stimmrechte sind von einer vorherigen Anmeldung der Gläubiger abhängig. Für die Anmeldung der Gläubiger zu einer zweiten Versammlung gilt § 13(4) Satz 3 entsprechend.

(7)	Holders’ representative.	(7)	Gemeinsamer Vertreter.

The Holders may by majority resolution provide for the appointment or dismissal of a joint representative (the Holders’ Representative), the duties and responsibilities and the powers of such Holders’ Representative, the transfer of the rights of the Holders to the Holders’ Representative and a limitation of liability of the Holders’ Representative. Appointment of a Holders’ Representative may only be passed by a Qualified Majority if such Holders’ Representative is to be authorized to consent, in accordance with § 13(2) hereof, to a material change in the substance of the Terms and Conditions.

Die Gläubiger können durch Mehrheitsbeschluss einen gemeinsamen Vertreter (der Gemeinsame Vertreter) bestellen oder abberufen, die Pflichten, Verantwortlichkeiten und Rechte eines solchen Gemeinsamen Vertreters festlegen, die Übertragung der Rechte der Gläubiger auf den Gemeinsamen Vertreter sowie die Haftungsbegrenzung des Gemeinsamen Vertreters bestimmen. Die Bestellung eines Gemeinsamen Vertreters bedarf einer Qualifizierten Mehrheit, wenn der Gemeinsame Vertreter in Übereinstimmung mit § 13(2) autorisiert ist, einer wesentlichen Änderung des Charakters der Emissionsbedingungen zuzustimmen.

(8)	Publication.	(8)	Veröffentlichung.

	Any notices concerning this § 13 shall be made exclusively pursuant to the provisions of the SchVG.		Alle Bekanntmachungen diesen § 13 betreffend erfolgen ausschließlich gemäß den Bestimmungen des SchVG.

(9)	Amendment of the Guarantee.	(9)	Änderung der Garantie.

	The provisions set out above applicable to the amendment of the Terms and Conditions of the Notes shall apply mutatis mutandis to the Guarantee.		Die oben aufgeführten auf die Änderung der Emissionsbedingungen der Schuldverschreibungen anwendbaren Bestimmungen gelten entsprechend für die Bestimmungen der Garantie.

§ 14		§ 14
(APPLICABLE LAW, PLACE OF JURISDICTION AND ENFORCEMENT)		(ANWENDBARES RECHT, GERICHTSSTAND UND GERICHTLICHE GELTENDMACHUNG)

(1)	Applicable Law.	(1)	Anwendbares Recht.

	The Notes, as to form and content, and all rights and obligations of the Holders and the Issuer, shall be governed in every respect by German law.		Form und Inhalt der Schuldverschreibungen sowie die Rechte und Pflichten der Gläubiger und der Emittentin bestimmen sich in jeder Hinsicht nach deutschem Recht.

(2)	Submission to Jurisdiction.	(2)	Gerichtsstand.

	Subject to any mandatory jurisdiction for specific proceedings under the SchVG, the District Court (Landgericht) in Frankfurt am		Vorbehaltlich eines zwingenden Gerichtsstandes für besondere Rechtsstreitigkeiten im Zusammenhang mit

Main shall have non-exclusive jurisdiction for any action or other legal proceedings (Proceedings) arising out of or in connection with the Notes.

dem SchVG, ist das Landgericht Frankfurt am Main nicht ausschließlich zuständig für sämtliche im Zusammenhang mit den Schuldverschreibungen entstehenden Klagen oder sonstige Verfahren (Rechtsstreitigkeiten).

(3)	Enforcement.	(3)	Gerichtliche Geltendmachung.

Any Holder of Notes may in any proceedings against the Issuer or the Guarantor or to which such Holder and the Issuer or the Guarantor are parties, protect and enforce in his own name his rights arising under such Notes on the basis of (i) a statement issued by the Custodian with whom such Holder maintains a securities account in respect of the Notes (a) stating the full name and address of the Holder, (b) specifying the aggregate principal amount of Notes credited to such securities account on the date of such statement and (c) confirming that the Custodian has given written notice to the Clearing System containing the information pursuant to (a) and (b) which has been confirmed by the Clearing System; (ii) a copy of the Note in global form certified as being a true copy by a duly authorized officer of the Clearing System or a depositary of the Clearing System, without the need for production in such proceedings of the actual records or the global note representing the Notes or (iii) any other means of proof permitted in legal proceedings in the country of enforcement. For purposes of the foregoing, Custodian means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of the Notes and which maintains an account with the Clearing System, and includes the Clearing System. Each Holder may, without prejudice to the foregoing, protect and enforce his rights under these Notes also in any other way which is admitted in the country of the Proceedings.

Jeder Gläubiger von Schuldverschreibungen ist berechtigt, in jedem Rechtsstreit gegen die Emittentin oder die Garantiegeberin oder in jedem Rechtsstreit, in dem der Gläubiger und die Emittentin oder die Garantiegeberin Partei sind, seine Rechte aus diesen Schuldverschreibungen im eigenen Namen auf der folgenden Grundlage zu schützen oder geltend zu machen: (i) er bringt eine Bescheinigung der Depotbank bei, bei der er für die Schuldverschreibungen ein Wertpapierdepot unterhält, welche (a) den vollständigen Namen und die vollständige Adresse des Gläubigers enthält, (b) den Gesamtnennbetrag der Schuldverschreibungen bezeichnet, die unter dem Datum der Bestätigung auf dem Wertpapierdepot verbucht sind und (c) bestätigt, dass die Depotbank gegenüber dem Clearingsystem eine schriftliche Erklärung abgegeben hat, die die vorstehend unter (a) und (b) bezeichneten Informationen enthält und einen Bestätigungsvermerk des Clearingsystems trägt; (ii) er legt eine Kopie der die betreffenden Schuldverschreibungen verbriefenden Globalurkunde vor, deren Übereinstimmung mit dem Original eine vertretungsberechtigte Person des Clearingsystems oder des Verwahrers des Clearingsystems bestätigt hat, ohne dass eine Vorlage der Originalbelege oder der die Schuldverschreibungen verbriefenden Globalurkunde in einem solchen Verfahren erforderlich wäre oder (iii) auf jede andere Weise, die im Lande der Geltendmachung prozessual zulässig ist. Für die Zwecke des Vorstehenden bezeichnet Depotbank jede Bank oder ein sonstiges anerkanntes Finanzinstitut, das berechtigt ist, das Wertpapierverwahrungsgeschäft zu betreiben und bei der/dem der Gläubiger ein Wertpapierdepot für die Schuldverschreibungen unterhält und ein Konto beim Clearingsystem unterhält, einschließlich des Clearingsystems. Jeder Gläubiger kann unbeschadet des Vorstehenden seine Rechte aus diesen Schuldverschreibungen auch auf jede andere Weise schützen und durchsetzen, die im Land des Verfahrens zulässig ist.

§ 15	§ 15
(LANGUAGE)	(SPRACHE)

These Terms and Conditions are written in the German language and provided with an English language translation. The German text shall be controlling and binding. The English language translation is provided for convenience only.

Diese Emissionsbedingungen sind in deutscher Sprache abgefasst. Eine Übersetzung in die englische Sprache ist beigefügt. Der deutsche Text ist bindend und maßgeblich. Die Übersetzung in die englische Sprache ist unverbindlich.

Part II.: ADDITIONAL INFORMATION
Teil II ZUSÄTZLICHE INFORMATIONEN

A. Essential information
Grundlegende Angaben

Interests of Natural and Legal Persons involved in the Issue/Offer	None
Interessen von Seiten natürlicher und juristischer Personen, die an der Emission/dem Angebot beteiligt sind	Keine

Reasons for the offer	general corporate purposes including refinancing of existing financial liabilities
Gründe für das Angebot	allgemeine Unternehmenszwecke einschließlich der Refinanzierung bestehender Finanzverbindlichkeiten

Estimated net proceeds	EUR 498,160,000
Geschätzter Nettobetrag der Erträge	EUR 498,160,000

Estimated total expenses of the issue	EUR 50,000
Geschätzte Gesamtkosten der Emission	EUR 50.000

Eurosystem eligibility
EZB-Fähigkeit
☒ Intended to be held in a manner which would allow Eurosystem eligibility	Yes

Soll in EZB-fähiger Weise gehalten werden	Ja

Yes. Note that the designation “Yes” in the case of a NGN simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper, and does not necessarily mean that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.

Ja. Es ist zu beachten, dass die Bestimmung “Ja” im Fall einer NGN lediglich bedeutet, dass die Schuldverschreibungen nach Begebung bei einer der ICSDs als gemeinsamer Verwahrer hinterlegt werden sollen, und es bedeutet nicht notwendigerweise, dass die Schuldverschreibungen als geeignete Sicherheit im Sinne der Währungspolitik des Eurosystems und der taggleichen Überziehungen (intraday credit operations) des Eurosystem entweder nach Begebung oder zu einem Zeitpunkt während ihrer Existenz anerkannt werden. Eine solche Anerkennung wird vom Urteil der EZB abhängen, dass die Eurosystemfähigkeitskriterien erfüllt werden.

B. Information concerning the securities to be offered/admitted to trading

Informationen über die anzubietenden bzw. zum Handel zuzulassenden Wertpapiere
Securities Identification Numbers
Wertpapier-Kenn-Nummern
Common Code	208448820
Common Code	208448820

ISIN	XS2084488209
ISIN	XS2084488209

German Securities Code	A255DW
Deutsche Wertpapier-Kenn-Nummer (WKN)	A255DW

Any other securities number	Not applicable
Andere Wertpapier-Kenn-Nummer	Nicht anwendbar

Historic Interest Rates and further performance as well as volatility	Not applicable
Zinssätze der Vergangenheit und künftige Entwicklungen sowie ihre Volatilität	Nicht anwendbar
Details of historic [EURIBOR][LIBOR] rates and the further performance as well as their volatility can be obtained from Reuters [EURIBOR01][LIBOR01][LIBOR02]
Einzelheiten zu vergangenen [EURIBOR][LIBOR] Sätzen und Informationen über künftige Entwicklungen sowie ihre Volatilität können abgerufen werden unter Reuters EURIBOR01][LIBOR01][LIBOR02]

Description of any market disruption or settlement disruption events that effect the [EURIBOR][LIBOR] rates	Not applicable
Beschreibung etwaiger Ereignisse, die eine Störung des Marktes oder der Abrechnung bewirken und die [EURIBOR] (LIBOR] Sätze beeinflussen der Abrechnung bewirken und die [EURIBOR][LIBOR] beschreiben	Nicht anwendbar

Yield to final maturity	1.268% per annum
Rendite bei Endfälligkeit	1,268% per annum

Representation of debt security holders including an identification of the organisation representing the investors and provisions applying to such representation. Indication of where the public may have access to the contracts relation to these forms of representation

Not applicable
Vertretung der Schuldtitelinhaber unter Angabe der die Anleger vertretenden Organisation und der für diese Vertretung geltenden Bestimmungen. Angabe des Ortes, an	Nicht anwendbar

dem die Öffentlichkeit die Verträge, die diese Repräsentationsformen regeln, einsehen kann

Resolutions, authorizations and approvals by virtue of which the Notes will be created

The issue of the Notes has been authorized by a resolution of the management board of the Issuer’s general partner dated 18 April 2019 and by a resolution of the supervisory board of the Issuer’s general partner dated 15 May 2019.

Beschlüsse, Ermächtigungen und Genehmigungen, welche die Grundlage für die Schaffung der Schuldverschreibungen bilden

Die Begebung der Schuldverschreibungen wurde ordnungsgemäß genehmigt durch Vorstandsbeschluss der Komplementärin der Emittentin vom 18. April 2019 und Aufsichtsratsbeschluss der Komplementärin der Emittentin vom 15. Mai 2019.

C.	Terms and conditions of the offer Bedingungen und Konditionen des Angebots

C.1	Conditions, offer statistics, expected timetable and action required to apply for the offer	Not applicable
	Angebotsstatistiken, erwarteter Zeitplan und erforderliche Maßnahmen für die Antragstellung	Nicht anwendbar

Conditions to which the offer is subject
Bedingungen, denen das Angebot unterliegt

Total amount of the issue/offer/arrangements and time for announcing it to the public Gesamtsumme der Emission/des Angebots/Vereinbarungen und Zeitpunkt für Ankündigung an das Publikum

Time period, including any possible amendments, during which the offer will be open Frist - einschließlich etwaiger Änderungen – während der das Angebot gültig ist

Description of the application process Beschreibung des Prozesses für die Umsetzung des Angebots

A description of the possibility to reduce subscriptions and the manner for refunding excess amount paid by applicants Beschreibung der Möglichkeit zur Reduzierung der Zeichnungen und der Art und Weise der Erstattung des zu viel gezahlten Betrags an die Zeichner

Details of the minimum and/or maximum amount of application, (whether in number of Notes or aggregate amount to invest)

Einzelheiten zum Mindest- und/oder Höchstbetrag der Zeichnung (entweder in Form der Anzahl der

	Schuldverschreibungen oder des aggregierten zu investierenden Betrags)

	Method and time limits for paying up the Notes and or delivery of the Notes Methode und Fristen für die Ratenzahlung der Schuldverschreibungen und ihre Lieferung

	Manner and date in which results of the offer are to be made public
	Art und Weise und Termin, auf die bzw. an dem die Ergebnisse des Angebots offen zu legen sind

	The procedure for the exercise of any right of pre-emption, the negotiability of subscription rights and the treatment of subscription rights not exercised.
	Verfahren für die Ausübung eines etwaigen Vorzugsrechts, die Marktfähigkeit der Zeichnungsrechte und die Behandlung der nicht ausgeübten Zeichnungsrechte

C.2	Plan of distribution and allotment	Not applicable
	Plan für die Aufteilung der Wertpapiere und deren Zuteilung	Nicht anwendbar

If the Offer is being made simultaneously in the markets of two or more countries and if a tranche has been or is being reserved for certain of these, indicate such tranche

Erfolgt das Angebot gleichzeitig auf den Märkten zwei oder mehrerer Ländern und wurde/ wird eine bestimmte Tranche einigen dieser Märkte vorbehalten, Angabe dieser Tranche

	Process for notification to applicants of the amount allotted and indication whether dealing may begin before notification is made

	Verfahren zur Meldung des den Zeichnern zugeteilten Betrags und Angabe, ob eine Aufnahme des Handels vor dem Meldeverfahren möglich ist

C.3	Pricing
	Kursfeststellung

	Issue Price	99.832%
	Ausgabepreis	99,832%

	Expected price at which the Notes will be offered	99.832%
	Preis zu dem die Schuldverschreibungen voraussichtlich angeboten werden	99,832%

	Amount of expenses and taxes charged to the subscriber / purchaser	Not applicable
	Kosten/Steuern, die dem Zeichner/Käufer in Rechnung gestellt

	werden	Nicht anwendbar

C.4	Placing and underwriting
Platzierung und Emission

Name and address of the coordinator(s) of the global offer and of single parts of the offer and, to the extent known to the Issuer or the offeror, or the placers in the various countries where the offer takes place

Not applicable

Name und Anschrift des Koordinators/der Koordinatoren des globalen Angebots oder einzelner Teile des Angebots und – sofern der Emittentin oder dem Bieter bekannt – Angaben zu den Platzierern in den einzelnen Ländern des Angebots

Nicht anwendbar

Method of distribution
Vertriebsmethode
☐ Non-syndicated
Nicht syndiziert

☒ Syndicated
Syndiziert

Subscription Agreement
Übernahmevertrag
	Date of Subscription Agreement	November 27, 2019
	Datum des Subscription Agreements	27. November 2019

Material Features of the Subscription Agreement:

Under the Subscription Agreement, the Issuer agrees to issue the Notes and each Dealer agrees to purchase the Notes; the Issuer and each Dealer agree inter alia on the aggregate principal amount of the issue, the principal amount of the Dealers’ commitments, the Issue Price, the Issue Date and the commissions.

Hauptmerkmale des Übernahmevertrages:

Unter dem Übernahmevertrag vereinbart die Emittentin, die Schuldverschreibungen zu begeben und jeder Platzeur stimmt zu, die Schuldverschreibungen zu erwerben. Die Emittentin und jeder Platzeur vereinbaren im Übernahmevertrag unter anderem den Gesamtnennbetrag der Emission, die gemäß der Übernahmeverpflichtung auf die Platzeure entfallenden Nennbeträge, den Ausgabepreis, den Valutierungstag und die Provisionen.

Management Details including form of commitment Einzelheiten bezüglich des Bankenkonsortiums einschließlich der Art der Übernahme
Specify Management Group or Dealer (names and addresses)
Bankenkonsortium oder Platzeur angeben (Namen und Anschriften)	Joint Active Bookrunners
Commerzbank Aktiengesellschaft
Kaiserstrasse 16 (Kaiserplatz)
60311 Frankfurt am Main
Germany

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

Société Générale
Tours Société Générale
17 Cours Valmy
92987 Paris La Défense Cedex
France
Joint Passive Bookrunners
Banco Bilbao Vizcaya Argentaria, S.A.
Plaza de San Nicolás 4
48005 Bilbao
Spain

Crédit Agricole Corporate and Investment
Bank
12, place des Etats-Unis
CS 70052
92547 Montrouge Cedex
France

Mizuho Securities Europe GmbH
Taunustor 1
60310 Frankfurt am Main
Germany

Co-Lead Managers
Bayerische Landesbank
Brienner Strasse 18
80333 München
Germany

DNB Bank ASA
Dronning Eufemias Gate, 30
NO-0191 Oslo
Norway

DZ BANK AG Deutsche Zentral-
Genossenschaftsbank, Frankfurt am Main
Platz der Republik
60325 Frankfurt am Main
Germany

Mediobanca – Banca di Credito
Finanziario S.p.A.
Piazzetta E. Cuccia, 1
20121 Milan
Italy

Skandinaviska Enskilda Banken AB (publ)
Kungsträdgårdsgatan 8
106 40 Stockholm
Sweden

☒ Firm commitment
Feste Zusage
☐ no firm commitment / best efforts arrangements
Keine feste Zusage / zu den bestmöglichen Bedingungen
Commissions
Provisionen
	Management/Underwriting Commission (specify)	0.20% of the aggregate principal amount
	Management- und Übernahmeprovision (angeben)	0,20% des Gesamtnennbetrags
Selling Concession (specify)
Verkaufsprovision (angeben)
Listing Commission (specify)
Börsenzulassungsprovision (angeben)
	Prohibition of Sales to EEA Retail Investors	Not applicable
	Verbot des Verkaufs an EWR Privatanleger	Nicht anwendbar

	Stabilising Dealer/Manager	Société Générale
	Kursstabilisierender Dealer/Manager	Société Générale

C.5	Public Offer Jurisdictions
Jurisdiktionen für öffentliches Angebot

	Public Offer Jurisdiction(s)	Not applicable
	Jurisdiktionen, in denen ein öffentliches Angebot stattfindet	Nicht anwendbar

D.	Listing(s) and admission to trading	Yes
	Börsenzulassung(en) und Notierungsaufnahme	Ja

	☒	Regulated Market of the Luxembourg Stock Exchange
Regulierter Markt der Luxemburger Wertpapierbörse
	☐	Other
Sonstige
Date of admission		November 29, 2019
Termin der Zulassung		29. November 2019

Estimate of the total expenses related to admission to trading		Not applicable
Geschätzte Gesamtkosten für die Zulassung zum Handel		Nicht anwendbar

All regulated markets or equivalent markets on which, to the knowledge of the Issuer, notes of the same class of the notes to be offered or admitted to trading are already admitted to trading		Not applicable

Angabe sämtlicher regulierter oder gleichwertiger Märkte, auf denen nach Kenntnis der Emittentin Schuldverschreibungen der gleichen Wertpapierkategorie, die zum Handel angeboten oder zugelassen werden sollen, bereits zum Handel zugelassen sind

Nicht anwendbar
	☐	Regulated Market of the Luxembourg Stock Exchange
Regulierter Markt der Luxemburger Wertpapierbörse
	☐	Other
Sonstige

Name and address of the entities which have a firm commitment to act as intermediaries in secondary trading, providing liquidity through bid and offer rates and description of the main terms of their commitment

Not applicable

Name und Anschrift der Institute, die aufgrund einer festen Zusage als Intermediäre im Sekundärhandel tätig sind und Liquidität mittels Geld- und Briefkursen erwirtschaften, und Beschreibung der Hauptbedingungen der Zusagevereinbarung

Nicht anwendbar

E.	Additional Information
Zusätzliche Informationen
Rating of the Notes		The Notes are expected to be rated BBB- by Fitch Ratings Limited;
BBB by Standard & Poor’s Credit Market Services Europe Limited (Zweigniederlassung Deutschland); and Baa3 by Moody’s Deutschland GmbH.

Rating der Schuldverschreibungen		Es wird erwartet, dass den Schuldverschreibungen ein Rating von
BBB- durch Fitch Ratings Limited; BBB durch Standard & Poor’s Credit Market Services Europe Limited (Zweigniederlassung
Deutschland); und Baa3 durch
Moody’s Deutschland GmbH erteilt wird.

Fitch Ratings Limited is established in the European Community and is registered pursuant to Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, as amended. Standard & Poor’s Credit Market

Services Europe Limited (Zweigniederlassung Deutschland) is established in the European Community and is registered pursuant to Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, as amended. Moody’s Deutschland GmbH is established in the European Community and is registered pursuant to Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, as amended. The European Securities and Markets Authority (ESMA) publishes on its web site (http://www.esma.europa.eu/page/List-registered-and- certified-CRAs) a list of credit rating agencies registered in accordance with the CRA Regulation. That list is updated within five working days following the adoption of a decision under Article 16, 17 or 20 CRA Regulation. The European Commission shall publish that updated list in the Official Journal of the European Union within 30 days following such update.

Fitch Ratings Limited hat ihren Sitz in der Europäischen Gemeinschaft und ist gemäß Verordnung (EG) Nr. 1060/2009 des Europäischen Parlaments und des Rates vom 16. September 2009 über Ratingagenturen (in der geänderten Fassung) registriert. Standard & Poor’s Credit Market Services Europe Limited (Zweigniederlassung Deutschland) hat ihren Sitz in der Europäischen Gemeinschaft und ist gemäß Verordnung (EG) Nr. 1060/2009 des Europäischen Parlaments und des Rates vom 16. September 2009 über Ratingagenturen (in der geänderten Fassung) registriert. Moody’s Deutschland GmbH hat ihren Sitz in der Europäischen Gemeinschaft und ist gemäß Verordnung (EG) Nr. 1060/2009 des Europäischen Parlaments und des Rates vom 16. September 2009 über Ratingagenturen (in der geänderten Fassung) registriert. Die Europäische Wertpapier und Marktaufsichtsbehörde (ESMA) veröffentlicht auf ihrer Webseite (http://www.esma.europa.eu/page/List-registered-and-certified- CRAs) ein Verzeichnis der nach der Ratingverordnung registrierten Ratingagenturen. Dieses Verzeichnis wird innerhalb von fünf Werktagen nach Annahme eines Beschlusses gemäß Artikel 16, 17 oder 20 der Ratingverordnung aktualisiert. Die Europäische Kommission veröffentlicht das aktualisierte Verzeichnis im Amtsblatt der Europäischen Union innerhalb von 30 Tagen nach der Aktualisierung.

F.	Information to be provided regarding the consent by the Issuer or person responsible for drawing up the Prospectus and the Final Terms

Zur Verfügung zu stellende Informationen über die Zustimmung der Emittentin oder der für die Erstellung des Prospekts und der Endgültigen Bedingungen zuständigen Person

The consent to the use of the Prospectus and these Final Terms for the subsequent resale or final placement of Notes by all financial intermediaries is given by the Issuer in relation to Luxembourg and Germany.

The subsequent resale or final placement of Notes by financial intermediaries can be made during the offer period. The offer period commences on November 27, 2019 and ends on November 29, 2019.

Die Zustimmung zu der Verwendung des Prospekts und dieser Endgültigen Bedingungen zu der späteren Weiterveräußerung und der endgültigen Platzierung der Schuldverschreibungen durch alle Finanzintermediäre wird von der Emittentin in Bezug auf Luxemburg und Deutschland erteilt.

Die spätere Weiterveräußerung und endgültigen Platzierung der Wertpapiere durch Finanzintermediäre kann während der Angebotsfrist erfolgen. Die Angebotsfrist beginnt am 27. November 2019 und endet am 29. November 2019.

Third Party Information

Informationen von Seiten Dritter

With respect to any information included herein and specified to be sourced from a third party (i) the Issuer confirms that any such information has been accurately reproduced and as far as the Issuer is aware and is able to ascertain from information available to it from such third party, no facts have been omitted which would render the reproduced information inaccurate or misleading and (ii) the Issuer has not independently verified any such information and accepts no responsibility for the accuracy thereof.

Hinsichtlich der hierin enthaltenen und als solche gekennzeichneten Informationen von Seiten Dritter gilt Folgendes: (i) Die Emittentin bestätigt, dass diese Informationen zutreffend wiedergegeben worden sind und - soweit es der Emittentin bekannt ist und sie aus den von diesen Dritten zur Verfügung gestellten Informationen ableiten konnte -wurden keine Fakten unterschlagen, die die wiedergegebenen Informationen unzutreffend oder irreführend gestalten würden; (ii) die Emittentin hat diese Informationen nicht selbständig überprüft und übernimmt keine Verantwortung für ihre Richtigkeit.

[Signature Page follows]

[Unterschriftsseite folgt]

Fresenius Medical Care AG & Co. KGaA represented by Fresenius Medical Care Management AG, its general partner

Fresenius Medical Care AG & Co. KGaA vertreten durch Fresenius Medical Care Management AG, ihrem persönlich haftenden Gesellschafter

[Name(s) and title(s) of signatory/ies]
[Name(n) und Titel des/r Unterzeichnenden]
Helen Giza
Member of the Management Board

[Name(s) and title(s) of signatory/ies]
[Name(n) und Titel des/r Unterzeichnenden]
Dr. Katarzyna Mazur-Hofsäß
Member of the Management Board

SUMMARY

Summaries are made up of disclosure requirements known as “Elements”. These Elements are numbered in Sections A – E (A.1 – E.7).

This summary (the Summary) contains all the Elements required to be included in a summary for this type of notes and issuer. Because some Elements are not required to be addressed, there may be gaps in the numbering sequence of the Elements.

Even though an Element may be required to be inserted in the Summary because of the type of notes and issuer, it is possible that no relevant information can be given regarding the Element. In this case, a short description of the Element is included in the Summary with the mention of “not applicable”.

Section A – Introduction and Warnings

Element	Description of Element	Disclosure requirement
A.1	Warnings	•	This Summary should be read as an introduction to the Prospectus.

		•	Any decision to invest in the Notes should be based on consideration of the Prospectus as a whole and the relevant Final Terms by the investor.

•

Where a claim relating to the information contained in the Prospectus or the relevant Final Terms is brought before a court, the plaintiff investor might, under the national legislation of the Member States, have to bear the costs of translating the Prospectus, before the legal proceedings are initiated.

•

Civil liability attaches only to the Issuer which has tabled the Summary including any translation thereof, but only if the Summary is misleading, inaccurate or inconsistent when read together with the other parts of the Prospectus or it does not provide, when read together with the other parts of the Prospectus, key information in order to aid investors when considering whether to invest in such Notes.

A.2	Consent to the use of the prospectus

Each Dealer and/or each further financial intermediary subsequently reselling or finally placing the Notes if and to the extent so expressed in the Final Terms is entitled to use the Prospectus and the Final Terms in Luxembourg and Germany for the subsequent resale or final placement of the Notes during the period from November 27, 2019 to November 29, 2019, provided however, that the Prospectus is still valid in accordance with Article 11(2) of the Luxembourg act relating to prospectuses for securities (Loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) which implements Directive 2003/71/EC of the European Parliament and of the Council of November 4, 2003 (as amended by Directive 2010/73/EU of the European Parliament and of the Council of November 24, 2010).

The Prospectus may only be delivered to potential investors together with all supplements published before such delivery. Any supplement to the Prospectus is available for viewing in electronic form on the website of the Luxembourg Stock Exchange (www.bourse.lu) and on the website of the Issuer

(www.freseniusmedicalcare.com).

When using the Prospectus and the Final Terms, each Dealer and/or relevant further financial intermediary must make certain that it complies with all applicable laws and regulations in force in the respective jurisdictions.

In the event of an offer being made by a Dealer and/or a further financial intermediary, the Dealer and/or the further financial intermediary shall provide information to investors on the terms and conditions of the Notes at the time of that offer.

SECTION B – FRESENIUS MEDICAL CARE AG & CO. KGAA – ISSUER

Element	Description of Element	Disclosure requirement
B.1	Legal and commercial name	“Fresenius Medical Care AG & Co. KGaA” is the legal name of the Issuer. The Issuer and its subsidiaries conduct their business under the commercial name “Fresenius Medical Care”.

B.2	Domicile / Legal form / Legislation / Country of incorporation

The Issuer is a partnership limited by shares (Kommanditgesellschaft auf Aktien) with a German stock corporation (Aktiengesellschaft) as a general partner and its registered seat (Sitz) at Hof an der Saale, Germany, incorporated under and governed by the laws of Germany. Its registered office is located at Else-Kröner- Straße 1, 61352 Bad Homburg vor der Höhe, Germany and its telephone number is +49(0) 6172 609-0.

B.4b	Known trends affecting the Issuer and the industries in which it operates

We are the world’s largest kidney dialysis company, based on publicly reported sales and number of patients treated. We operate in a competitive, international market environment and are, therefore, subject to certain trends, risks and uncertainties that could cause actual results to differ from our projected results. The major trends affecting the industries in which we operate are:

•

the aging population and increased life expectancies, shortage of donor organs for kidney transplants, increasing incidence and better treatment of and survival of patients with diabetes and hypertension, which frequently precede the onset of end-stage renal disease (ESRD), all of which contribute to patient growth;

		•	improvements in treatment quality, which prolong patient life;

		•	stronger demand for innovative products and therapies;

		•	advances in medical technology;

		•	ongoing cost-containment efforts and ongoing pressure to decrease healthcare costs, resulting in limited reimbursement rate increases; and

		•	reimbursement for the majority of treatments by governmental institutions, such as Medicare and Medicaid in the U.S.

In the emerging markets, additional trends are:

		•	increasing national incomes and hence higher spending on health care;

		•	improving standards of living in developing countries, which make life-saving dialysis treatment available;

		•	consolidation of providers (e.g. hospital chains);

		•	consolidation of healthcare insurers with pricing pressure on providers; and

		•	privatization of healthcare providers.

B.5	Description of the Group and the Issuer’s position within the Group

The Issuer acts as ultimate holding company of the Group. The operating segments of the Group are determined based upon how we manage our businesses with geographical responsibilities. All segments are primarily engaged in providing health care services and the distribution of products and equipment for the treatment of ESRD and other extracorporeal therapies.

The term North America Segment refers to our North America operating segment. The term EMEA Segment refers to the Europe, Middle East and Africa operating segment, the term Asia-Pacific Segment refers to our Asia-Pacific operating segment, and the term Latin America Segment refers to our Latin America operating segment. Certain headquarters’ overhead charges include accounting and finance, centrally managed production, asset management, quality management, procurement and research and development, recorded as Corporate. These corporate activities do not fulfill the definition of an operating segment under the International Financial Reporting Standards of the International Accounting Standards Board (IASB), as adopted by the European Union (IFRS).

The following diagram depicts in abbreviated form, the corporate structure of the Issuer and its significant subsidiaries (as defined by the Securities & Exchange Commission’s Regulation S-X rule 1-02(w)) as of the date of the Prospectus:

B.9	Profit forecast or estimate	Not applicable. No profit forecast or estimate has been made in the Prospectus.

B.10	Qualifications in the audit report on the historical financial information

Not applicable. KPMG AG Wirtschaftsprüfungsgesellschaft, The Squaire, Am Flug- hafen, 60549 Frankfurt am Main, Germany (KPMG), issued an unqualified auditor’s report (Bestätigungsvermerk) on the consolidated financial statements of the Issuer as of and for each of the fiscal years ended December 31, 2018 and 2017, which were prepared in accordance with IFRS.

B.12	Selected historical key financial information

The selected consolidated financial information below (including ratios) and other financial information of the Issuer contained in the Prospectus have been prepared in accordance with IFRS as adopted by the European Union (EU). The tables below summarize the consolidated financial information as of and for each of the fiscal years ended December 31, 2018 and 2017, as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018. With respect to each of the consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017, KPMG has audited and issued an unqualified auditor’s report. The selected consolidated financial data as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 have been derived from our unaudited consolidated interim financial statements as of and for the nine months ended September 30, 2019 (Interim Report). The Interim Report was prepared on a basis substantially consistent with our audited consolidated financial statements. You should read this information together with the Issuer’s consolidated financial statements incorporated by reference in the Prospectus.

Selected Consolidated Statements of Income Data

	For the nine	For the nine	For the	For the
	months ended	months ended	year ended	year ended
(in € millions, except share	September 30,	September 30,	December 31,	December 31,
and per share amounts)	2019	2018	2018	2017
	(unaudited)	(unaudited)	(audited)	(audited)
Revenue	12,897	12,247	16,547	17,784
Cost of revenues	8,955	8,473	11,392	11,765
Gross profit	3,942	3,774	5,155	6,018
Selling, general and administrative	2,229	2,136	2,865	3,618
(Gain) loss related to divestures of Care Coordination	(14)	(830)	(809)	(26)
Research and development	137	95	134	131
Income from equity method investees	(63)	(52)	(73)	(67)
Operating income	1,653	2,425	3,038	2,362
Interest expense, net	327	244	301	365
Income before income taxes	1,326	2,181	2,737	1,997
Net income attributable to shareholders of FMC-AG & Co. KGaA	857	1,557	1,982	1,280
Basic earnings per share(1)	2.82	5.08	6.47	4.17
Diluted earnings per share(2)	2.82	5.07	6.45	4.16

(1)                 Basic earnings per share is calculated by dividing net income attributable to shareholders by the weighted-average number of outstanding shares over the course of the year.

(2)                 Diluted earnings per share is calculated by dividing the net income attributable to shareholders of the Issuer by the sum of the weighted average of shares outstanding and potentially dilutive shares.

Selected Consolidated Balance Sheet Data

		As of December	As of December
	As of September	31, 2018	31, 2017
(in € millions)	30, 2019	(audited, unless	(audited, unless
	(unaudited)	stated otherwise)	stated otherwise)
Working capital (unaudited)	(148)	1,579	1,074
Total assets	33,169	26,242	24,025
Long-term debt (excluding current portion)	6,086(1)	5,046	5,795
Total equity	13,543	12,902	10,828
Capital stock – nominal value	304	308	308

(1) Excluding lease liabilities.

Selected Consolidated Statements of Cash Flow Data

	For the nine	For the nine	For the	For the
	months	months	year	year
	ended	ended	ended	ended
(in € millions)	September	September	December	December
	30, 2019	30, 2018	31, 2018	31, 2017
	(unaudited)	(unaudited)	(audited)	(audited)
Net cash provided by (used in) operating activities	1,796	1,364	2,062	2,192
Net cash provided by (used in) investing activities	(2,745)	157	(245)	(992)
Net cash provided by (used in) financing activities	(302)	(734)	(682)	(799)
Cash and cash equivalents at end of the period	965	1,754	2,146	978

Selected KPIs and Non-IFRS Measures

The following key performance indicators and other financial information set out in the tables below include financial measures that are not defined by IFRS (each a Non-IFRS Measure). We believe this information, along with comparable IFRS measurements, is useful to our investors as it provides a basis for assessing our performance, payment obligations related to performance-based compensation as well as our compliance with covenants. Non-IFRS financial measures should not be viewed or interpreted as a substitute for financial information presented in accordance with IFRS. The tables also include reconciliations of the Non-IFRS financial measures to the financial measures that the Issuer believes are the most directly comparable measures prepared in accordance with IFRS.

Some of the tables below contain adjustments to exclude the impact of the implementation of IFRS 16 Leases. IFRS 16 Leases (IFRS 16) replaces the straight-line operating lease expense for former leases under IAS 17 Leases (IAS 17) with a depreciation charge for the lease asset and an interest expense on the lease liability as well as the classification of certain IAS 17 leases (such effects being, collectively IFRS 16 Implementation). As a result of the IFRS 16 Implementation, we have updated our accounting policies accordingly. Please refer to note 1 of the notes to our unaudited consolidated financial statements incorporated by reference in the First Supplement for further details on the updated policies. Excluding the policy update for IFRS 16, there have been no significant changes during the nine months ended September 30, 2019 to the items disclosed within the critical accounting policies and estimates in notes 1 and 2 to the audited consolidated financial statements incorporated by reference in the Prospectus.

	For the nine	For the nine	For the year	For the year
	months ended	months ended	ended	ended
(in € millions, except ratios	September 30,	September 30,	December 31,	December 31,
and operating data)	2019	2018	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating income margin (in %)(1)	12.8	19.8	18.4	13.3
Delivered EBIT(2)	1,476	2,249	2,794	2,088
Capital expenditures net(3)	(777)	(702)	(1,003)	(841)
Net cash provided by (used in) operating activities(4) in % of revenue	13.9	11.1	12.5	12.3
Free cash flow(5),(6)	1,019	662	1,059	1,351
Free cash flow in % of revenue(7),(8)	7.9	5.4	6.4	7.6

EBITDA(9)	2,812	2,959	3,763	3,098

(1)                 Operating income margin represents the ratio of operating income to revenue. We believe operating income margin shows the profitability of each of our operating segments or our consolidated company.

(2)                 As a result of the significance of noncontrolling interest holders in our operations, we believe a measure that is meaningful to investors is operating income less noncontrolling interests (Delivered EBIT). Delivered EBIT approximates the operating income attributable to the shareholders of the Issuer. As such, we believe that operating income, or EBIT, is the closest comparable IFRS measure. Below is a table showing the reconciliation of operating income to Delivered EBIT on a consolidated basis:

	For the nine	For the nine
	months	months	For the Year	For the Year
	ended	ended	ended	ended
(in € millions)	September	September	December	December
	30, 2019	30, 2018	31, 2018	31, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating income (EBIT)	1,653	2,425	3,038	2,362
less noncontrolling interests	(177)	(176)	(244)	(274)
Delivered EBIT	1,476	2,249	2,794	2,088

(3)                Capital expenditures for property, plant and equipment is an indicator used for internal management. It influences the capital invested for replacement and expansion.

(4)                Net cash provided by (used in) operating activities is applied to assess whether a business can generate the cash required to make the necessary replacement and expansion of investments. This indicator is impacted by the profitability of our business and the development of working capital, mainly receivables. Net cash provided by (used in) operating activities in percent of revenue shows the percentage of our revenue that is available in terms of financial resources. It is an indicator of our operating financial strength.

(5)                Free Cash Flow (net cash provided by (used in) operating activities after capital expenditures, before acquisitions and investments) is a Non-IFRS measure and refers to the cash flow we have at our disposal. Free cash flow in percentage of revenue is a key performance indicator used by the Issuer’s management. This represents the percentage of revenue that is available for acquisitions, dividends to shareholders, or the reduction of debt financing. For a reconciliation of free cash flow to net cash provided by (used in) operating activities, which we believe to be the most directly comparable IFRS financial measure, see footnote (8) below.

(6)                The following table provides cash flow data for the twelve month period ended September 30, 2019 and 2018. The historical financial information for the twelve months ended September 30, 2019 was derived by adding the Issuer’s consolidated financial data for the nine months ended September 30, 2019, to the Issuer’s consolidated financial data for the twelve months ended December 31, 2018, and subtracting the Issuer’s consolidated financial data for the nine months ended September 30, 2018. The historical financial information for the twelve months ended September 30, 2018 was derived by adding the Issuer’s consolidated financial data for the nine months ended September 30, 2018, to the Issuer’s consolidated financial data for the twelve months ended December 31, 2017, and subtracting the Issuer’s consolidated financial data for the nine months ended September 30, 2017.

		Adjusted for IFRS 16
	For the 12	For the 12	For the 12
(in € millions, except otherwise indicated)	months ended	months ended	months ended
	September 30, 2019	September 30, 2019(a)	September 30, 2018
	(unaudited)	(unaudited)	(unaudited)
Operating cash flow	2,494	2,048	1,892

In % of revenue	14.5	11.9	11.3

Capital expenditures, net	(1,077)	(1,041)	(929)

Free cash flow	1,417	1,007	963

In % of revenue	8.2	5.8	5.8

(a) Adjusted to exclude the impact of the implementation of IFRS 16.

(7)                This indicator shows the percentage of revenue available for acquisitions and investments, dividends to shareholders, reducing debt financing or for repurchasing shares.

(8)                The following table shows the significant cash flow key performance indicators for 2018 and 2017 and the nine-month period ended September 30, 2019 and 2018, and reconcile free cash flow and free cash flow in percent of revenue to Net cash provided by (used in) operating activities and Net cash provided by (used in) operating activities in percent of revenue, respectively:

	For the nine	For the nine		For the year ended December 31, 2017 (unaudited)
	months	months	For the year
(in € millions, except	ended	ended	ended
ratios and operating	September	September	December
data)	30, 2019	30, 2018	31, 2018
	(unaudited)	(unaudited)	(unaudited)
Revenue(a)	12,897	12,247	16,547	17,784
Net cash provided by (used in) operating activities	1,796	1,364	2,062	2,192
Capital expenditures	(788)	(732)	(1,057)	(944)
Proceeds from sale of property, plant and equipment	11	30	54	103
Capital expenditures, net	(777)	(702)	(1,003)	(841)
Free cash flow	1,019	662	1,059	1,351
Net cash provided by (used in) operating activities in % of revenue	13.9	11.1	12.5	12.3
Free cash flow in % of revenue	7.9	5.4	6.4	7.6

(a) Audited for the fiscal years ended December 31, 2018 and 2017.

(9)                EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA is the basis for determining compliance with certain covenants contained in our Amended 2012 Credit Agreement and may be relevant in other major financing arrangements. You should not consider EBITDA to be an alternative to net earnings determined in accordance with IFRS or to cash flow from operations, investing activities or financing activities. In addition, not all funds depicted by EBITDA are available for management’s discretionary use. For example, a substantial portion of such funds are subject to contractual restrictions and functional requirements to fund debt service, capital expenditures and other commitments from time to time as described in more detail elsewhere in this Prospectus. EBITDA, adjusted for acquisitions and divestitures made during the year with a purchase price above a EUR 50 million threshold as defined in the Amended 2012 Credit Agreement and non-cash charges, is the basis for determining compliance with certain covenants contained in our Amended 2012 Credit Agreement. EBITDA, as so calculated, may not be comparable to similarly titled measures reported by other companies because our calculation of EBITDA includes these adjustments. The following table reconciles EBITDA to net cash provided by (used in) operating activities, which we believe to be the most directly comparable IFRS financial measure:

	For the nine	For the nine	For the year	For the year
	months ended	months ended	ended	ended
(in € millions)	September	September	December	December
	30, 2019	30, 2018	31, 2018	31, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total EBITDA	2,812	2,959	3,763	3,098
Interest expense (net of interest income)	(327)	(244)	(301)	(365)
Income tax expense	(292)	(448)	(511)	(443)
Changes in deferred taxes net	30	69	89	(203)
Changes in operating assets and liabilities	(296)	(137)	(153)	209
Compensation expense related to share-based plans	2	10	11	47
(Gain) loss on sale of fixed assets, investments and divestitures	(101)	(836)	(807)	(94)
Other items, net	(32)	(9)	(29)	(57)
Net cash provided by (used in) operating activities	1,796	1,364	2,062	2,192

		Adjusted for IFRS 16
	As of	As of	As of
(in € millions, except ratios and operating data)	September 30,	September 30,	December 31,
	2019	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Net leverage ratio(1)	3.2	2.5	1.8

(1)                The net leverage ratio is a key performance indicator used for internal management. To determine the net leverage ratio, debt less cash and cash equivalents (net debt) is compared to EBITDA (earnings before interest, taxes, depreciation and amortization) (adjusted for acquisitions and divestitures made during the year with a purchase price above a EUR 50 million threshold as defined in the Amended 2012 Credit Agreement and non-cash charges) on a last twelve months basis. The ratio is an indicator of the length of time the Issuer needs to service the net debt out of its own resources. We believe that the net leverage ratio provides more reliable information about the extent to which we are able to meet our payment obligations rather than considering only the absolute amount of our debt. We have a strong market position in a growing, global and mainly non-cyclical market. Furthermore, most of our customers have a high credit rating as the dialysis industry is characterized by stable and sustained cash flows. We believe this enables us to work with a relatively large share of debt capital compared with companies in other industries. The following tables show the reconciliation of net leverage ratio as of December 31, 2018 and 2017, and as of September 30, 2019 and 2018:

		Adjusted for IFRS 16
	September 30,	September 30,	December 31,
(in € millions, except ratios)	2019	2019(f)	2018
	(unaudited)	(unaudited)	(unaudited)
Debt	13,669	8,919	7,546
Cash and cash equivalents	965	965	2,146
Net debt(a)	12,704	7,954	5,400
Operating income(b),(c),(g)	2,523	2,233	2,215
Depreciation and amortization(b),(g)	1,365	849	716
Non-cash charges(g)	46	46	45
EBITDA(b),(c),(d),(g)	3,934	3,128	2,976(e)
Net leverage ratio(b),(c)	3.2	2.5	1.8

(a)             Net debt includes short-term borrowings, short-term borrowings from related parties and long-term debt (including current portion), less cash and cash equivalents.

(b)             Including adjustments for acquisitions and divestitures made within the last twelve months period with a purchase price above a EUR 50 million threshold as defined in the Amended 2012 Credit Agreement.

(c)             Excluding the loss related to divestures of Care Coordination activities and excluding NxStage related transaction costs.

(d)             EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA is the basis for determining compliance with certain covenants contained in our Amended 2012 Credit Agreement and may be relevant in other major financing arrangements. You should not consider EBITDA to be an alternative to net earnings determined in accordance with IFRS or to cash flow from operations, investing activities or financing activities. In addition, not all funds depicted by EBITDA are available for management’s discretionary use. For example, a substantial portion of such funds are subject to contractual restrictions and functional requirements to fund debt service, capital expenditures and other commitments from time to time as described in more detail elsewhere in this Prospectus. EBITDA, adjusted for acquisitions and divestitures made during the year with a purchase price above a EUR 50 million threshold as defined in the Amended 2012 Credit Agreement and non-cash charges, is the basis for determining compliance with certain covenants contained in our Amended 2012 Credit Agreement. EBITDA, as so calculated, may not be comparable to similarly titled measures reported by other companies because our calculation of EBITDA includes these adjustments.

(e)             2018 excluding the gain related to divestitures of Care Coordination activities.

(f)               Adjusted to exclude the impact of the implementation of IFRS 16.

(g)             Last twelve months.

	Material adverse change in the prospects of the Issuer	There has been no material adverse change in the prospects of the Issuer since December 31, 2018.
	Significant change in the financial and trading position	Not applicable. There has been no significant change in the financial or trading position of the Issuer since September 30, 2019.
B.13	Recent events

The Guarantor successfully completed the acquisition of NxStage Medical, Inc. (NxStage) on February 21, 2019, following approval by antitrust authorities in the United States.

NxStage develops, produces and markets an innovative product portfolio of medical devices for use in home dialysis and critical care. The acquisition will enable the Issuer to leverage its manufacturing, supply chain and marketing competencies across the dialysis products, services and Care Coordination businesses in a less labor- and capital-intensive care setting.
B.14	Statement of dependency upon other entities within the group

Please see Element B.5.

The Issuer functions as a holding company, has no material amount of independent operations and derives substantially all of its consolidated revenue from its operating subsidiaries. Consequently, the Issuer’s cash flow and its ability to meet its cash requirements, are dependent upon the profitability and cash flow of its subsidiaries and payments by such subsidiaries to the Issuer in the form of loans, dividends, fees, rental payments, or otherwise, as well as the Issuer’s own credit arrangements.

B.15	Principal activities

We are the world’s largest kidney dialysis company, based on publicly reported sales and number of patients treated. We provide dialysis care and related services to persons who suffer from end stage renal disease (ESRD) as well as other health care services. We develop and manufacture a wide variety of health care products, which includes both dialysis and non-dialysis products. Our dialysis products include hemodialysis machines, peritoneal cyclers, dialyzers, peritoneal solutions, hemodalysis concentrates, solutions and granulates, bloodlines, renal pharmaceuticals and systems for water treatment. Our non-dialysis products include acute cardiopulmonary and apheresis products. We supply dialysis clinics we own, operate or manage with a broad range of products and also sell dialysis products to other dialysis service providers. Our dialysis business is therefore vertically integrated. We describe certain other health care services that we provide in our North America and Asia-Pacific segments as “Care Coordination.” Care Coordination currently includes, but is not limited to, coordinated delivery of pharmacy services, vascular, cardiovascular and endovascular specialty services as well as ambulatory surgery center services, physician nephrology and cardiology services, health plan services, urgent care services and ambulant treatment services. Until June 28, 2018, Care Coordination also included the coordinated delivery of emergency, intensivist and hospitalist physician services as well as transitional care which we referred to as “hospital related physician services”. Our Care Coordination services together with dialysis care and related services represent our health care services.

As a global company delivering health care services and products, we face the challenge of addressing the needs of a wide variety of stakeholders, such as patients, customers, payors, regulators and legislators in many different economic environments and health care systems. In general, government-funded programs (in some countries in coordination with private insurers) pay for certain health care items and services provided to their citizens. Not all health care systems provide for dialysis treatment. Therefore, the reimbursement systems and ancillary services utilization environment in various countries significantly influence our business.

The Issuer’s ordinary shares are listed in the regulated market (Prime Standard) on the Frankfurt Stock Exchange and American Depositary Receipts (ADR) evidencing the Issuer’s ordinary shares are listed on the New York Stock Exchange.

B.16	Controlling Persons

The Issuer has been informed that as of March 31, 2019, Fresenius SE & Co. KGaA (Fresenius SE) owned 94,380,382 (30.92%) of our shares. Fresenius SE is also the owner of 100% of the outstanding share capital of the Issuer’s sole general partner, Fresenius Medical Care Management AG, (the General Partner) and has sole power to elect the supervisory board of the General Partner. The Else Kröner-Fresenius- Stiftung is the sole shareholder of Fresenius Management SE, the general partner of Fresenius SE, and has sole power to elect the supervisory board of Fresenius Management SE. In addition, based on the most recent information available, Else- Kröner-Fresenius-Stiftung owns approximately 26.30% of the Fresenius SE ordinary shares. For more information on the corporate structure of the Issuer, please see Element B.5.

B.17	Credit ratings of the Issuer or its debt securities

Standard & Poor’s Credit Market Services Europe Limited (Zweigniederlassung Deutschland)[4,5] (S&P) has assigned a solicited long-term credit rating of BBB[6] (outlook stable) to the Issuer.[7] Moody’s Deutschland GmbH[8] (Moody’s) has assigned a solicited long-term credit rating of Baa3[9] (outlook stable) to the Issuer.[4] Fitch Ratings Limited[10] (Fitch) has assigned a solicited long-term credit rating of BBB-[11] (outlook stable) to the Issuer.[4] The expected rating of the Notes is BBB- by Fitch; BBB by S&P and Baa3 by Moody’s.

B.18	Nature and scope of the Guarantee

Fresenius Medical Care Holdings, Inc. (the Guarantor) unconditionally and irrevocably guarantees the due payment of interest and principal and additional amounts, if any, for the Notes issued by the Issuer (the Guarantee).

B.19	Summary information	Please see elements B.19-B.1 to B.19-B.17 below.

4                     Standard & Poor’s Credit Market Services Europe Limited (Zweigniederlassung Deutschland) is established in the European Community and is registered under Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, amended by Regulation (EC) No 513/2011 of the European Parliament and of the Council of 11 May 2011 and by Regulation (EC) No 462/2013 of the European Parliament and of the Council of 21 May 2013 (the CRA Regulation).

5                     The European Securities and Markets Authority (ESMA) publishes on its website (http://www.esma.europa.eu/page/List-registered-and-certified-CRAs) a list of credit rating agencies registered in accordance with the CRA Regulation. That list is updated within five working days following the adoption of a decision under Article 16, 17 or 20 CRA Regulation. The European Commission shall publish that updated list in the Official Journal of the European Union within 30 days following such update.

6                     According to Standard & Poor’s: “An obligor rated BBB has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments. The ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.”

7                     A credit rating assesses the creditworthiness of an entity and informs an investor therefore about the probability of the entity being able to redeem invested capital. It is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.”

8                     Moody’s Deutschland GmbH is established in the European Community and is registered under the CRA Regulation.

9                     According to Moody’s: “Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics. Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification and the modifier 3 indicates a ranking in the lower end of that generic rating category.”

10                  Fitch Ratings Limited is established in the European Community and is registered under the CRA Regulation.

11                  According to Fitch: “‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity. The modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within major rating categories.”

about the Guarantor

FRESENIUS MEDICAL CARE HOLDINGS, INC. – GUARANTOR

Element	Description of Element	Disclosure requirement
B.19-B.1	Legal and commercial name	The legal name of the Guarantor is “Fresenius Medical Care Holdings, Inc.” The Guarantor conducts its business under the commercial name “Fresenius Medical Care North America.”
B.19-B.2	Domicile/ Legal form / Legislation / Country of incorporation

The Guarantor was incorporated in the State of New York, United States. As there is no general federal corporation law in the United States, it is organized and existing under the Business Corporation Law of the State of New York. Its executive offices are located at 920 Winter Street, Waltham, Massachusetts, 02451-1457, United States, and its telephone number is +1(781) 699-9000.

B.19-B.4b	Known trends affecting the Guarantor and the industries in which it operates	The Guarantor acts as holding company for the Group’s North America business. Therefore, the Guarantor and its business are affected by the same trends as the Issuer. Please see Element B.4b above.
B.19-B.5	Description of the Group and the Guarantor’s position within the Group

The Issuer acts as ultimate holding company of the Group. The Guarantor is an indirect and wholly-owned subsidiary of the Issuer and acts as holding company for the Group’s North America business. Please see element B 5.

B.19-B.9	Profit forecast or estimate	Not applicable. No profit forecast or estimate has been made in the Prospectus.
B.19-B.10	Nature of any qualifications in the audit report on historical financial information

Not applicable. KPMG LLP, Two Financial Center, 60 South Street, Boston, Massachusetts, 02111, United States, issued an unqualified auditor’s report on the consolidated financial statements of the Guarantor as of and for each of the fiscal years ended on December 31, 2018 and 2017, which were prepared in accordance with the generally accepted accounting principles in the United States (U.S. GAAP).

B.19-B.12	Selected historical key financial

The Guarantor prepares its financial statements using U.S. GAAP. The following tables summarize the consolidated financial information and certain other information for the Guarantor’s business prepared in accordance with U.S. GAAP as of December 31, 2018 and 2017, and for each of the years ended December 31, information

2018 and 2017. The selected financial information for the years ended December 31, 2018 and 2017, is derived from the Guarantor’s audited consolidated financial statements as of and for the year ended December 31, 2018 and 2017, prepared in accordance with U.S. GAAP and incorporated by reference herein.

Selected Consolidated Statements of Income Data

	For the year ended
	December 31,
	2018	2017
	(audited)	(audited)
	in US$ millions

Health Care revenues, net	12,626	13,007
Medical supplies revenue	961	912
Expenses	11,269	12,007
Income before income taxes	2,318	1,912
Net income	1,867	1,508

Income attributable to non-controlling interests	269	293
Net income attributable to Guarantor	1,598	1,214

Selected Consolidated Balance Sheets Data

	At December 31,
	2018	2017
	(audited)	(audited)
	in US$ millions

Working capital (unaudited)	2,300	1,619
Total assets	20,667	19,822
Total current liabilities	3,280	2,901
Total liabilities	8,492	9,280
Total equity	11,200	9,494

	Material adverse change in the prospects of the Guarantor	There has been no material adverse change in the prospects of the Guarantor since December 31, 2018.
	Significant change in the financial and trading position	There has been no significant change in the financial or trading position of the Guarantor since December 31, 2018.
B.19-B.13	Recent events	On February 21, 2019, the Guarantor successfully completed the acquisition of NxStage Medical, Inc. (NxStage) following approval by antitrust authorities in the

United States.

NxStage develops, produces and markets an innovative product portfolio of medical devices for use in home dialysis and critical care. The acquisition will enable the Issuer to leverage its manufacturing, supply chain and marketing competencies across the dialysis products, services and Care Coordination businesses in a less labor- and capital-intensive care setting.

B.19-B.14	Statement of dependency upon other entities within the group	The Guarantor is an indirect and wholly-owned subsidiary of the Issuer. Please see Element B.5.
B.19-B.15	Principal activities

The Guarantor acts as holding company and is engaged, through subsidiaries, in providing dialysis treatment at its own dialysis clinics, manufacturing dialysis products and supplying those products to its clinics and selling dialysis products to other dialysis service providers, and performing clinical laboratory testing and providing inpatient dialysis services and other services under contract to hospitals. The Guarantor operates in the North American market.

B.19-B.16	Controlling Persons	The Guarantor is an indirect and wholly-owned subsidiary of the Issuer. For more information on the corporate structure, please see Element B.5.
B.19-B.17	Credit ratings of the Guarantor or its debt securities	As of the date of the Prospectus, the Guarantor has been assigned a credit rating by Moody’s Deutschland GmbH of Baa3[12] with a stable outlook.[13]

12                            Moody’s Deutschland GmbH is established in the European Community and is registered under the CRA Regulation. According to Moody’s: “Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics. Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification […]; and the modifier 3 indicates a ranking in the lower end of that generic rating category.”

13                            A credit rating assesses the creditworthiness of an entity and informs an investor therefore about the probability of the entity being able to redeem invested capital. It is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

SECTION C – SECURITIES

Element	Description of Element	Disclosure requirement
C.1	Type and class of the securities, including any security Identification number.	Type and Class The Notes are fixed rate notes. Issuance in Series The Notes are issued as Series number 4, Tranche number 1.
Security Identification Number(s)
		ISIN:	XS2084488209
		Common Code:	208448820
		WKN:	A255DW

C.2	Currency of the securities issue.	The Notes are issued in euro.

C.5	Restrictions on the free transferability of the securities.	Not applicable. The Notes are freely transferable.

C.8	Rights attached to the Notes, including ranking of the Notes and limitation of rights

Rights attached to the Notes

Each Holder has the right vis-à-vis the Issuer to claim payment of interest and nominal when such payments are due in accordance with the terms and conditions of the Notes (the Terms and Conditions). Unless previously redeemed, or purchased and cancelled, each Note will be redeemed at its principal amount on the Maturity Date.

Guarantee

The Notes benefit from an unconditional and irrevocable guarantee for the due payment of interest and principal and additional amounts, if any, granted by the Guarantor. The Guarantee granted by the Guarantor includes a release mechanism in certain circumstances described in the Guarantee.

Negative Pledge

The Notes contain a limited negative pledge provision.

Ranking of the Notes (Status)

The Notes constitute unsecured and unsubordinated obligations of the Issuer ranking pari passu among themselves and pari passu with all other unsecured and unsubordinated obligations of the Issuer, unless such obligations are accorded priority under mandatory provisions of statutory law.

Events of Default

The Notes provide for events of default entitling Holders to demand immediate redemption of the Notes.

Cross Default

The Notes provide for cross default provisions.

Change of Control

The Notes provide for the right of Holders to require the Issuer to repurchase the Notes upon a change of control.

Limitation of rights

Early Redemption

The Notes may be called for redemption and redeemed prior to their stated maturity for taxation reasons, or else at the option of the Issuer. The Notes may also be called for redemption and be redeemed prior to their stated maturity at the option of the Issuer for reason of minimal outstanding principal amount.

Resolutions of Holders

In accordance with the German Act on Debt Securities (Gesetz über Schuld- verschreibungen aus Gesamtemissionen, SchVG), the Notes contain provisions pursuant to which Holders may agree by resolution to amend the Terms and Conditions (with the consent of the Issuer) and to decide upon certain other matters regarding the Notes. Resolutions of Holders properly adopted, either in a meeting of Holders or by vote taken without a meeting in accordance with the Terms and Conditions, are binding upon all Holders. Resolutions providing for material amendments to the Terms and Conditions require a majority of not less than 75% of the votes cast. Resolutions regarding other amendments are passed by a simple majority of the votes cast.

C.9	Please read Element C.8 together with the information below

Interest / Fixed Rate Notes / Floating Rate Notes / Maturity Date / Yield / Name of Holders’ Representative

Interest

In case of fixed rate notes insert: The Notes bear interest on their principal amount from November 29, 2019 (inclusive) at a fixed rate of 1.250 percent. per annum payable in arrears on each Interest Payment Date.

Interest Payment Dates shall mean November 29 of each year with the first Interest Payment Date being November 29, 2020.

Interest Period shall mean each period from (and including) November 29, 2019 to (but excluding) the first Interest Payment Date and from (and including) each Interest Payment Date to (but excluding) the following Interest Payment Date.

Maturity Date

Unless previously redeemed in whole or in part or purchased and cancelled, the Notes shall be redeemed on November 29, 2029 at their principal amount.

Yield

The yield equals 1.268 percent. per annum. Holders’ Representative Not applicable, there is no representative of the Holders designated in the Terms and Conditions of the Notes.
C.10	Please read Element C.9 together with the information below
	Derivative component in the Interest Payment	Not applicable; there is no derivate component in the interest payment.
C.11	Admission to trading of the Notes on a regulated market or other equivalent markets	Application has been made to admit Notes to be issued under the Program to trading on the regulated market of the Luxembourg Stock Exchange.

SECTION D – RISKS

Element	Description of Element	Disclosure requirement
D.2	Key information on the key risks that are specific to the issuer and the Guarantor

Risks relating to the Issuer and the Group

Risks relating to regulatory matters

•           We operate in a highly regulated industry such that the potential for legislative reform provides uncertainty and potential threats to our operating models and results.

•           Changes in reimbursement and/or governmental regulations for health care could materially decrease our revenues and operating profit.

•           If we do not comply with the numerous governmental regulations applicable to our business, we could suffer adverse legal consequences, including exclusion from government healthcare reimbursement programs or termination of our authority to conduct business, any of which would result in a material decrease in our revenue; this regulatory environment also exposes us to claims and litigation, including "whistle-blower" suits.

•           If we are unable to protect our information technology security systems and rely on our third-party service providers to protect their systems against cyber attacks or prevent other privacy and data security incidents that result in privacy and data breaches that disrupt our operations or result in the unintended disclosure and access of sensitive personal information or proprietary or confidential information, we could be exposed to significant regulatory fines or penalties, liability or reputational damage, or experience a material adverse impact on our business, financial condition and results of operations.

•

Our indebtedness imposes restrictions. If in the case of a breach of such restrictions the indebtedness under the Notes or certain other financing arrangements were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness.

•	Despite our existing indebtedness, we may still be able to incur significantly more debt; this could intensify the risks described above.

•	Our leverage could adversely affect our financial condition, prevent us from fulfilling our debt-service obligations, or prevent us from pursuing certain aspects of our business strategy.

•	We operate in many different jurisdictions and we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws.

•	If our joint ventures violate the law, our business could be adversely affected.

•	If we are unable to secure appropriate reimbursement arrangements for the pharmaceuticals we provide in our dialysis clinics, our business could be adversely affected.

Risks relating to our business
•

If we fail to estimate, price for and manage our medical costs in an effective manner, the profitability of our value-based products and services could decline and could materially and adversely affect our results of operations, financial position and cash flows.

•	We are exposed to product liability, patent infringement and other claims which could result in significant costs and liability which we may not be able to insure on acceptable terms in the future.

•	Our growth depends, in part, on our ability to continue to make acquisitions and develop de novo dialysis clinics and health care centers.

•	We face specific risks from international operations.

•	We could be adversely affected if we experience shortages of goods or material price increases from our suppliers, or an inability to access new and improved products and technology.

•	If physicians and other referral sources cease referring patients to our health care service businesses and facilities or cease purchasing or prescribing our products, our revenues would decrease.

•	Our pharmaceutical product business could lose sales to generic drug manufacturers or new branded drugs.

•	Our competitors could develop superior technology or otherwise take advantage of new competitive developments that impact our sales.

•	Global economic conditions as well as further disruptions in financial markets may have an adverse effect on our businesses.

•	Any material disruption in federal government operations and funding could have a material adverse impact on our business, financial condition and results of operations.

•

If we are unable to attract and retain skilled medical, technical and engineering personnel, or if legislative, union, or other labor-related activities or changes result in significant increases in our operating costs or decreases in productivity, we may be unable to manage our growth or continue our technological development.

		•	Diverging views of fiscal authorities could require us to make additional tax payments.

		•	A dependency on the payment behavior and decision-making of our business partners can affect the collectability of accounts receivable.

		•	Unforeseeable events could affect our services and our ability to deliver in a limited time and place.

•

There are significant risks associated with estimating the amount of healthcare service revenues that we recognize that could impact the timing of our recognition of revenues or have a significant impact on our operating results and financial condition.

D.3	Key information on the key risks that are specific to the securities	Risks relating to the Notes
		•	The Notes may not be a suitable investment for all investors. Each potential investor in the Notes must determine the suitability of that investment in light of its own circumstances.

		•	The Notes are structurally subordinated to other creditors of non-guarantors within the Group.

		•	The Notes and the Guarantee will be effectively subordinated to secured debt of the Issuer and the Guarantor to the extent such debt is secured by assets that are not also securing the Notes.

		•	Although the occurrence of specific change of control events will permit Holders to require redemption or repurchase of the Notes, the Issuer may not be able to redeem or repurchase such Notes.

		•	Credit ratings may not reflect all risks of an investment in the Notes; they are not recommendations to buy or hold securities, and are subject to revision, suspension, or withdrawal at any time.

		•	An investment in the Notes inherently involves substantial risks, including the potential for default.

•

There can be no assurance that a liquid secondary market for the Notes will develop or, if it does develop, that it will continue. In an illiquid market, an investor might not be able to sell his Notes at any time at fair market prices. The possibility to sell the Notes might additionally be restricted by country- specific reasons.

		•	The Holder is exposed to the risk of an unfavorable development of market prices of its Notes which could materialize if the Holder sells the Notes prior to the final maturity of such Notes.

•

If the Issuer has the right to redeem the Notes prior to maturity, a Holder of such Notes is exposed to the risk that due to early redemption his investment will have a lower than expected yield. Also, the Holder may only be able to reinvest on less favorable conditions as compared to the original investment.

•	A Holder of a fixed rate Note is exposed to the risk that the price of such Note falls as a result of changes in the market interest rate.

•

A Holder is subject to the risk of being outvoted and of losing rights against the Issuer in the case that other Holders agree to amendments of the Terms and Conditions of the Notes by majority vote according to the German Act on Issues of Debt Securities (SchVG). Any such resolution may effectively be passed with the consent of less than a majority of the aggregate principal amount of Notes outstanding. In the case of an appointment of a noteholders’ representative for all Holders (the Holders’ Representative), the Holders may lose, in whole or in part, the possibility to individually enforce and claim their rights against the Issuer.

•

In case of certain events of default, the Notes, in relation to which default notices have been received by the Fiscal Agent, will only become repayable if Holders representing at least 25 percent of the aggregate principal amount of Notes then outstanding have declared their Notes due and payable. A simple majority of votes would be sufficient for a resolution on the recession of such acceleration.

•	Credit ratings may not reflect all risks of an investment in the Notes; they are not recommendations to buy or hold securities, and are subject to revision, suspension, or withdrawal at any time.

Risks relating to the Guarantee

•	U.S. federal and state laws allow courts under specific circumstances to declare the Guarantee void and to require Holders to return payments received from the Guarantor.

•	Enforcement of the Guarantee against the Guarantor may be limited, and the Guarantor derives substantially all of its revenue and cash from its operating subsidiaries.

•	The proceeds from the enforcement of the Guarantee may not be sufficient to satisfy the obligations under the Notes.

•	Each Holder might have to enforce its claims in respect of the Guarantee directly against the Guarantor.

•	The Guarantee may be released or impaired without consent of the Holders.

•

The Guarantor obtains substantially all of its income from its respective subsidiaries, and the holding company structure may limit the Guarantor’s ability to benefit from the assets of its subsidiaries.

•

The terms of the Guarantee – like the Terms and Conditions – may be amended by resolution of the Holders and such resolution will be binding on all Holders. In the case of an appointment of a Holders’ Representative, the Holders may lose, in whole or in part, the possibility to individually enforce and claim their rights under the Guarantee against the Guarantor.

SECTION E – OFFER

Element	Description of Element	Disclosure requirement

E.2b	Reasons for the offer and use of proceeds	The net proceeds from the issue will be used for general corporate purposes of the Issuer, including refinancing of existing fiancial liabilities.

E.3	Terms and conditions of the offer

Since each Dealer and/or each further financial intermediary subsequently reselling or finally placing the Notes is entitled to use the Prospectus during the offer period for the subsequent resale or final placement of the Notes from November 27, 2019 to November 29, 2019, there may be subsequent offers of the Notes to the public by dealers and/or financial intermediaries in the Grand Duchy of Luxembourg and the Federal Republic of Germany. The conditions to which such an offer would subject will be notified to investors by the relevant dealers and/or financial intermediaries.

The total amount of the issue is EUR 500,000,000.

E.4	A description of any interest that is material to the issue/offer including conflicting interests.	None.

E.7	Estimated expenses charged to the investor by the issuer or the offeror.	None.

GERMAN TRANSLATION OF THE SUMMARY

ZUSAMMENFASSUNG

Zusammenfassungen bestehen aus Offenlegungsvorschriften, die als “Elemente” bezeichnet sind. Diese Elemente sind in den Abschnitten A – E (A.1 – E.7) fortlaufend nummeriert.

Diese Zusammenfassung (die Zusammenfassung) enthält alle Elemente, die für die vorliegende Art von Schuldverschreibungen und für die Emittentin in eine Zusammenfassung aufzunehmen sind. Da einige Elemente nicht behandelt werden müssen, können in der Nummerierungsreihenfolge der Elemente Lücken auftreten.

Selbst wenn ein Element wegen der Art der Schuldverschreibungen und der Emittentin in die Zusammenfassung aufgenommen werden muss, ist es möglich, dass in Bezug auf dieses Element keine relevanten Informationen offengelegt werden können. In diesem Fall enthält die Zusammenfassung eine kurze Beschreibung des Elements mit dem Hinweis „entfällt“.

Abschnitt A – EINLEITUNG UND WARNHINWEISE

Element	Beschreibung der Angaben	Geforderte Informationen
A.1	Warnhinweise	•	Diese Zusammenfassung sollte als Einleitung zu dem Prospekt verstanden werden.

		•	Ein Anleger sollte sich bei jeder Entscheidung, in die Schuldverschreibungen zu investieren, auf den Prospekt als Ganzen und die maßgeblichen Endgültigen Bedingungen stützen.

•

Wo ein Anspruch mit Bezug auf die in dem Prospekt oder den in den maßgeblichen Endgültigen Bedingungen enthaltenen Angaben vor Gericht gebracht wird, muss der klagende Investor nach den nationalen Rechtsvorschriften seines Mitgliedstaats möglicherweise für die Übersetzung des Prospekts aufkommen, bevor das Verfahren eingeleitet werden kann.

•

Zivilrechtlich haftet die Emittentin nur, wenn sie die Zusammenfassung samt etwaiger Übersetzungen vorgelegt und übermittelt hat, und dies auch nur für den Fall, dass die Zusammenfassung verglichen mit den anderen Teilen des Prospekts irreführend, unrichtig oder widersprüchlich ist, oder verglichen mit den anderen Teilen des Prospekts wesentliche Angaben, die für Anlegen eine Entscheidungshilfe darstellen, fehlen.

A.2	Zustimmung zur Verwendung des Prospekts

Jeder Platzeur und/oder jeder weitere Finanzintermediär, der die Schuldverschreibungen nachfolgend weiterverkauft oder endgültig platziert, ist, wenn und soweit dies in den Endgültigen Bedingungen gestattet wird, berechtigt, den Prospekt und die jeweiligen Endgültigen Bedingungen in Luxemburg und Deutschland für den späteren Weiterverkauf oder die endgültige Platzierung der Schuldverschreibungen während des Zeitraums vom 27. November 2019 bis 29. November 2019 zu verwenden, vorausgesetzt, dass der Prospekt in Übereinstimmung mit Artikel 11(2) des Luxemburger Wertpapierprospektgesetztes

(Loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières), das die Richtlinie 2003/71/EG des Europäischen Parlaments und des Rates vom 4. November 2003 (geändert durch die Richtlinie 2010/73/EU des Europäischen Parlaments und des Rates vom 24. November 2010) umsetzt, noch gültig ist.

Der Prospekt darf potentiellen Investoren nur zusammen mit sämtlichen bis dato veröffentlichten Nachträgen übergeben werden. Jeder Nachtrag zum Prospekt kann in elektronischer Form auf der Internetseite der Wertpapierbörse Luxemburg (www.bourse.lu) und der Internetseite der Emittentin (www.freseniusmedicalcare.com) eingesehen werden.

Bei der Nutzung des Prospektes und der finalen Bedingungen hat jeder Platzeur und/oder jeweiliger weiterer Finanzintermediär sicherzustellen, dass er alle anwendbaren, in den jeweiligen Jurisdiktionen geltenden Gesetze und Rechtsvorschriften beachtet.

Für den Fall, dass ein Platzeur und/oder weiterer Finanzintermediär ein Angebot macht, informiert dieser Platzeur und/oder weitere Finanzintermediär die Anleger zum Zeitpunkt der Angebotsvorlage über die Angebotsbedingungen der Schuldverschreibungen.

ABSCHNITT B – FRESENIUS MEDICAL CARE AG & CO. KGAA – EMITTENTIN

Element	Beschrei- bung der Angaben	Geforderte Informationen

B.1	Gesetzliche und kommerzielle Bezeichnung

“Fresenius Medical Care AG & Co. KGaA” ist der juristische Name der Emittentin der Schuldverschreibungen (die Emittentin und, zusammen mit ihren Tochtergesellschaften, die Gruppe, auch wir, uns oder unser). Die Emittentin und ihre Tochtergesellschaften verwenden im Geschäftsverkehr die kommerzielle Bezeichnung “Fresenius Medical Care”.

B.2	Sitz, Rechtsform, geltendes Recht, Land der Gründung

Die Emittentin ist eine nach deutschem Recht errichtete und deutschem Recht unterliegende Kommanditgesellschaft auf Aktien (KGaA) mit einer Aktiengesellschaft (AG) als alleiniger Komplementärin und mit eingetragenem Sitz in Hof an der Saale, Deutschland. Ihre Geschäftsanschrift lautet Else-Kröner-Straße 1, 61352 Bad Homburg vor der Höhe, Deutschland, und ihre Telefonnummer lautet +49(0) 6172 609-0.

B.4b	Beschreibung von bekannten Trends, die sich auf die Emittentin und die Branchen, in

Wir sind nach den veröffentlichten Umsatzzahlen und der Anzahl der behandelten Patienten das weltweit größte Dialyse-Unternehmen. Wir sind in einem kompetitiven, internationalen Markt tätig und unterliegen deshalb bestimmten Trends, Risiken und Unsicherheiten, die zur Folge haben können, dass die tatsächlichen Ergebnisse von den prognostizierten Ergebnissen abweichen. Die wichtigsten Trends, die unsere Branche beeinflussen sind:

		•	Die alternde Bevölkerung und steigende Lebenserwartung, der Engpass bei denen sie tätig ist, auswirken

Organspenden für Nierentransplantationen, das zunehmende Auftreten und die bessere Behandlung sowie das Überleben von Patienten mit Diabetes und Bluthochdruck, die häufig der terminalen Niereninsuffizienz (End-Stage Renal Disease – ESRD) vorausgehen; dies alles führt zu einer steigenden Anzahl an Patienten;

		•	Verbesserungen in der Behandlungsqualität, die das Leben von Patienten verlängern;

		•	die stärkere Nachfrage nach innovativen Produkten und Therapien;

		•	Fortschritte in der Medizintechnik;

		•	anhaltende Sparbemühungen und Kostendruck im Gesundheitswesen, welche die Steigerungen der Erstattungssätze begrenzen; und

		•	die Vergütung der Mehrheit der Behandlungen durch staatliche Institutionen wie Medicare und Medicaid in den Vereinigten Staaten von Amerika (die USA).

Zusätzliche Trends in Schwellenländern sind:

		•	steigende nationale Einkommen und dadurch steigende Ausgaben für medizinische Versorgung;

		•	ein verbesserter Lebensstandard in Entwicklungsländern, der eine lebensrettende Dialysebehandlung möglich macht;

		•	die Konsolidierung von anderen Anbietern (z.B. Krankenhausketten);

		•	die Konsolidierung von Krankenversicherern mit Preisdruck auf andere Anbieter; und

		•	die Privatisierung von Gesundheitsdienstleistern.

B.5	Beschreibung der Gruppe und der Stellung der Emittentin innerhalb der Gruppe

Die Emittentin agiert als die oberste Holdinggesellschaft für die Gruppe. Die operativen Geschäftssegmente der Gruppe werden durch unsere Geschäftsführung im Hinblick auf die jeweiligen geographischen Zuständigkeiten festgelegt. Sämtliche Segmente haben in erster Linie mit Gesundheitsdienstleistungen und dem Vertrieb von Produkten und Geräten zur Behandlung von ESRD und anderen extrakorporalen Therapien zu tun.

Der Begriff Nordamerika Segment bezieht sich auf unsere operative Geschäftstätigkeit in Nordamerika. Der Begriff EMEA Segment bezieht sich auf unsere operative Geschäftstätigkeit in Europa, Nahost und Afrika, der Begriff Asien- Pazifik Segment bezieht sich auf unsere operative Geschäftstätigkeit im asiatisch- pazifischen Raum und der Begriff Lateinamerika Segment bezieht sich auf unsere operative Geschäftstätigkeit in Lateinamerika. Die Aufgabenbereiche der Konzernzentrale umfassen auch die Bereiche Rechnungs- und Finanzwesen, zentral gesteuerte Produktion, Vermögensverwaltung, Qualitätsmanagement, Einkauf, Forschung und Entwicklung, die als Corporate ausgewiesen werden. Diese Unternehmensaktivitäten erfüllen nicht die Definition eines operativen Segments nach den "International Financial Reporting Standards" des International Accounting Standards Board (IASB), wie sie von der Europäischen Union übernommen wurden

(IFRS).

Das folgende Diagramm verdeutlicht in abgekürzter Form die Unternehmensstruktur der Emittentin und ihrer wesentlichen Tochtergesellschaften (significant subsidiaries) (wie in der Securities & Exchange Commission’s Regulation S-X rule 1-02(w) definiert) zum Zeitpunkt dieses Prospektes:

B.9	Gewinnprogn osen oder - Schätzungen	Entfällt. Es wurden keine Gewinnprognosen oder -schätzungen in den Prospekt aufgenommen.
B.10	Art etwaiger Beschränkung en im Bestätigungsv ermerk zu den historischen Finanzinform ationen

Entfällt. Die KPMG AG Wirtschaftsprüfungsgesellschaft, The Squaire, Am Flughafen, 60549 Frankfurt am Main, Deutschland (KPMG), hat einen uneingeschränkten Bestätigungsvermerk für die in Übereinstimmung mit den IFRS aufgestellten Konzernabschlüsse der Emittentin der zum 31. Dezember 2018 und zum 31. Dezember 2017 endenden Geschäftsjahre erteilt.

B.12	Ausgewählte wesentliche historische Finanzinform ationen

Die im Folgenden aufgeführten ausgewählten konsolidierten Finanzinformationen (einschließlich Kennzahlen) und sonstigen in dem Prospekt enthaltenen Finanzinformationen der Emittentin wurden in Übereinstimmung mit den International Financial Reporting Standards erstellt, wie sie von der Europäischen Union (EU) übernommen wurden. Die folgenden Tabellen fassen die konsolidierten Finanzinformationen zum und für die zum 31. Dezember 2018 und 2017 endenden Geschäftsjahre, zum 30. September 2019 und für die zum 30. September 2019 und 2018 endenden neun Monate zusammen. Für jeden der Konzernabschlüsse zum 31. Dezember 2018 und 2017 hat KPMG einen uneingeschränkten Bestätigungsvermerk erteilt. Die ausgewählten Konzernzahlen zum 30. September 2019 und für die zum 30. September 2019 und 2018 endenden neun Monate wurden aus unserem ungeprüften Konzernzwischenbericht zum und für die zum 30. September 2019 endenden neun Monate abgeleitet (Zwischenbericht). Der Zwischenbericht wurde auf einer Basis erstellt, die im Wesentlichen in Übereinstimmung mit unserem geprüften Konzernabschluss steht. Sie sollten diese Informationen zusammen mit dem Konzernabschluss der Emittentin lesen, der durch Verweis in den Prospekt aufgenommen wurde.

Ausgewählte Zahlen aus der Konzern-Gewinn- und Verlustrechnung

(in € Mio., außer Aktien und Aktienbeträge)	Für die zum 30. September 2019 endenden neun Monate (ungeprüft)	Für die zum 30. September 2018 endenden neun Monate (ungeprüft)	Für das zum 31. Dezember 2018 endend e Jahr (geprüft)	Für das zum 31. Dezember 2017 endend e Jahr (geprüft)
Umsatzerlöse	12.897	12.247	16.547	17.784
Umsatzkosten	8.955	8.473	11.392	11.765
Bruttoergebnis vom Umsatz	3.942	3.774	5.155	6.018
Vertriebs- und allgemeine Verwaltungskostenf	2.229	2.136	2.865	3.618
(Gewinn) Verlust i. Zshg. mit Veräußerungen im Versorgungsmanagement	(14)	(830)	(809)	(26)
Forschungs- und Entwicklungsaufwendungen	137	95	134	131
Ergebnis assoziierter Unternehmen	(63)	(52)	(73)	(67)
Operatives Ergebnis	1.653	2.425	3.038	2.362
Zinsaufwendungen, netto	327	244	301	365
Ergebnis vor Ertragsteuern	1.326	2.181	2.737	1.997
Konzernergebnis, das auf die Anteilseigner der FMC-AG & Co. KGaA entfällt	857	1.557	1.982	1.280
Ergebnis je Aktie (unverwässert)(1)	2,82	5,08	6,47	4,17
Ergebnis je Aktie (verwässert)(2)	2,82	5,07	6,45	4,16

(1)       Das Ergebnis je Aktie (unverwässert) ergibt sich aus dem Konzernergebnis geteilt durch den gewichteten Durchschnitt der während des Geschäftsjahrs im Umlauf befindlichen Anzahl von ausstehenden Aktien.

(2)       Das Ergebnis je Aktie (verwässert) wird berechnet, indem das Konzernergebnis, das auf die Anteilseigner der Emittentin entfällt, durch die Summe aus dem gewichteten Durchschnitt der ausstehenden Aktien und den potenziell verwässernden Aktien dividiert wird.

Ausgewählte Zahlen aus der Konzern-Bilanz

		Zum 31. Dezember	Zum 31. Dezember
		2018	2017
(in € Mio.)	Zum 30. September	(geprüft, soweit	(geprüft, soweit
	2019	nicht anders	nicht anders
	(ungeprüft)	angegeben)	angegeben)
Working Capital (ungeprüft)	(148)	1.579	1.074
Summe Vermögenswerte	33.169	26.242	24.025
Langfristige Finanzverbindlichkeiten und Verbindlichkeiten aus aktivierten Leasingverträgen	6.086(1)	5.046	5.795
Summe-Eigenkapital	13.543	12.902	10.828
Grundkapital - Nennwert	304	308	308

(1)      Ohne Leasingverbindlichkeiten.

Ausgewählte Zahlen aus der Konzern-Kapitalflussrechnung

	Für die zum	Für die zum	Für das zum	Für das zum
	30. September	30. September	31. Dezember	31. Dezember
(in € Mio.)	2019 endenden	2018 endenden	2018 endende	2017 endende
	neun Monate	neun Monate	Jahr	Jahr
	(ungeprüft)	(ungeprüft)	(geprüft)	(geprüft)
Cash Flow aus betrieblicher Geschäftstätigkeit	1.796	1.364	2.062	2.192
Cash Flow aus Investitionstätigkeit	(2.745)	157	(245)	(992)
Cash Flow aus Finanzierungstätigkeit	(302)	(734)	(682)	(799)
Flüssige Mittel am Ende des Jahres	965	1.754	2.146	978

Ausgewählte KPIs und Nicht-IFRS Leistungskennzahlen

Die folgenden Leistungskennzahlen und sonstigen Finanzinformationen, die in den folgenden Tabellen aufgeführt sind, beinhalten finanzielle Kennzahlen, die nicht nach IFRS definiert sind (jeweils eine Nicht-IFRS-Kennzahl). Wir gehen davon aus, dass diese Informationen zusammen mit vergleichbaren IFRS-Bewertungen für unsere Investoren nützlich sind, da sie eine Grundlage für die Beurteilung unserer Leistung, der Zahlungsverpflichtungen im Zusammenhang mit der erfolgsabhängigen Vergütung sowie der Einhaltung von Covenants darstellen. Nicht-IFRS-Finanzkennzahlen sollten nicht als Ersatz für Finanzinformationen angesehen oder interpretiert werden, die in Übereinstimmung mit IFRS dargestellt werden. Die Tabellen enthalten auch Überleitungen der Non-IFRS-Kennzahlen auf die Finanzkennzahlen, die nach Ansicht der Emittentin die am unmittelbarsten vergleichbaren Kennzahlen sind, die nach IFRS erstellt wurden.

Die nachfolgenden Tabellen enthalten Anpassungen, um die Auswirkungen der Umsetzung von IFRS 16 Leasingverhältnisse auszuschließen. IFRS 16 Leasingverhältnisse (IFRS 16) ersetzt den linearen Operating-Leasingaufwand für frühere Leasingverhältnisse nach IAS 17 Leasingverhältnisse (IAS 17) durch eine Abschreibung auf den Leasinggegenstand und einen Zinsaufwand auf die Leasingverbindlichkeit sowie die Klassifizierung bestimmter IAS 17-Leasingverträge (diese Effekte sind zusammen die IFRS 16-Umsetzung). Im Zuge der IFRS 16-Umsetzung haben wir unsere Bilanzierungs- und Bewertungsmethoden entsprechend angepasst. Weitere Einzelheiten zu den aktualisierten Grundsätzen finden Sie in Anmerkung 1 des Anhangs zu unserem ungeprüften Konzernabschluss, der durch Verweis in diesen Ersten Nachtrag aufgenommen wurde. Mit Ausnahme der Aktualisierung der Richtlinien für IFRS 16 haben sich in den ersten neun Monaten 2019 keine wesentlichen Änderungen an den Positionen ergeben, die in den kritischen Rechnungslegungsgrundsätzen und Schätzungen in den Anmerkungen 1 und 2 des geprüften Konzernabschlusses enthalten sind, die durch Verweis in diesen Prospekt aufgenommen wurden.

	Für die zum	Für die zum	Für das zum	Für das zum
(in € Mio., außer	30. September	30. September	31. Dezember	31. Dezember
Kennzahlen und operative	2019 endenden	2018 endenden	2018 endende	2017 endende
Daten)	neun Monate	neun Monate	Jahr	Jahr
	(ungeprüft)	(ungeprüft)	(ungeprüft)	(ungeprüft)
Operative Marge (in %)(1)	12,8	19,8	18,4	13,3
Verbleibendes EBIT(2)	1.476	2.249	2.794	2.088
Investitionen in Sachanlagen(3)	(777)	(702)	(1.003)	(841)
Cash Flow aus betrieblicher Geschäftstätigkeit(4) in % vom Umsatz	13,9	11,1	12,5	12,3
Free Cash Flow(5),(6)	1.019	662	1.059	1.351
Free Cash Flow in % vom Umsatz(7),(8)	7,9	5,4	6,4	7,6
EBITDA(9)	2.812	2.959	3.763	3.098

(1)                 Die Operative Marge stellt das Verhältnis des operativen Ergebnisses zu den Umsatzerlösen dar. Wir gehen davon aus, dass die Operative Marge die Rentabilität jedes unserer operativen Geschäftssegmente oder unserer konsolidierten Gesellschaft widerspiegelt.

(2)                 Aufgrund der Bedeutung der nicht-beherrschenden Anteile an unserer Geschäftstätigkeit sind wir der Auffassung, dass das operative Ergebnis abzüglich der nicht-beherrschenden Anteile (verbleibendes EBIT) eine wichtige Kennzahl für Investoren ist. Das verbleibende EBIT, eine Nicht-IFRS-Kennzahl, entspricht in etwa dem operativen Ergebnis, das auf die Anteilseigner der Emittentin entfällt. Wir sehen das operative Ergebnis als am ehesten vergleichbare IFRS-Kennzahl an:

	Für die zum	Für die zum	Für das zum	Für das zum
	30. September	30. September	31. Dezember	31. Dezember
(in € Mio.)	2019 endenden	2018 endenden	2018 endende	2017 endende
	neun Monate	neun Monate	Jahr	Jahr
	(ungeprüft)	(ungeprüft)	(ungeprüft)	(ungeprüft)
Operatives Ergebnis (EBIT)	1.653	2.425	3.038	2.362
Abzüglich der nicht
beherrschenden Anteile	(177)	(176)	(244)	(274)
Verbleibendes EBIT	1.476	2.249	2.794	2.088

(3)                 Die Investitionen in Sachanlagen sind ein Indikator für die interne Steuerung. Sie beeinflusst das Ersatz- und Erweiterungskapital.

(4)                 Anhand des Cash Flow aus betrieblicher Geschäftstätigkeit kann beurteilt werden, ob ein Unternehmen die finanziellen Mittel erwirtschaften kann, die zur Finanzierung von Ersatz- und Erweiterungsinvestitionen benötigt werden. Der Cash Flow aus betrieblicher Geschäftstätigkeit wird durch die Rentabilität des Geschäfts der Gesellschaft und die Entwicklung des Working Capital,insbesondere des Forderungsbestands beeinflusst. Aus der Kennzahl Cash Flow aus betrieblicher Geschäftstätigkeit in Prozent der Umsatzerlöse lässt sich erkennen, wie viel Prozent der Umsatzerlöse in Form von finanziellen Mitteln zur Verfügung steht. Diese Kennzahl ist ein Indikator für unsere operative Finanzierungskraft.

(5)                 Der Free Cash Flow (Netto-Zu-/Abfluss aus operativer Geschäftstätigkeit nach Investitionen, vor Akquisitionen und Investitionen) ist eine Nicht-IFRS-Kennzahl und bezieht sich auf den uns zur Verfügung stehenden Cashflow. Der Free Cash Flow in Prozent des Umsatzes ist eine wichtige Leistungskennzahl, die vom Management der Emittentin verwendet wird. Er entspricht dem Prozentsatz des Umsatzes, der für Akquisitionen, Dividenden an Aktionäre oder die Reduzierung der Fremdfinanzierung zur Verfügung steht. Für eine Überleitung des Free Cash Flow auf den Mittelzufluss (-abfluss) aus laufender Geschäftstätigkeit, der nach unserer Einschätzung die am ehesten vergleichbare IFRS-Finanzkennzahl ist, siehe Fußnote (8).

(6)                 Die folgende Tabelle enthält Cashflow-Daten für die zwölf Monate zum 30. September 2019 und 30. September 2018. Die historischen Finanzinformationen für die zwölf Monate zum 30. September 2019 wurden durch Addition der konsolidierten Finanzdaten der Emittentin für die neun Monate zum 30. September 2019 zu den konsolidierten Finanzdaten der Emittentin für die zwölf Monate zum 31. Dezember 2018 und durch Subtraktion der konsolidierten Finanzdaten der Gesellschaft für die neun Monate zum 30. September 2018 abgeleitet. Die historischen Finanzinformationen für die zwölf Monate zum 30. September 2018 wurden durch Addition der konsolidierten Finanzdaten der Emittentin für die neun Monate zum 30. September 2018 zu den konsolidierten Finanzdaten der Emittentin für die zwölf Monate zum 31. Dezember 2017 und durch Subtraktion der konsolidierten Finanzdaten der Emittentin für die neun Monate zum 30. September 2017 abgeleitet.

		Angepasst an IFRS 16
	Für die zum	Für die zum	Für die zum
(in € Mio., soweit nicht anders ausgewiesen)	30. September 2019	30. September 2019	30. September 2018
	endenden 12 Monate	endenden 12 Monate	endenden 12 Monate
	(ungeprüft)	(ungeprüft)(a)	(ungeprüft)
Cash Flow aus betrieblicher
Geschäftstätigkeit	2.494	2.048	1.892
In % von den Umsatzerlösen	14,5	11,9	11,3
Investitionen in Sachanlagen, netto	(1.077)	(1.041)	(929)
Free Cash Flow	1.417	1.007	963
In % von den Umsatzerlösen	8,2	5,8	5,8

(a) Angepasst um die Auswirkungen der Umsetzung von IFRS 16 auszuschließen.

(7)       Dieser Indikator zeigt an, wie viel Prozent der Umsatzerlöse für Akquisitionen und Beteiligungen, für die Dividenden an die Aktionäre, für die Kredittilgung oder für Aktienrückkäufe zur Verfügung stehen.

(8)       Die folgende Tabelle zeigt die wesentlichen Cashflow-Kennzahlen für 2018 und 2017 sowie für die Neunmonatszeiträume zum 30.September 2019 und 2018 und bringt jeweils den Free Cash Flow und den prozentualen Anteil des Free Cash Flow an den Umsatzerlöse bezogen auf den Mittelzufluss (-abfluss) aus der laufenden Geschäftstätigkeit und den Mittelzufluss (-abfluss) aus der laufenden Geschäftstätigkeit in Prozent des Umsatzes in Einklang:

	Für die zum	Für die zum	Für das zum	Für das zum
(in € Mio., außer	30. September	30. September	31. Dezember	31. Dezember
Kennzahlen und operative	2019 endenden	2018 endenden	2018 endende	2017 endende
Daten)	neun Monate	neun Monate	Jahr	Jahr
	(ungeprüft)	(ungeprüft)	(ungeprüft)	(ungeprüft)
Umsatzerlöse(a)	12.897	12.247	16.547	17.784
Cash Flow aus betrieblicher Geschäftstätigkeit	1.796	1.364	2.062	2.192
Investitionen in Sachanlagen	(788)	(732)	(1.057)	(944)
Erlöse aus dem Verkauf von Sachanlagen	11	30	54	103
Investitionen in Sachanlagen, netto	(777)	(702)	(1.003)	(841)
Free Cash Flow	1.019	662	1.059	1.351
Cash Flow aus betrieblicher
Geschäftstätigkeit in % der Umsatzerlöse	13,9	11,1	12,5	12,3
Free Cash Flow in % der Umsatzerlöse	7,9	5,4	6,4	7,6

(a) Geprüft für die Geschäftsjahre zum 31. Dezember 2018 und 2017.

(9)       Das EBITDA ist das Ergebnis vor Zinsen, Steuern und Abschreibungen. Das EBITDA ist die Grundlage für die Beurteilung der Einhaltung bestimmter in der geänderten Kreditvereinbarung 2012 enthaltener Verpflichtungen oder kann für andere wichtige Finanzierungsvereinbarungen relevant sein. Sie sollten das EBITDA nicht als Alternative zum nach IFRS ermittelten Nettoergebnis oder zum Cash Flow aus betrieblicher Geschäftstätigkeit, Investitionstätigkeit oder Finanzierungstätigkeit betrachten. Darüber hinaus stehen nicht alle durch das EBITDA dargestellten Mittel dem Management zur Verfügung. So unterliegt beispielsweise ein erheblicher Teil dieser Mittel vertraglichen Beschränkungen und funktionalen Anforderungen zur Finanzierung von Schuldendienst, Investitionen und anderen Verpflichtungen von Zeit zu Zeit, wie an anderer Stelle im Prospekt und in den durch Verweis aufgenommenen Dokumenten näher beschrieben ist. Das EBITDA, bereinigt um die im Laufe des Jahres getätigte Akquisitionen und Desinvestitionen mit einem Kaufpreis von mehr als EUR 50 Mio. im Sinne der geänderten Kreditvereinbarung 2012 und nicht zahlungswirksamen Aufwendungen, ist die Grundlage für die Bestimmung der Einhaltung bestimmter in unserer geänderten Kreditvereinbarung 2012 enthaltener Covenants. Das berechnete EBITDA ist möglicherweise nicht mit ähnlich bezeichneten Kennzahlen anderer Unternehmen vergleichbar, zumal unsere Berechnung des EBITDA Anpassungen aus der geänderten Kreditvereinbarung 2012 beinhaltet. Die folgende Tabelle zeigt eine Überleitung vom EBITDA zum Netto-Cash Flow aus betrieblicher Geschäftstätigkeit, die nach unserer

	Für die zum	Für die zum	Für das zum	Für das zum
	30. September	30. September	31. Dezember	31. Dezember
(in € Mio.)	2019 endenden	2018 endenden	2018 endende	2017 endende
	neun Monate	neun Monate	Jahr	Jahr
	(ungeprüft)	(ungeprüft)	(ungeprüft)	(ungeprüft)
Ergebnis vor Zinsen, Ertragssteuern und Abschreibungen (EBITDA)	2.812	2.959	3.763	3.098
Nettozinsergebnis	(327)	(244)	(301)	(365)
Ertragssteuern	(292)	(448)	(511)	(443)
Veränderungen der latenten Steuern	30	69	89	(203)
Veränderungen im Nettoumlaufvermögen	(296)	(137)	(153)	209
Personalaufwand aus aktienbasierten Vergütungsplänen	2	10	11	47
(Gewinn) Verlust aus Anlagenabgängen, Investitionen und Desinvestitionen	(101)	(836)	(807)	(94)
Sonstige	(32)	(9)	(29)	(57)
Cash Flow aus betrieblicher Geschäftstätigkeit	1.796	1.364	2.062	2.192

		Angepasst an IFRS 16
	Für die zum	Für die zum	Für das
	30. September	30. September	zum 31. Dezember
(in € Mio., außer Kennzahlen und operative Daten)	2019 endenden	2019 endenden	2018
	neun Monate	neun Monate	endende Jahr
	(ungeprüft)	(ungeprüft)	(ungeprüft)

Netto-Verschuldungsgrad(1)	3,2	2,5	1,8

(1)                 Der Netto-Verschuldungsgrad ist eine wichtige Leistungskennzahl für die interne Steuerung. Zur Ermittlung der Nettoverschuldungsquote werden die Finanzverbindlichkeiten abzüglich der liquiden Mittel (Nettoverschuldung) dem EBITDA (Ergebnis vor Zinsen, Steuern und Abschreibungen) gegenübergestellt (bereinigt um die unterjährigen Akquisitionen und Veräußerungen mit einem Kaufpreis von über EUR 50 Mio. im Sinne der geänderten Kreditvereinbarung 2012 und nicht zahlungswirksamen Aufwendungen) auf Basis der letzten zwölf Monate. Das Verhältnis ist ein Indikator dafür, wie lange die Emittentin die Nettoverschuldung aus eigener Kraft bedienen muss. Wir glauben, dass die Nettoverschuldungsquote zuverlässigere Informationen darüber liefert, inwieweit wir in der Lage sind, unseren Zahlungsverpflichtungen nachzukommen, anstatt nur den absoluten Betrag unserer Schulden zu berücksichtigen. Wir haben eine starke Marktposition in einem wachsenden, globalen und vor allem nichtzyklischen Markt. Darüber hinaus verfügen die meisten unserer Kunden über eine hohe Bonität, da die Dialyseindustrie durch stabile und nachhaltige Cashflows gekennzeichnet ist. Wir glauben, dass wir so mit einem im Vergleich zu Unternehmen anderer Branchen relativ hohen Fremdkapitalanteil arbeiten können. Die folgenden Tabellen zeigen die Überleitung der Nettoverschuldungsquote zum 31. Dezember 2018 und 2017 sowie zum 30. September 2019 und 2018.

		Angepasst an IFRS 16
(in € Mio., außer Kennzahlen)	30. September	30. September	31. Dezember
	2019	2019(f)	2018
	(ungeprüft)	(ungeprüft)	(ungeprüft)

Verschuldung	13.669	8.919	7.546
Flüssige Mittel am Ende der Periode	965	965	2.146
Nettoverschuldung(a)	12.704	7.954	5.400
Operatives Ergebnis(b),(c),(g)	2.523	2.233	2.215
Abschreibungen und Amortisationen(b),(g)	1.365	849	716
Nicht zahlungswirksame Aufwendungen(g)	46	46	45
EBITDA(b),(c),(d),(g)	3.934	3.128	2.976(e)
Netto-Verechuldungsgrad(b),(c)	3,2	2,5	1,8

(a)      Die Nettoverschuldung umfasst kurzfristige Darlehen, kurzfristige Darlehen von verbundenen Unternehmen und langfristige Darlehen (einschließlich des kurzfristigen Teils), abzüglich liquider Mittel.

(b)      Einschließlich Anpassungen für Akquisitionen und Desinvestitionen, die innerhalb des letzten Zwölfmonatszeitraums mit einem Kaufpreis von mehr als EUR 50 Mio. gemäß der Definition in der geänderten Kreditvereinbarung 2012 vorgenommen wurden.

(c)     Ohne den Verlust im Zusammenhang mit der Veräußerung von Versorgungsmanagement und ohne Transaktionskosten im Zusammenhang mit NxStage.

(d)     Das EBITDA ist das Ergebnis vor Zinsen, Steuern und Abschreibungen. Das EBITDA ist die Grundlage für die Bestimmung der Einhaltung bestimmter in unserer geänderten Kreditvereinbarung 2012 enthaltener Verpflichtungen und kann für andere wichtige Finanzierungsvereinbarungen relevant sein. Sie sollten das EBITDA nicht als Alternative zum nach IFRS ermittelten Nettoergebnis oder zum Cash Flow aus betrieblicher Geschäftstätigkeit, Investitionstätigkeit oder Finanzierungstätigkeit betrachten. Darüber hinaus stehen nicht alle durch das EBITDA dargestellten Mittel dem Management zur Verfügung. So unterliegt beispielsweise ein erheblicher Teil dieser Mittel vertraglichen Beschränkungen und funktionalen Anforderungen zur Finanzierung von Schuldendienst, Investitionen und anderen Verpflichtungen von Zeit zu Zeit, wie an anderer Stelle in diesem Prospekt näher beschrieben. Das EBITDA, bereinigt um unterjährige Akquisitionen und Desinvestitionen mit einem Kaufpreis von mehr als EUR 50 Mio. im Sinne der geänderten Kreditvereinbarung 2012 und nicht zahlungswirksamen Aufwendungen, ist die Grundlage für die Bestimmung der Einhaltung bestimmter in unserer geänderten Kreditvereinbarung 2012 enthaltener Covenants. Das so berechnete EBITDA ist möglicherweise nicht mit ähnlich bezeichneten Kennzahlen anderer Unternehmen vergleichbar, da unsere Berechnung des EBITDA diese Anpassungen beinhaltet.

(e)     2018 ohne den Gewinn aus der Veräußerung von Versorgungsmanagement-Aktivitäten.

(f)     Angepasst um die Auswirkungen der Umsetzung von IFRS 16 auszuschließen.

(g)     Letzte zwölf Monate.

	Wesentliche Verschlechter ung der Aussichten der Emittentin	Es sind keine wesentlichen nachteiligen Veränderungen in den Geschäftsaussichten der Emittentin seit dem 31. Dezember 2018 eingetreten.
	Wesentliche Veränderunge n der Finanzlage oder Handels- position	Nicht anwendbar. Es sind keine wesentlichen Veränderungen in der Finanzlage oder der Handelsposition der Emittentin seit dem 30. September 2019 eingetreten.
B.13	Jüngste Entwicklungen

Die Garantiegeberin hat nach Genehmigung durch die Kartellbehörden der USA am 21. Februar 2019 die Übernahme von NxStage Medical, Inc. erfolgreich abgeschlossen. (NxStage).

NxStage entwickelt, produziert und vermarktet ein innovatives Produktportfolio von Medizinprodukten für die Heimdialyse und Intensivmedizin. Die Übernahme wird es der Emittentin ermöglichen, ihre Produktions-, Lieferketten- und Marketingkompetenzen in den Bereichen Dialyseprodukte, Dienstleistungen und Pflegekoordination in einem weniger arbeits- und kapitalintensiven Versorgungsumfeld zu nutzen.

B.14	Angabe zur Abhängigkeit von anderen Unternehmen innerhalb der Gruppe

Siehe Element B.5.

Die Emittentin agiert als Holdinggesellschaft, hat keine eigenen erheblichen operativen Vorgänge und bezieht im Wesentlichen sämtliche ihrer konsolidierten Umsätze von ihren operativen Tochtergesellschaften. Somit sind der Cash-Flow und die Fähigkeit der Gesellschaft, ihren Geldbedarf zu decken, von der Profitabilität und dem Cash-Flow ihrer Tochtergesellschaften sowie den Zahlungen solcher Tochtergesellschaften in Form von Darlehen, Dividenden, Gebühren, Mieteinnahmen oder ähnliches, und den eigenen Kreditvereinbarungen der Gesellschaft abhängig.

B.15	Haupttätig- keiten

Wir sind das weltweit größte Nierendialyse-Unternehmen, basierend auf öffentlich gemeldeten Umsätzen und der Anzahl der behandelten Patienten. Wir bieten Dialysedienstleistungen und damit verbundene Dienstleistungen für Menschen, die an ESRD leiden, sowie andere Gesundheitsdienstleistungen an. Wir entwickeln und produzieren eine Vielzahl von medizinischen Produkten, die sowohl Dialyse- als auch Nicht-Dialyseprodukte umfassen.Unsere Dialyseprodukte umfassen Hämodialysegeräte, Peritonealdialyse, Dialysatoren, Peritonealdialyselösungen, Hämodialysekonzentrate, Lösungen und Granulate, Blutschlauchsysteme, Dialysemedikamente und Systeme zur Wassertechnik. Unsere Nicht- Dialyseprodukte umfassen akute kardiopulmonale und Apheresenprodukte. Wir beliefern Dialysekliniken, die wir besitzen, betreiben oder verwalten, mit einer breiten Produktpalette und verkaufen Dialyseprodukte auch an andere Dialysedienstleister. Unser Dialysegeschäft ist daher vertikal integriert. Bestimmte andere Gesundheitsdienstleistungen, die wir in unseren Segmenten Nordamerika und Asien-Pazifik erbringen,bezeichnen wir als “Care Coordination”. Care Coordination umfasst derzeit unter anderem die koordinierte Erbringung von Apothekenleistungen, vaskulären, kardiovaskulären und endovaskulären Spezialdienstleistungen sowie Dienstleistungen von ambulanten Operationszentren, ärztlichen nephrologischen und kardiologischen Dienstleistungen, Gesundheitsplandiensten, Notfallversorgungsdiensten und ambulanten Behandlungsdiensten. Care Coordination umfasste bis zum 28. Juni 2018 die Pflegekoordination, auch die koordinierte Erbringung von Notfall-, Intensiv- und KrankenhausärztensowiedieÜbergangsversorgung,diewirals “Krankenhausbezogene Arztleistungen” bezeichneten. Alle diese Dienstleistungen der Care Coordination sowie die Dialysedienstleistungen und die damit verbundenen Dienstleistungen stellen unsere Gesundheitsdienstleistungen dar.

Als globales Unternehmen, das Gesundheitsdienstleistungen und -produkte anbietet, stehen wir vor der Herausforderung, die Bedürfnisse einer Vielzahl von Interessengruppen wie Patienten, Kunden, Kostenträgern, Regulierungsbehörden und Gesetzgebern in vielen verschiedenen wirtschaftlichen Umgebungen und Gesundheitssystemen zu erfüllen. Im Allgemeinen bezahlen staatlich finanzierte Programme (in einigen Ländern in Abstimmung mit privaten Versicherern) bestimmte Gesundheitsprodukte und -dienstleistungen, die ihren Bürgern angeboten werden. Nicht alle Gesundheitssysteme bieten die Möglichkeit der Dialysebehandlung.Daher beeinflussen die Erstattungssysteme und die Nutzungsumgebung für Zusatzleistungen in verschiedenen Ländern unser Geschäft maßgeblich.

Die Stammaktien der Emittentin sind im regulierten Markt (Prime Standard) an der Frankfurter Wertpapierbörse und American Depositary Receipts (ADR)zum Nachweis der Stammaktien der Emittentin an der New Yorker Börse (NYSE) notiert.

B.16	Beherrschungs verhältnisse

Die Fresenius SE & Co. KGaA (Fresenius SE) hat der Emittentin am 31. März 2019 mitgeteilt, dass sie 94.380.382 (30,92%) der Stammaktien der Emittentin hält. Die Fresenius SE ist auch Eigentümerin von 100 % des ausstehenden Aktienkapitals der persönlich haftenden Gesellschafterin der Emittentin, der Fresenius Medical Care Management AG, (pHG) und hat das alleinige Recht, den Aufsichtsrat der pHG zu bestimmen. Die Else-Kröner-Fresenius-Stiftung ist alleinige Aktionärin der Fresenius Management SE, der Komplementärin der Fresenius SE, und hat das alleinige Recht, den Aufsichtsrat der Fresenius Management SE zu wählen. Darüber hinaus hält die Else Kröner-Fresenius Stiftung nach jüngsten Informationen rund 26,30 % der Aktien der Fresenius SE. Weitere Informationen zur Unternehmensstruktur der Emittentin finden Sie unter Element B.5.

B.17	Kreditratings der Emittentin oderihrer

Standard & Poor’s Credit Market Services Europe Limited (Zweigniederlassung Deutschland)[2,3] (S&P) hat der Emittentin ein langfristiges Rating von BBB[4] (Ausblick stabil) erteilt.[5] Moody’s Deutschland GmbH[6] (Moody’s) hat der Emittentin ein langfristiges Rating von Baa3[7] (Ausblick stabil) erteilt.[4] Fitch Ratings Limited[8] (Fitch)

Schuldtitel	hat der Emittentin ein langfristiges Rating von BBB-[9] (Ausblick stabil) zugeteilt.[4] Das erwartete Rating der Schuldverschreibungen ist BBB- von Fitch; BBB von S&P und Baa3 von Moody’s.

2       S&P Credit Market Services Europe Limited (Zweigniederlassung Deutschland) ist eine in der Europäischen Gemeinschaft ansässige und gemäß der Verordnung (EG) Nr. 1060/2009 des Europäischen Parlaments und des Rates vom 16. September 2009 über Ratingagenturen,geändert durch Verordnung (EG) Nr. 513/2011 des Europäischen Parlaments und des Rates vom 11. Mai 2011 und durch Verordnung (EG)Nr. 462/2013 des Europäischen Parlaments und des Rates vom 21. Mai 2013 (die Ratingverordnung) registrierte Ratingagentur.

3       Die Europäische Wertpapier- und Marktaufsichtsbehörde (ESMA) veröffentlicht auf ihrer Webseite (http://www.esma.europa.eu/page/List-registered-and-certified-CRAs) ein Verzeichnis der nach der Ratingverordnung registrierten Ratingagenturen. Dieses Verzeichnis wird innerhalb von fünf Werktagen nach Annahme eines Beschlusses gemäß Artikel 16, 17 oder 20 der Ratingverordnung aktualisiert. Die Europäische Kommission veröffentlicht das aktualisierte Verzeichnis im Amtsblatt der Europäischen Union innerhalb von 30 Tagen nach der Aktualisierung.

4       Nach S&P verfügt ein Schuldner mit dem Rating “BBB” über ausreichende Kapazitäten, um seine finanziellen Verpflichtungen zu erfüllen.Nachteilige wirtschaftliche Bedingungen oder sich ändernde Umstände führen jedoch mit einer höheren Wahrscheinlichkeit zu einer geschwächten Fähigkeit des Schuldners, seine finanziellen Verpflichtungen erfüllen zu können. Die Bewertungen können durch das Hinzufügen eines Pluszeichens (+) oder eines Minuszeichens (-) ergänzt werden, die die relative Einordnung innerhalb der wesentlichen Ratingkategorien anzeigen.

5       Ein Rating beurteilt die Bonität eines Unternehmens und informiert einen Anleger somit über die Wahrscheinlichkeit, mit der dasUnternehmen zur Rückzahlung des investierten Kapitals in der Lage ist. Es ist keine Empfehlung zum Kauf, Verkauf oder Halten vonWertpapieren und kann von der Ratingagentur jederzeit geändert oder widerrufen werden.

6       Moody’s Deutschland GmbH ist eine in der Europäischen Gemeinschaft ansässige und gemäß der Ratingverordnung registrierte Ratingagentur.

7       Laut Moody’s gilt das Folgende: “Verbindlichkeiten mit einem Rating von Baa werden als von mittlerer Qualität eingestuft und unterliegen einem moderaten Kreditrisiko und können als solche bestimmte spekulative Eigenschaften aufweisen. Moody’s hängt numerische Modifikatoren 1, 2 und 3 an jede generische Rating-Klassifizierung [….] an; und der Modifikator 3 zeigt ein Ranking am unteren Ende dieser generischen Rating-Kategorie an.”

8       Fitch Ratings Limited ist eine in der Europäischen Gemeinschaft ansässige und gemäß der Ratingverordnung registrierte Ratingagentur.

9       Nach Fitch bezeichnet ein “BBB”-Rating, dass die Erwartungen hinsichtlich eines Ausfallrisikos derzeit als gering angesehen werden. Die Fähigkeit zum Bedienen von finanziellen Verpflichtungen wird als ausreichend angesehen, jedoch kann diese Fähigkeit durch schwierige wirtschaftliche Bedingungen oder sich verändernde Umstände eher beeinträchtigt werden. Das Rating kann um die Modifikationen “+” oder”-” ergänzt werden, die die relative Einordnung innerhalb der wesentlichen Ratingkategorien deutlich machen.

10      [Kurze Erklärung zur Bedeutung des Ratings einfügen.]

11      [Angaben, ob die Ratingagentur in der Europäischen Gemeinschaft niedergelassen und ob sie nach Maßgabe der Ratingverordnung eingetragen ist.]

B.18	Artund Umfangder Garantie

Fresenius Medical Care Holdings, Inc. (die Garantiegeberin) garantiert in Bezug auf die von der Emittentin ausgegebenen Schuldverschreibungen uneingeschränkt und unwiderruflich die ordnungsgemäße Zahlung von Zinsen und des Nominalbetrages sowie zusätzlicher Beträge, falls solche anfallen (die Garantie).

B.19	Zusammenfass ende Angaben zur Garantiegeber in	Siehe nachstehend Elemente B.19-B.1 bis B.19-B.17.

ABSCHNITT B – FRESENIUS MEDICAL CARE HOLDINGS, INC. – GARANTIEGEBERIN

Element	Beschreibung der Angaben	Geforderte Informationen
B.19-B.1	Gesetzliche und kommerzielle	Der juristische Name der Garantiegeberin ist “Fresenius Medical Care Holdings, Inc.”. Die Garantiegeberin betreibt ihr Geschäft unter dem kommerziellen Namen

	Bezeichnung	“Fresenius Medical Care North America”.
B.19-B.2	Sitz / Rechtsform / geltendes Recht / Land der Gründung

Die Garantiegeberin wurde im Bundesstaat New York, USA, gegründet. Da in den USA kein allgemeines Gesellschaftsrecht auf Bundesebene existiert, ist sie organisiert und existiert unter dem Business Corporation Law des Bundesstaates New York. Ihre Geschäftsräume befinden sich in 920 Winter Street, Waltham, Massachusetts, 02451-1457, USA, und ihre Telefonnummer lautet +1 (781) 699- 9000.

B.19-B.4b	Bereits bekannte Trends,die sich auf die Garantiegebe rin und die Branchen, in denen sie tätigist, auswirken

Die Garantiegeberin agiert als Holdinggesellschaft für das Nordamerikageschäft der Gruppe. Die Garantiegeberin und ihr Geschäft werden daher von den gleichen Trends beeinflusst wie die Emittentin. Siehe Element B.4b weiter oben.

B.19-B.5	Beschreibung derGruppe undder Stellung der Garantiegebe rin innerhalb dieser Gruppe

Die Emittentin agiert als die oberste Holdinggesellschaft für die Gruppe.Die Garantiegeberin ist eine mittelbare 100%ige Tochtergesellschaft der Emittentin und ist die Holdinggesellschaft für die Geschäftstätigkeit der Gruppe in Nordamerika. Siehe Element B 5.

B.19-B.9	Gewinnprogn osen oder -schätzungen	Entfällt. Es wurden keine Gewinnprognosen oder Schätzungen in den Prospekt aufgenommen.
B.19-B.10	Beschränkung enim Bestätigungsv ermerk zu den historischen Finanzinforma tionen

Entfällt. KPMG LLP, Two Financial Center, 60 South Street, Boston, Massachusetts 02111, USA, hat einen uneingeschränkten Bestätigungsvermerk für die in Übereinstimmung mit den in den USA anerkannten Rechnungslegungsgrundsätzen (U.S. GAAP) aufgestellten Konzernabschlüsse der Garantiegeberin zum und für jedes der zum 31. Dezember 2018 und 2017 endenden Geschäftsjahre erteilt.

B.19-B.12	Ausgewählte wesentliche historische Finanzinforma tionen

Die Garantiegeberin erstellt ihre Finanzinformationen nach U.S. GAAP. Die folgende Tabelle fast die konsolidierten Finanzinformationen und bestimmte andere Informationen für das Geschäft der Garantigebenden Tochtergesellschaft zusammen, die in Übereinstimmung mit U.S. GAAP zum 31. Dezember 2018 und 2017 und für jedes der zum 31. Dezember 2018 und 2017 endenden Geschäftsjahre erstellt wurden. Die ausgewählten Finanzinformationen für die Geschäftsjahre 2018 und 2017 sind aus dem nach U.S. GAAP erstellten und durch Verweis einbezogenen geprüften Konzernabschluss zum und für das zum 31. Dezember 2018 endende Geschäftsjahr entnommen. Sie sollten die nachfolgend ausgewählten Finanzdaten nur als Einführung lesen und Ihre Anlageentscheidung auf eine Durchsicht des gesamten Prospekts, einschließlich der Konzernabschlüsse und anderer durch Verweis eingebundener Dokumente, stützen.

Ausgewählte Informationen aus der konsolidierten Gewinn- und Verlustrechnung

	Für das am 31. Dezember
	endende Geschäftsjahr
	2018	2017
	(geprüft)	(geprüft)
	in US$ Mio.
Umsatzerlöse aus Gesundheitsdienstleistungen, netto	12.626	13.007
Umsatzerlöse aus medizinischem Zubehör	961	912
Aufwendungen	11.269	12.007
Ergebnis vor Ertragsteuern	2.318	1.912
Ergebnis	1.867	1.508
Auf nicht beherrschende Anteile entfallendes Ergebnis	269	293
Auf die Garantiegeberin entfallendes Ergebnis	1.598	1.214

Ausgewählte Informationen aus der konsolidierten Bilanz

	Zum 31. Dezember
	2018	2017
	(geprüft)	(geprüft)
	in US$ Mio.
Working Capital (ungeprüft)	2.300	1.619
Summe Vermögenswerte	20.667	19.822
Summe kurzfristige Verbindlichkeiten	3.280	2.901
Summe Verbindlichkeiten	8.492	9.280
Summe Eigenkapital	11.200	9.494

	Wesentliche Änderungen in den Aussichten der Garantiegeberin	Es sind keine wesentlichen nachteiligen Veränderungen in den Geschäftsaussichten der Garantiegeberin seit dem 31. Dezember2018 eingetreten.
	Wesentliche Veränderungen beiFinanzlage oder Handelsposition	Es sind keine wesentlichen Veränderungen in der Finanzlage oder der Handelsposition der Garantiegeberin seit dem 31. Dezember 2018 eingetreten.
B.19-B.13	Jüngste Entwicklungen

Nach Genehmigung durch dieKartellbehörden der USA schloss die Garantiegeberin am 21. Februar 2019 die Übernahme von NxStage Medical, Inc.
(NxStage) ab.

NxStage entwickelt, produziert und vermarktet ein innovatives Produktportfolio von Medizinprodukten für die Heimdialyse und Intensivmedizin. Die Übernahme wird es der Emittentin ermöglichen, ihre Produktions-, Lieferketten- und

Marketingkompetenzen in den Bereichen Dialyseprodukte, Dienstleistungen und Pflegekoordination in einem weniger arbeits- und kapitalintensiven Versorgungsumfeld zu nutzen.
B.19-B.14	Angabe der Abhängigkeit vonanderen Unternehmen der Gruppe	Die Garantiegeberin ist eine mittelbare 100%ige Tochtergesellschaft der Emittentin. Siehe Element B.5.
B.19-B.15	Haupttätigkeiten

Die Garantiegeberin agiert als Holdinggesellschaft, die durch ihre Tochtergesellschaften Dialysebehandlungen in ihren eigenen Kliniken anbietet, Dialyseprodukte herstellt und diese Produkte ihren eigenen Kliniken zur Verfügung stellt, an andere Dialysekliniken verkauft, klinische Labortests durchführt und stationäre Dialyse-Dienstleistungen sowie andere Dienstleistungen an Kliniken erbringt. Die Garantiegeberin operiert auf dem nordamerikanischen Markt.

B.19-B.16	Beteiligung; Beherrschungsv erhältnis	Die Garantiegeberin ist eine mittelbare 100%ige Tochtergesellschaft der Emittentin. Für mehr Informationen zur gesellschaftsrechtlichen Struktur siehe Element B.5.
B.19-B.17	Kreditrating der Garantiegeberi noderihrer Schuldtitel

Zum Datum dieses Prospektes wurde der Garantiegeberin von der Moody’s Deutschland GmbH das Rating Baa3[11] mit stabilem Ausblick[12] zugewiesen.

[11]       Moody’s Deutschland GmbH ist in der Europäischen Gemeinschaft niedergelassen und nach der Verordnung über Ratingagenturen registriert. Laut Moody’s gilt das Folgende: “Verbindlichkeiten mit einem Rating von Baa werden als von mittlerer Qualität eingestuft und unterliegen einem moderaten Kreditrisiko und können als solche bestimmte spekulative Eigenschaften aufweisen. Moody’s hängt numerische Modifikatoren 1, 2 und 3 an jede generische Rating-Klassifizierung [….] an; und der Modifikator 3 zeigt ein Ranking am unteren Ende dieser generischen Rating-Kategorie an.”

[12]       Ein Rating bewertet die Bonität eines Unternehmens und informiert einen Investor über die Wahrscheinlichkeit, zu der das Unternehmen in der Lage ist, das investierte Kapital zurückzuzahlen. Es handelt sich nicht um eine Empfehlung zum Kauf, Verkauf oder Halten von Wertpapieren. Das Rating kann durch die Ratingagentur jederzeit überarbeitet oder zurückgezogen werden.

ABSCHNITT C - WERTPAPIERE

Element	Beschreibung der Angaben	Geforderte Informationen
C.l	Gattung und Art der Wertpapiere, einschließlich der Wertpapierken nnummer (WKN)

Gattung und Art

Die Schuldverschreibungen sind fest verzinsliche Schuldverschreibungen.

Emission von Serien

Die Schuldverschreibungen werden unter der Seriennummer 4, Tranchennummer 1 ausgegeben.

Wertpapierkennnummer(n)

ISIN:                        XS2084488209

Common Code:         208448820

WKN                       A255DW

C.2	Währung der Wertpapierem ission	Die Schuldverschreibungen sind in Euro begeben
C.5	Beschränkun- gen der freien Übertragbarke it	Entfällt. Die Schuldverschreibungen sind frei übertragbar.
C.8	Rechte, die mit den Schuldverschre ibungen verbunden sind, einschließlich Rangfolge der Schuldverschre ibungen und Beschränkung von Rechten

Rechte, die mit den Schuldverschreibungen verbunden sind

Jeder Inhaber von Schuldverschreibungen (ein bzw. die Gläubiger) hat aus ihnen das Recht, Zahlungen von Zinsen und Kapital von der Emittentin zu verlangen, wenn diese Emissionsbedingungen) fällig sind. Soweit nicht zuvor bereits zurückgezahlt oder angekauft und entwertet, wird jede Schuldverschreibung am Fälligkeitstag zum Nennbetrag zurückgezahlt.

Garantie

Die Garantiegeberin garantiert unbedingt und unwiderruflich die ordnungsgemäße und pünktliche Zahlung von Zinsen und Kapital und etwaigen zusätzlichen Beträgen auf die Schuldverschreibungen. Die von den der Garantiegeberin gewährte Garantie enthält Freigabemechanismen bei Eintritt von bestimmten, in der Garantie dargelegten Umständen.

Negativverpflichtung

Die Schuldverschreibungen enthalten eine eingeschränkte Negativverpflichtung.

Rangfolge der Schuldverschreibungen (Status)

Die Schuldverschreibungen begründen nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin, die untereinander und mit allen anderen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin gleichrangig sind, soweit diesen Verbindlichkeiten nicht durch zwingende Bestimmungen ein Vorrang eingeräumt wird.

Kündigungsgründe

Die Schuldverschreibungen sehen Kündigungsgründe vor, die die Gläubiger berechtigen, die unverzügliche Rückzahlung der Schuldverschreibungen zu verlangen.

Cross-Default

Die Schuldverschreibungen enthalten eine Cross-Default-Bestimmung.

Kontrollwechsel

Die Schuldverschreibungen enthalten ein Recht der Gläubiger, eine vorzeitige Rückzahlung von der Emittentin im Falle eines Kontrollwechsels zu verlangen.

Beschränkung von Rechten

Vorzeitige Rückzahlung

Die Schuldverschreibungen können vor Ablauf ihrer festgelegten Laufzeit aus steuerlichen Gründen oder ansonsten nach Wahl der Emittentin gekündigt und vorzeitig zurückgezahlt werden. Die Schuldverschreibungen können ferner nach Wahl der Emittentin bei geringfügig ausstehendem Nennbetrag gekündigt und vorzeitig zurückgezahlt werden.

Beschlüsse der Gläubiger

In Übereinstimmung mit dem Gesetz über Schuldverschreibungen aus Gesamtemissionen (SchVG) enthalten die Schuldverschreibungen Bestimmungen, nach denen die Gläubiger der Schuldverschreibungen (mit Zustimmung der Emittentin) eine Änderung der Emissionsbedingungen oder sonstige Maßnahmen im Hinblick auf die Schuldverschreibungen beschließen können. Ordnungsgemäß – entweder in einer Gläubigerversammlung oder im Wege einer Abstimmung ohne Versammlung gemäß den Emissionsbedingungen – gefasste Beschlüsse der Gläubiger sind für alle Gläubiger verbindlich. Beschlüsse, welche Änderungen wesentlicher Inhalte der Emissionsbedingungen vorsehen, bedürfen einer Mehrheit von mindestens 75% der teilnehmenden Stimmrechte. Beschlüsse, welche andere Änderungen vorsehen, werden mit einfacher Mehrheit der teilnehmenden Stimmrechte gefasst.

C.9	Bitte Element C.8. zusammen mit den unten stehenden Informationen lesen.
Zinssatz / Festverzinslic he Schuldverschr eibungen / Variabel verzinsliche Schuldverschr

Verzinsung

Falls festverzinsliche Schuldverschreibungen, einfügen: Die Schuldverschreibungen werden ab dem 29. November 2019 (einschließlich) zu einem festen Zinssatz von jährlich 1,250 Prozent bezogen auf ihren Nennbetrag verzinst. Die Zinsen sind nachträglich an jedem Zinszahlungstag zahlbar.

Zinszahlungstage bezeichnet den 29. November eines jeden Jahres; erster eibungen / Fälligkeitstag / Rendite / Gläubigervert reters

Zinszahlungstag ist der 29. November 2020.

Zinsperiode bezeichnet jeweils den Zeitraum vom 29. November 2019 (einschließlich) bis zum ersten Zinszahlungstag (ausschließlich) bzw. von jedem Zinszahlungstag (einschließlich) bis zum jeweils darauffolgenden Zinszahlungstag (ausschließlich).

Fälligkeitstag

Soweit nicht zuvor bereits ganz oder teilweise zurückgezahlt oder angekauft und entwertet, werden die Schuldverschreibungen am 29. November 2029 zu ihrem Nennbetrag zurückgezahlt.

Rendite

Die Rendite entspricht 1,268% per annum.

Vertreter der Gläubiger

Entfällt; in den Emissionsbedingungen der Schuldverschreibungen ist kein

C.10	Bitte Element C.9. zusammen mit den unten stehenden Informationen lesen.
	Derivative Komponente bei der Zinszahlung	Entfällt. Die Zinszahlung weist keine derivative Komponente auf.
C.11	Einführung in einen regulierten Markt oder einen gleichwertige n Markt	Für die unter dem Programm begebenen Schuldverschreibungen ist ein Antrag auf Zulassung zum Börsenhandel im regulierten Markt der Luxemburger Wertpapierbörse gestellt worden.

ABSCHNITT D - RISIKEN

Element	Beschrei- bung der Angaben	Geforderte Informationen
D.2	Zentrale Angaben zu den zentralen Risiken, die der Emittentin und der

Risiken in Bezug auf die Emittentin und die Gruppe

Risiken im Zusammenhang mit regulatorischen Themen

•        Wir sind in einer stark regulierten Industrie tätig, sodass mögliche Reformen der Gesetzgebung einen Unsicherheitsfaktor und eine Gefahr für unser Geschäftsmodell und unsere Ergebnisse darstellen könnten.

•        Änderungen im Vergütungssystem und/oder den gesetzlichen Vorschriften des Gesundheitswesens könnten zu einem erheblichen Rückgang des Umsatzes und

Garantiegebe rin eigen sind

des operativen Gewinns führen.

•        Falls wir die für unseren Geschäftsbetrieb geltenden zahlreichen staatlichen Vorschriften nicht einhalten, könnten wir von den Vergütungssystemen der Gesundheitsprogramme ausgeschlossen werden, oder es könnten uns Betriebserlaubnisse entzogen werden, was jeweils zu einem erheblichen Umsatzrückgang führen würde; dieses regulatorische Umfeld setzt uns auch Ansprüchen und Rechtsstreitigkeiten aus, einschließlich “Whistleblower”-Klagen.

•        Sollten wir nicht in der Lage sein, unsere IT-Sicherheitssysteme zu schützen und uns auf unsere Drittanbieter verlassen zu können, um ihre Systeme vor Cyberangriffen zu schützen oder andere Datenschutz- und Datensicherheitsvorfälle zu verhindern, die zu Datenschutz- und Datenschutzverletzungen führen, die unseren Betrieb stören oder zur unbeaufsichtigten Offenlegung und zum unbeaufsichtigten Zugriff auf sensible personenbezogene Daten oder geschützte oder vertrauliche Informationen führen, könnten wir erheblichen behördlichen Geldbußen oder Strafen, Haftungs- oder Reputationsschäden ausgesetzt sein oder erhebliche nachteilige Auswirkungen auf unsere Geschäftstätigkeit, Finanzlage und Ertragslage haben.

•        Unsere Verschuldung erlegt uns Beschränkungen auf. Sollte im Falle eines Verstoßes gegen diese Beschränkungen die Rückzahlung unter den Schuldverschreibungen oder bestimmte andere Finanzierungsformen beschleunigt werden, kann nicht garantiert werden, dass unsere Aktiva ausreichen werden, um diese Verschuldung und unsere sonstige Verschuldung vollständig zu tilgen.

•        Trotz unserer bestehenden Verschuldung könnten wir weiterhin in der Lage sein, uns in erheblichem Maße weiter zu verschulden; dies könnte zu einer Verschärfung der vorstehend beschriebenen Risiken führen.

•        Unser Verschuldungsgrad könnte sich nachteilig auf unsere Finanzlage auswirken und uns an der Erfüllung unserer Finanzverbindlichkeiten oder an der Umsetzung bestimmter Elemente unserer Geschäftsstrategie hindern.

•        Wir sind in vielen verschiedenen Rechtsordnungen tätig, und wir könnten durch eine Verletzung des U.S. Foreign Corrupt Practices Act und weltweit vergleichbarer anderer Anti-Korruptions-Gesetze beeinträchtigt werden.

•        Gesetzesverstöße durch unsere Joint Ventures könnten erhebliche nachteilige Auswirkungen auf unsere Geschäftstätigkeit haben.

•        Sollten wir keine angemessenen Erstattungsregelungen für die von uns in unseren Dialysekliniken zur Verfügung gestellten Arzneimittel treffen können, könnte dies unser Geschäft negativ beeinflussen.

Risiken in Bezug auf unsere Geschäftstätigkeit

•        Wenn es uns nicht gelingt, unsere medizinischen Kosten in effizienter Weise einzuschätzen, einzupreisen und zu verwalten, könnte die Profitabilität unserer wertorientierten Produkte und Leistungen sinken, was einen wesentlichen und nachteiligen Effekt auf die operativen Ergebnisse, die Finanz- und Ertragslage und den Cash Flow haben könnte.

•        Es besteht für uns das Risiko von Ansprüchen aus Produkthaftung, Patentverletzung und sonstigen Ansprüchen, die erhebliche Kosten und Verpflichtungen auslösen könnten. Möglicherweise sind wir künftig nicht in der Lage, diese Ansprüche zu akzeptablen Bedingungen zu versichern.

•        Unser Wachstum hängt zum Teil von unserer Fähigkeit ab, weiterhin Akquisitionen zu tätigen und de novo-Dialysekliniken und Gesundheitszentren zu entwickeln.

•        Das internationale Geschäft birgt besondere Risiken für uns.

•        Engpässe bei der Zulieferung von Komponenten oder der Anstieg von Materialpreisen auf Seiten unserer Zulieferer oder wenn wir keinen Zugang zu neuen verbesserten Produkten und Technologien haben, könnten sich nachteilig auswirken.

•        Sollten Ärzte und andere Dienstleister keine Patienten mehr an unsere Gesundheitsdienstleistungseinrichtungen oder Kliniken überweisen oder unsere Erzeugnisse nicht mehr erwerben oder verschreiben, würde dies einen Rückgang der Umsatzerlöse zur Folge haben.

•        Unser Pharmabereich könnte Umsatzanteile an Hersteller von Generika oder an neue Markenmedikamente verlieren.

•        Unsere Wettbewerber könnten durch die Entwicklung überlegener Technologien oder anderweitig unseren Umsatz beeinflussen.

•        Die weltwirtschaftlichen Rahmenbedingungen sowie weitere Störungen der Finanzmärkte könnten sich nachteilig auf unsere Geschäftstätigkeit auswirken.

•        Substantielle Störungen im Betriebund Unterbrechungen finanzieller Förderungen könnten erhebliche negative Auswirkungen auf unsere Geschäftstätigkeit, Finanzlage und die operativen Ergebnisse haben.

•        Wenn es uns nicht gelingt, qualifiziertes medizinisches, technisches und ingenieurtechnisches Personal zu gewinnen und zu halten, oder wenn Gesetzgebungs-, Gewerkschafts- oder andere arbeitsbezogene Umstände oder Änderungen zu erheblichen Erhöhungen unserer Betriebskosten oder Produktivitätseinbußen führen, können wir unser Wachstum möglicherweise nicht bewältigen oder unsere technologische Entwicklung fortsetzen.

•        Aufgrund abweichender Auffassungen von Steuerbehörden könnten wir zu Steuernachzahlungen verpflichtet werden.

•        Eine Abhängigkeit vom Zahlungsverhalten und der Entscheidungsfindung unserer Geschäftspartner könnte die Einbringlichkeit unserer Forderungen beeinträchtigen.

•        Unvorhersehbare Ereignisse können unsere Dienstleistungen und unsere Fähigkeit beeinträchtigen, in einer begrenzten Zeit und Fläche zu liefern.

•        Es bestehen erhebliche Risiken im Zusammenhang mit der Schätzung der Höhe der von uns erfassten Umsätze aus Gesundheitsdienstleistungen, die sich auf den Zeitpunkt der Umsatzrealisierung auswirken oder einen wesentlichen

Einfluss auf die Ertrags- und Finanzlage haben könnten.
D.3	Zentrale Angaben zu den zentralen Risiken, die den Wertpapiere n eigen sind

Risiken in Bezug auf die Schuldverschreibungen

•        Die Schuldverschreibungen sind möglicherweise nicht für alle Anleger als Anlage geeignet und jeder potenzielle Anleger in den Schuldverschreibungen muss die Eignung dieser Anlage vor dem Hintergrund seiner persönlichen Verhältnisse prüfen.

•        Die Schuldverschreibungen sind strukturell nachrangig gegenüber Ansprüchen anderer Gläubiger gegenüber Gesellschaften der Gruppe, die keine Garantien zugunsten der Gläubiger der Schuldverschreibungen abgegeben haben.

•        Die Schuldverschreibungen und die Garantie sind effektiv nachrangig gegenüber Verbindlichkeiten der Gruppe, soweit diese Verbindlichkeiten durch Vermögenswerte besichert sind, die nicht zugleich die Schuldverschreibungen besichern.

•        Auch wenn die Gläubiger bei Eintritt bestimmter Kontrollwechselereignisse berechtigt sind, die Rückzahlung bzw. den Rückkauf der Schuldverschreibungen zu verlangen, könnte die Emittentin nicht in der Lage sein, die Schuldverschreibungen zurückzuzahlen bzw. zurückzukaufen.

•        Ratings spiegeln möglicherweise nicht alle Risiken einer Anlage in den Schuldverschreibungen wider; sie sind keine Empfehlungen zum Kauf oder Halten von Wertpapieren und unterliegen jederzeit einer Überprüfung, Aussetzung oder Rücknahme.

•        Eine Investition in die Schuldverschreibungen birgt naturgemäß erhebliche Risiken, einschließlich des Ausfallrisikos.

•        Es besteht keine Gewissheit, dass ein liquider Sekundärmarkt für die Schuldverschreibungen entstehen wird, oder, sofern er entsteht, dass er fortbestehen wird. In einem illiquiden Markt könnte es sein, dass ein Anleger seine Schuldverschreibungen nicht jederzeit zu angemessenen Marktpreisen veräußern kann. Die Möglichkeit, Schuldverschreibungen zu veräußern, kann zudem aus landesspezifischen Gründen eingeschränkt sein.

•        Der Gläubiger ist dem Risiko nachteiliger Entwicklungen der Marktpreise seiner Schuldverschreibungen ausgesetzt, welches sich realisieren könnte, falls der Gläubiger seine Schuldverschreibung vor deren Endfälligkeit veräußert.

•        Soweit die Emittentin das Recht hat, die Schuldverschreibungen vor Endfälligkeit zurückzuzahlen, ist ein Gläubiger der jeweiligen Schuldverschreibungen dem Risiko ausgesetzt, dass infolge der vorzeitigen Rückzahlung seine Kapitalanlage eine geringere Rendite als erwartet aufweisen wird. Ferner könnte dem Gläubiger die Wiederanlage unter Umständen nur zu weniger vorteilhaften Konditionen — verglichen mit der ursprünglichen Anlage — möglich sein.

•        Der Gläubiger von festverzinslichen Schuldverschreibungen ist dem Risiko ausgesetzt, dass der Preis einer solchen Schuldverschreibung infolge von

Veränderungen des aktuellen Marktzinses fällt.

•        Ein Gläubiger ist dem Risiko ausgesetzt, überstimmt zu werden und seine Rechte gegen die Emittentin für den Fall zu verlieren, dass andere Gläubiger durch Mehrheitsbeschluss gemäß dem SchVG beschließen, Änderungen der Emissionsbedingungen zuzustimmen. Ein solcher Beschluss kann effektiv mit Zustimmung von weniger als der Mehrheit des ausstehenden Gesamtnennbetrages der Schuldverschreibungen gefasst werden. Für den Fall der Bestellung eines gemeinsamen Vertreters für alle Gläubiger (Gemeinsamer Vertreter) verlieren die Gläubiger möglicherweise ganz oder teilweise deren individuelles Recht zur Verfolgung und Durchsetzung ihrer Rechte unter den Schuldverschreibungen gegen die Emittentin.

•        Im Fall des Eintretens bestimmter Kündigungsgründe werden die Schuldverschreibungen, in Bezug auf die der Emissionsstelle Kündigungserklärungen zugegangen sind, nur vorzeitig zahlbar, wenn die Gläubiger von mindestens 25% des Gesamtnennbetrags der zu diesem Zeitpunkt ausstehenden Schuldverschreibungen die Kündigung erklären. Eine solche vorzeitige Fälligstellung kann durch einen Mehrheitsbeschluss der Gläubiger aufgehoben werden.

•        Ratings spiegeln möglicherweise nicht alle Risiken einer Anlage in den Schuldverschreibungen wider; sie sind keine Empfehlungen zum Kauf oder zum Halten von Wertpapieren und können jederzeit geändert, ausgesetzt oder widerrufen werden.

Risiken im Hinblick auf die Garantie

•        U.S. Bundesrecht und Landesrecht erlaubt Gerichten unter bestimmten Umständen die Garantie für nichtig zu erklären und Gläubiger zur Rückzahlung von Zahlungen zu verpflichten, die sie von der Garantiegeberin erhalten haben.

•        Die Durchsetzung von Ansprüchen aus der Garantie gegen die Garantiegeberin könnte begrenzt sein. Die Garantiegeberin erhält ihr Einkommen und ihre Liquidität im Wesentlichen von ihren operativen Tochtergesellschaften.

•        Die Erlöse aus der Verwertung der Garantie sind möglicherweise nicht ausreichend, um die Ansprüche aus den Schuldverschreibungen zu decken.

•        Jeder Gläubiger könnte gezwungen sein, seine Ansprüche aus der Garantie unmittelbar gegen die Garantiegeberin durchzusetzen.

•        Die Garantie könnte ohne Zustimmung der Gläubiger freigegeben werden oder erlöschen.

•        Die Garantiegeberin bezieht im Wesentlichen alle ihre Erträge aus ihren jeweiligen Tochtergesellschaften, und ihre Struktur als Holdinggesellschaft kann die Fähigkeit jedes Garantiegebers einschränken, von den Vermögenswerten ihrer Tochtergesellschaften zu profitieren.

•        Ebenso wie die Emissionsbedingungen können auch die Bedingungen der Garantie durch einen Beschluss der Gläubiger geändert werden, und ein solcher Beschluss ist für alle Gläubiger verbindlich. Für den Fall der Bestellung eines

Gemeinsamen Vertreters verlieren die Gläubiger möglicherweise ganz oder teilweise ihr individuelles Recht zur Verfolgung und Durchsetzung ihrer Rechte unter der Garantie gegen die Garantiegeberin.

ABSCHNITT E - ANGEBOT

Element	Beschreibung der Angaben	Geforderte Informationen
E.2b	Gründe für das Angebot und Zweckbestim mung der Erlöse	Die Nettoerlöse der Emission werden für allgemeine Geschäftsaktivitäten der Emittentin verwendet, einschließlich der Refinanzierung bestehender Finanzverbindlichkeiten.
E.3	Anlage- bedingungen

Da jeder Platzeur und/oder jeder weitere Finanzintermediär, der die emittierten Schuldverschreibungen nachfolgend weiter verkauft oder endgültig platziert, berechtigt ist, den Prospekt während der Angebotsperiode für den späteren Weiterverkauf oder die endgültige Platzierung vom 27. November 2019 bis 29. November 2019 zu verwenden, kann es sein, dass nachfolgend öffentliche Angebote der Schuldverschreibungen durch Platzeure und/oder weitere Finanzintermediäre im Großherzogtum Luxemburg und in der Bundesrepublik Deutschland stattfinden. Die Bedingungen, denen ein solches Angebot unterliegt, werden den Investoren durch die jeweiligen Platzeure und/oder Finanzintermediäre mitgeteilt.

Die Gesamtsumme der Emission beträgt EUR 500.000.000.

E.4	Beschreibung aller für die Emission/das Angebot wesentlichen, auch kollidierende n Interessen	Keine.
E.7	Schätzung der Ausgaben, die dem Anleger von der Emittentin oder dem	Keine.

Anbieter in Rechnung gestellt werden